PROSPECTUS SUPPLEMENT DATED JULY 29, 2004 (TO PROSPECTUS DATED MAY 14, 2004)

                                  $293,464,000
                                  (APPROXIMATE)

                           PRIME MORTGAGE TRUST 2004-1
                                     ISSUER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 MASTER SERVICER

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

     PRIME MORTGAGE TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1

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 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS
                             PROSPECTUS SUPPLEMENT.

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THE TRUST

The trust will consist of a pool of fixed rate mortgage loans secured by first liens on one- to four-family residential properties, divided into two loan groups. The trust will be represented by twenty-three classes of certificates, twenty of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

o the offered certificates will have credit enhancement in the form of subordination; and

o a certificate guaranty insurance policy issued by Radian Asset Assurance Inc. for the benefit of the Class I-A-5 Certificates only.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 98.73% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $504,950. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

BEAR, STEARNS & CO. INC.                             EDWARD D. JONES & CO., L.P.

                                  UNDERWRITERS

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o    this prospectus supplement, which describes the specific terms of this series of certificates. IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                     Page
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SUMMARY OF PROSPECTUS SUPPLEMENT ........................................   S-4
RISK FACTORS ............................................................   S-15
THE MORTGAGE POOL .......................................................   S-23
     General ............................................................   S-23
THE MASTER SERVICER AND THE SERVICERS ...................................   S-26
     General ............................................................   S-26
     The Master Servicer ................................................   S-27
     The Servicers ......................................................   S-27
MORTGAGE LOAN ORIGINATION ...............................................   S-30
     General ............................................................   S-30
     Mortgage Loan Underwriting .........................................   S-31
DESCRIPTION OF THE CERTIFICATES .........................................   S-32
     General ............................................................   S-32
     Book-Entry Certificates ............................................   S-33
     Distributions on the Certificates ..................................   S-35
     Interest Distributions .............................................   S-39
     Principal Distributions on the Group I
         Senior Certificates ............................................   S-42
     Principal Distributions on the Group II
         Senior Certificates ............................................   S-44
     Principal Distributions on the Subordinate
         Certificates ...................................................   S-45
     Principal Distributions on the Insured
         Certificates ...................................................   S-46
     Monthly Advances ...................................................   S-49
     Allocation of Losses; Subordination ................................   S-50
     Restrictions on Transfer of the Residual
         Certificates ...................................................   S-52
THE INSURER .............................................................   S-52
YIELD ON THE CERTIFICATES ...............................................   S-56
     General ............................................................   S-56
     Prepayment Considerations ..........................................   S-56
     Allocation of Principal Prepayments ................................   S-58
     Interest Shortfalls and Realized Losses ............................   S-58
     Assumed Final Distribution Date ....................................   S-59
     Weighted Average Life ..............................................   S-60
     Adjustable Rate Certificate Yield
         Considerations .................................................   S-70
     Principal Only Certificate Yield
         Considerations .................................................   S-72
     Yield Sensitivity Of The Subordinate
         Certificates ...................................................   S-74
     Additional Yield Considerations
         Applicable Solely To The Residual
         Certificates ...................................................   S-75
POOLING AND SERVICING AGREEMENT .........................................   S-75
     General ............................................................   S-75
     Assignment of the Mortgage Loans ...................................   S-76
     Representations and Warranties .....................................   S-76
     The Trustee ........................................................   S-77
     The Securities Administrator .......................................   S-77
     Servicing and Other Compensation and
         Payment of Expenses ............................................   S-77
     Realization Upon Defaulted Mortgage
         Loans ..........................................................   S-78
     Optional Purchase of Defaulted Loans ...............................   S-78
     The Protected Accounts .............................................   S-78
     The Master Servicer Collection Account .............................   S-79
     The Distribution Account ...........................................   S-79
     Voting Rights ......................................................   S-79
     Termination ........................................................   S-79
FEDERAL INCOME TAX CONSEQUENCES .........................................   S-80
     General ............................................................   S-80
     Special Tax Considerations Applicable to
         Residual Certificates ..........................................   S-82
METHOD OF DISTRIBUTION ..................................................   S-84
SECONDARY MARKET ........................................................   S-84
LEGAL OPINIONS ..........................................................   S-84
EXPERTS .................................................................   S-85
RATINGS .................................................................   S-85
LEGAL INVESTMENT ........................................................   S-86
ERISA CONSIDERATIONS ....................................................   S-86
GLOSSARY ................................................................   S-88
ANNEX I .................................................................   AX-1
CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS .....................................................   A-1

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.


Issuer or Trust.....................    Prime Mortgage Trust 2004-1.

Title of Series.....................    Prime Mortgage Trust, Mortgage
                                        Pass-Through Certificates, Series
                                        2004-1.

Cut-off Date........................    July 1, 2004.

Closing Date........................    On or about July 30, 2004.

Depositor...........................    Structured Asset Mortgage Investments II
                                        Inc.

Seller..............................    EMC Mortgage Corporation, an affiliate
                                        of the depositor and Bear Stearns & Co.
                                        Inc., one of the Underwriters.

Master Servicer.....................    Wells Fargo Bank, National Association.

Servicers...........................    EMC Mortgage Corporation, National City
                                        Mortgage Company, GMAC Mortgage
                                        Corporation, Wells Fargo Bank, National
                                        Association and Nexstar Financial
                                        Corporation.

Trustee.............................    U.S. Bank National Association.

Securities Administrator............    Wells Fargo Bank, National Association.

Distribution Dates..................    Distributions on the offered
                                        certificates will be made on the 25th
                                        day of each month, or, if such day is
                                        not a business day, on the next
                                        succeeding business day, beginning in
                                        August 2004.

Offered Certificates................    The classes of offered certificates and
                                        their pass-through rates and initial
                                        current principal amounts are set forth
                                        in the table below.

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                                          OFFERED CERTIFICATES
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                                                         INITIAL RATING
                     PASS-THROUGH     INITIAL CURRENT      (S&P/FITCH
CLASS                    RATE         PRINCIPAL AMOUNT      RATINGS)               DESIGNATION
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I-A-1                   5.2500%       $     34,500,000      AAA/AAA              Group I Senior
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I-A-2                   5.2500%       $     56,390,000      AAA/AAA           Group I Super Senior
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I-A-3                   5.2500%       $        395,000      AAA/AAA          Group I Senior Support
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I-A-4                   5.2500%       $      7,577,692      AAA/AAA              Group I Senior
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                                                                              Group I Senior/Retail
I-A-5                   5.2500%       $     10,000,000      AAA/AAA              Lottery/Insured
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I-A-6                   5.2500%       $     12,096,000      AAA/AAA          Group I Senior/Lockout
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                                                                                     Group I
                                                                            Senior/Floater/Adjustable
I-A-7               Adjustable Rate   $     12,923,202      AAA/AAA                   Rate
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                                                                             Group I Senior/Inverse
                                                                               Floater/Adjustable
I-A-8               Adjustable Rate   $              0      AAA/AAA            Rate/Interest Only
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I-PO                    0.0000%       $         67,955      AAA/AAA       Group I Senior/Principal Only
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II-A-1                  4.5000%       $     91,534,041      AAA/AAA              Group II Senior
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II-A-2                  5.0000%       $     48,275,263      AAA/AAA              Group II Senior
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II-A-3                  5.2500%       $     14,431,033      AAA/AAA              Group II Senior
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                                                                            Group II Senior/Principal
II-PO                   0.0000%       $        858,661      AAA/AAA                   Only
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II-X-1                  0.2949%       $              0      AAA/AAA       Group II Senior/Interest Only
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R-I                     5.2500%       $             50      AAA/AAA           Residual Certificate
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R-II                    5.2500%       $             50      AAA/AAA           Residual Certificate
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R-III                   5.2500%       $             50      AAA/AAA           Residual Certificate
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B-1                  Variable Rate    $      2,943,000       AA/--             Crossed Subordinate
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B-2                  Variable Rate    $        884,000        A/--             Crossed Subordinate
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B-3                  Variable Rate    $        588,000       BBB/--            Crossed Subordinate
Total
Offered
Certificates:                         $    293,464,000
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                                        NON-OFFERED CERTIFICATES
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B-4                  Variable Rate    $        295,000       BB/--             Crossed Subordinate
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B-5                  Variable Rate    $        441,000        B/--             Crossed Subordinate
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B-6                  Variable Rate    $        147,747         --              Crossed Subordinate
Total
Non-Offered
Certificates:                         $        883,747
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Total Certificates:                   $    294,347,747
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OTHER INFORMATION:

The pass-through rates on the Class I-A-7, Class I-A-8, Class II-X-1 and Class B Certificates are described in detail under the headings "SUMMARY OF PROSPECTUS SUPPLEMENT -- DESCRIPTION OF THE CERTIFICATES -- PASS THROUGH RATES" and "DESCRIPTION OF THE CERTIFICATES -- INTEREST DISTRIBUTIONS" in this prospectus supplement.

CLASS I-A-8 CERTIFICATES:

The Class I-A-8 Certificates do not have an initial current principal amount. The Class I-A-8 Certificates have an initial notional amount of $12,923,202.

CLASS II-X-1 CERTIFICATES:

The Class II-X-1 Certificates do not have an initial current principal amount. The Class II-X-1 Certificates have an initial notional amount of $10,727,607.

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THE TRUST

The Depositor will establish a trust, designated as Prime Mortgage Trust 2004-1, for the Certificates, pursuant to a pooling and servicing agreement dated as of July 1, 2004, among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Seller. There are twenty-three classes of certificates representing the trust.

SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS
PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

THE ORIGINATORS

Approximately 66.31% and 83.61% of the group I mortgage loans and group II mortgage loans, respectively and approximately 75.59% of the mortgage loans in the aggregate, were originated by National City Mortgage Company. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

THE MORTGAGE LOANS

The trust will contain approximately 632 first lien fixed rate mortgage loans secured by one- to four- family residential real properties. The mortgage loans have an aggregate principal balance of approximately $294,347,747 as of the Cut-off Date.

The mortgage loans have been divided into two loan groups, designated as loan group I and loan group II as more fully described below and in Schedule A to this prospectus supplement. The group I senior certificates and group II senior certificates will be entitled to receive distributions solely with respect to the group I and group II mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement. The Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive distributions from both loan groups, as more fully described in this prospectus supplement.

TOTAL POOL

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Number of mortgage loans:................................................ 632
Aggregate scheduled principal
  balance:...................................................... $294,347,747
Range of scheduled
  principal balances:.................................. $50,317 to $1,334,915
Average scheduled
  principal balance:................................................ $465,740
Range of mortgage rates:.................................... 4.125% to 8.250%
Weighted average mortgage rate:....................................... 5.338%
Range of remaining terms to stated
  maturity (months):.............................................. 100 to 360
Weighted average remaining terms
  to stated maturity (months):........................................... 257
Weighted average loan-to-value
  ratio at origination:............................................... 62.09%

THE GROUP I MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans:.................................................296
Aggregate scheduled principal
  balance:.......................................................$136,404,967
Range of scheduled
  principal balances:.....................................$50,317 to $996,778
Average scheduled
  principal balance:.................................................$460,828
Range of mortgage rates:.....................................5.125% to 8.250%
Weighted average mortgage rate:........................................5.763%
Range of remaining terms to stated
  maturity (months):...............................................237 to 360
Weighted average remaining terms
  to stated maturity (months):............................................352
Weighted average loan-to-value
  ratio at origination:................................................67.14%

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THE GROUP II MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans:.................................................336
Aggregate scheduled principal
  balance:.......................................................$157,942,780
Range of scheduled
  principal balances:...................................$69,386 to $1,334,915
Average scheduled
  principal balance:.................................................$470,068
Range of mortgage rates:......................................4.125% to7.875%
Weighted average mortgage rate:........................................4.971%
Range of remaining terms to stated
  maturity (months):................................................100 to179
Weighted average remaining terms
  to stated maturity (months):............................................175
Weighted average loan-to-value
  ratio at origination:................................................57.73%

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT AND SCHEDULE A, WHICH IS ATTACHED AND IS PART OF THIS PROSPECTUS SUPPLEMENT.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the senior certificates in two senior certificate groups, each referred to in this prospectus supplement as a senior certificate group. The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A- 4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class R-I, Class R-II, Class R-III and Class I-PO Certificates will represent interests principally in loan group I and are sometimes referred to in this prospectus supplement as the group I senior certificates. The Class II-A-1, Class II-A-2, Class II- A-3, Class II-PO and Class II-X-1 Certificates will represent interests principally in loan group II, and are sometimes referred to in this prospectus supplement as the group II senior certificates. The group I senior and group II senior certificates are sometimes referred to in this prospectus supplement as the senior certificates. The Class B-1, Class B-2 and Class B-3 Certificates will each represent subordinated interests in both loan groups, and are sometimes referred to in this prospectus supplement as the offered subordinate certificates.

In addition, the Class R-I, Class R-II and Class R-III Certificates, also referred to in this prospectus supplement as the Class R Certificates or the residual certificates, will each represent the residual interest in a real estate mortgage investment conduit established by the trust. The Class R-I, Class R-II and Class R-III Certificates, together with the Class I-A-1,Class I-A-2, Class I-A-3, Class I-A-4, Class I- A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I- PO, Class II-A-1, Class II-A-2, Class II-A-3, Class II-PO, Class II-X-1, Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to in this prospectus supplement as the offered certificates.

The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement, and are sometimes referred to in this prospectus supplement as the non-offered subordinate certificates. The non-offered subordinate certificates have an initial aggregate principal balance of $883,747. The non-offered subordinate certificates, together with the offered certificates are sometimes referred to in this prospectus supplement as the certificates.

The assumed final distribution date for the offered certificates is August 25, 2034.

RECORD DATE

For each class of offered certificates, and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs, except for the Class I-A-7 Certificates and Class I-A-8 Certificates which have a record date of the business day prior to the distribution date.

DENOMINATIONS

For each class of senior certificates, other than the residual certificates and the Class I-A-5 Certificates,

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$1,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The Class I-A-5 Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For each class of offered subordinate certificates, $25,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The Class R-I, Class R-II and Class R-III Certificates will each be issued as a single certificate of $50.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, other than the residual certificates, initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company,
Clearstream Banking, societe anonyme or the Euroclear System. The trust will issue the residual certificates in certificated fully-registered form.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

PASS-THROUGH RATES

The pass-through rates on each class of offered certificates are set forth on page S-__ hereof or calculated as follows, if applicable:

The Class I-A-7 Certificates will bear interest at a pass-through rate equal to approximately 1.850% per annum for the first distribution date, and thereafter at an adjustable pass-through rate equal to 0.5000% per annum plus LIBOR, subject to a minimum rate equal to 0.5000% per annum and a maximum rate equal to 8.0000% per annum.

The Class I-A-8 Certificates will bear interest at a pass-through rate equal to approximately 6.150% per annum for the first distribution date, and thereafter at an adjustable pass-through rate equal to 7.5000% per annum minus LIBOR, subject to a minimum rate equal to 0.0000% per annum and a maximum rate equal to 7.5000% per annum.

The Class II-X-1 Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (a) the weighted average net mortgage rates on the group II mortgage loans with a net mortgage rate greater than 5.2500% over
(b) 5.2500% per annum. The pass-through rate for the initial interest accrual period is approximately 0.2949% per annum.

The Class B Certificates will each bear interest for each distribution date at a variable pass-through rate equal to the weighted average of 5.2500%, 8.0000%, 4.5000%, 5.0000% and 5.2500% per annum, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in subgroup I-1, subgroup I-2, subgroup II-1, subgroup II-2 and subgroup II-3, respectively (other than the PO percentage of the principal balance of any of these loans), the current principal amount of the related class or classes of senior certificates, other than the Class I-PO Certificates and Class II-PO Certificates. The pass- through rate for the initial accrual period is approximately 5.0921% per annum.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

o the interest that has accrued on the current principal amount or notional amount of such certificates at the related pass-through rate during the related interest accrual period, and

o any interest due on a prior distribution date that was not paid, less

o        interest shortfalls allocated to such
         certificates.

The interest accrual period for the offered certificates will be the calendar month immediately preceding the calendar month in which a

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distribution date occurs, except for the Class I-A-7 Certificates and Class I-A-8 Certificates which have an interest accrual period beginning on the 25th day of the month preceding the month in which the distribution date occurs, in each case commencing in August 2004. Calculations of interest on the offered certificates will be based on a 360-day year that consists of twelve 30-day months.

The notional amount of the Class I-A-8 Certificates for purposes of calculating accrued certificate interest is equal to the current principal amount of the Class I-A-7 Certificates. The notional amount of the Class II-X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate Scheduled Principal Balance of the group II mortgage loans with a net mortgage rate greater than 5.2500%.

The Class I-PO Certificates and Class II-PO Certificates are principal only certificates and will not bear interest.

PRINCIPAL PAYMENTS

Group I Senior Certificates

For the purposes of distributions to the group I senior certificates, the group I mortgage loans will be divided into two separate subgroups. Group I mortgage loans with a net mortgage rate less than or equal to 5.2500% will be allocated to subgroup I-1 and group I mortgage loans with a net mortgage rate greater than 5.2500% and less than 8.0000% will have a portion allocated to each of subgroup I-1 and subgroup I-2; subgroup I-2 will be composed solely of group I mortgage loans with a net mortgage rate greater than 5.2500% and less than or equal to 8.0000%. None of the group I mortgage loans have a net mortgage rate greater than 8.000%. Principal payments relating to the group I mortgage loans or portions of group I mortgage loans in subgroup I-1 will be used to pay the Class I-PO Certificates and the subgroup I-1 Certificates, which are the Class I- A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I- A-5, Class I-A-6, Class R-I, Class R-II and Class R- III Certificates. Principal payments relating to the group I mortgage loans or portions of group I mortgage loans in subgroup I-2 will be used to pay the Class I-A-7 Certificates. However, in certain circumstances, payments from group I mortgage loans in one subgroup may be used to pay principal to the certificates related to the other subgroup, as described in "Cross-Collateralization" in this prospectus supplement. SEE "THE MORTGAGE POOL--LOAN GROUP I" AND "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE GROUP I SENIOR CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR A DETAILED DESCRIPTION OF WHICH GROUP I MORTGAGE LOANS, OR PORTIONS OF GROUP I MORTGAGE LOANS, BELONG TO WHICH SUBGROUP.

CLASS I-PO CERTIFICATES. On each distribution date, the Class I-PO Certificates will receive a portion of the principal received or advanced on each group I discount mortgage loan. A group I discount mortgage loan is a mortgage loan with a net mortgage rate of less than 5.2500%. For a description of the principal distributions to the Class I-PO Certificates SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS I-A-1, CLASS I-A-2, CLASS I-A-3, CLASS I-A-4, CLASS I-A-5, CLASS I-A-6, CLASS R-I, CLASS R-II AND CLASS R-III CERTIFICATES. On each distribution date, a portion of the principal received or advanced on the group I mortgage loans in subgroup I-1 will be distributed to the Class I-A-1, Class I-A-2, Class I- A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class R- I, Class R-II and Class R-III Certificates in the order of priority described in "DESCRIPTION OF THE CERTIFICATES-- PRINCIPAL DISTRIBUTIONS ON THE GROUP I SENIOR CERTIFICATES-- SUBGROUP I-1 PRINCIPAL DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

CLASS I-A-7 CERTIFICATES. On each distribution date, a portion of the principal received or advanced on the group I mortgage loans in subgroup I-2 will be distributed to the Class I-A-7 Certificates. SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE GROUP I SENIOR
CERTIFICATES--SUBGROUP I-2 PRINCIPAL DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

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Group II Senior Certificates

For the purposes of distributions to the group II senior certificates, the group II mortgage loans will be divided into three separate subgroups. Group II mortgage loans with a net mortgage rate less than or equal to 4.5000% will be allocated to subgroup II-1, group II mortgage loans with a net mortgage rate between 4.5000% and 5.0000% will have a portion allocated to each of subgroup II-1 and subgroup II-2, group II mortgage loans with a net mortgage rate equal to 5.0000% will be allocated to subgroup II-2, group II mortgage loans with a net mortgage rate between 5.0000% and 5.2500% will have a portion allocated to each of subgroup II-2 and subgroup II-3 and group II mortgage loans with a net mortgage rate greater than or equal to 5.2500% will be allocated to subgroup II-3. Principal payments relating to the group II mortgage loans or portions of the group II mortgage loans in subgroup II-1 will be used to pay the Class II-PO Certificates and the subgroup II-1 certificates, which are the Class II-A-1 Certificates. Principal payments relating to the group II mortgage loans or portions of group II mortgage loans in subgroup II-2 will be used to pay the subgroup II-2 certificates, which are the Class II- A-2 Certificates. Principal payments relating to the group II mortgage loans or portions of group II mortgage loans in subgroup II-3 will be used to pay the subgroup II-3 certificates, which are the Class II- A-3 Certificates. HOWEVER, IN CERTAIN CIRCUMSTANCES, PAYMENTS FROM GROUP II MORTGAGE LOANS IN ONE SUBGROUP MAY BE USED TO PAY PRINCIPAL TO THE CERTIFICATES RELATED TO THE OTHER SUBGROUPS. SEE "THE MORTGAGE POOL--LOAN GROUP II" AND "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR A DETAILED DESCRIPTION OF WHICH GROUP II MORTGAGE LOANS, OR PORTIONS OF GROUP II MORTGAGE LOANS, BELONG TO WHICH SUBGROUP.

CLASS II-PO CERTIFICATES. On each distribution date, the Class II-PO Certificates will receive a portion of the principal received or advanced on each group II discount mortgage loan. A group II discount mortgage loan is a mortgage loan with a net mortgage rate of less than 4.5000%. For a description of the principal distributions to the Class II-PO Certificates SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS II-A-1 CERTIFICATES. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans in subgroup II-1 will be distributed to the Class II-A-1 Certificates. SEE "DESCRIPTION OF THE CERTIFICATES-- PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES-- IN THIS PROSPECTUS SUPPLEMENT.

CLASS II-A-2 CERTIFICATES. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans in subgroup II-2 will be distributed to the Class II-A-2 Certificates. SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS II-A-3 CERTIFICATES. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans in subgroup II-3 will be distributed to the Class II-A-3 Certificates. SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

YOU SHOULD REVIEW THE PRIORITY OF PAYMENTS DESCRIBED UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT. SEE ALSO "DESCRIPTION OF THE CERTIFICATES-- PRINCIPAL DISTRIBUTIONS ON THE GROUP I SENIOR CERTIFICATES", "--PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES AND "--PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

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The senior certificates and payments of premium and reimbursement amounts to the Insurer will have payment priority over the subordinate certificates. Among the classes of subordinate certificates, each class of subordinate certificates with a lower numerical class designation will have payment priority over each class of subordinate certificates with a higher numerical class designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans, other than losses due to bankruptcy, special hazards and fraud in excess of certain limits and extraordinary losses, among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a loan group will be allocated among the senior certificates in the related senior certificate group in proportion to their remaining current principal amounts; provided however that the amount of the principal portion of realized losses otherwise allocable to the Class I-A-2 Certificates will be allocated to the Class I-A-3 Certificates until the current principal balance of such class has been reduced to zero and then to the Class I-A-2 Certificates. All losses allocated to the Class I-A-5 Certificates will be covered by a certificate guaranty insurance policy to be issued by Radian Asset Assurance Inc.

SEE "THE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

Losses due to bankruptcy, special hazards and fraud in excess of certain limits and extraordinary losses will be allocated among the related certificates generally on a pro rata basis as described in this prospectus supplement; provided however that any such losses otherwise allocated to the Class I-A-2 Certificates will be allocable to the Class I-A-3 Certificates until the current principal amount of that class has been reduced to zero and then to the Class I-A-2 Certificates. Any of these losses allocated to the Class I-A-5 Certificates will not be covered by the certificate guaranty insurance policy.

A portion of losses on each group I mortgage loan and group II mortgage loan having a net mortgage rate of less than 5.2500% and 4.5000%, respectively, that are allocated to the group I senior certificates and group II senior certificates, respectively, will be allocated first to the Class I-PO Certificates and Class II-PO Certificates, respectively, in an amount based on the percentage of each such mortgage loan represented by such class. The remainder of such losses will be allocated as described above.

As of the closing date, the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 1.80% of the aggregate current principal amount of all classes of certificates. As of the closing date, the aggregate current principal amount of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 0.30% of the aggregate current principal amount of all classes of certificates.

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates of the related senior certificate group, other than the interest only certificates and the lockout certificates, to the extent described in this prospectus supplement during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied. This will accelerate

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the amortization of the senior certificates relating to each loan group, other than the principal only certificates, the interest only certificates and the lockout certificates, as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

The Class I-A-5 Certificates will be entitled to the benefits of a certificate guaranty insurance policy, or the policy, to be issued by Radian Assurance Inc., referred to in this prospectus supplement as the Insurer. The Insurer shall be subrogated to the rights of each holder of a Class I-A-5 Certificate to receive distributions, as applicable, on those Class I-A-5 Certificates to the extent of any payment by the Insurer under the policy.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

At its option, the depositor or its designee may purchase from the trust all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates after the scheduled principal balance of the mortgage loans and properties acquired in respect thereof, remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date.

SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS
SUPPLEMENT.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the trust as three real estate mortgage investment conduits for federal income tax purposes.

SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to in this prospectus supplement as S&P, and Fitch, Inc., which is referred to in this prospectus supplement as Fitch:


OFFERED CERTIFICATES            S&P            FITCH
--------------------          -------       -----------
Class I-A-1                     AAA             AAA
Class I-A-2                     AAA             AAA
Class I-A-3                     AAA             AAA
Class I-A-4                     AAA             AAA
Class I-A-5                     AAA             AAA
Class I-A-6                     AAA             AAA
Class I-A-7                     AAA             AAA
Class I-A-8                     AAA             AAA
Class I-PO                      AAA             AAA
Class II-A-1                    AAA             AAA
Class II-A-2                    AAA             AAA
Class II-A-3                    AAA             AAA
Class II-PO                     AAA             AAA
Class II-X-1                    AAA             AAA
Class B-1                        AA             --
Class B-2                        A              --
Class B-3                       BBB             --
Class R-I                       AAA             AAA
Class R-II                      AAA             AAA
Class R-III                     AAA             AAA

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A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings on the Class I-A-5 Certificates are without regard to the presence of the certificate guaranty insurance policy.

SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates, other than the Class B-2 Certificates and Class B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA. The Class B-2 Certificates and Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The offered certificates, other than the residual certificates, may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

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                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of the Class B-4, Class B-5 and Class B-6 Certificates to the offered certificates, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the offered subordinate certificates, will receive regular payments of interest and principal and to provide the holders of the senior certificates, and to a more limited extent, the holders of the offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, a percentage (as described in this prospectus supplement) of the principal portion of realized losses on the group I mortgage loans will be allocated to the Class I-PO Certificates, and the remainder of the principal portion of realized losses on the group I mortgage loans will be allocated to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class R-I, Class R-II and Class R-III Certificates in proportion to their remaining current principal amounts; provided however that any realized losses otherwise allocable to the Class I-A-2 Certificates will be allocated to the Class I-A-3 Certificates until the current principal amount of that class has been reduced to zero and then to the Class I-A-2 Certificates. If no subordinate certificates remain outstanding, a percentage (as described in this prospectus supplement) of the principal portion of realized losses on the group II mortgage loans will be allocated to the Class II-PO Certificates, and the remainder of the principal portion of realized losses on the group II mortgage loans will be allocated to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates in proportion to their remaining current principal amounts. Accordingly, if the aggregate current principal amount of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate current principal amount of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the senior certificates in the related senior certificate group.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. SEE "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates, other than the Class I-A-8 Certificates and the Class II-X-1 Certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 0.31% of the group I mortgage loans and approximately 0.14% of the mortgage loans in the aggregate, a prepayment within three or five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. None of the group II mortgage loans are subject to any prepayment charge. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible.

         During the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related senior certificate group, other than the Class I-A-6, Class I-A-8, Class I-PO, Class II-PO and Class II-X-1 Certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates, other than the Class I-A-6, Class I-A-8, Class I-PO, Class II-PO and Class II-X-1 Certificates, in each senior certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence. The Class I-A-6 Certificates will generally be locked-out of receiving any principal prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group for the first five years after the closing date, with such allocation to be subject to further reduction over an additional four year period thereafter, unless certain conditions are met, as described in this prospectus supplement.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION" IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         Investors in the Class I-A-6 Certificates should be aware they may not receive any principal prepayments on the group I mortgage loans prior to the distribution date occurring in August 2009. As a result, the weighted average life of the Class I-A-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of this class of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both scheduled principal and principal prepayments.

         The yield to maturity on the offered certificates, particularly the Class I-A-8 Certificates and Class II-X-1 Certificates, will depend, in general, on:

         o        the applicable purchase price; and
         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates, as well as other factors.
         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates, other than the Class I-A-8 Certificates and Class II-X-1 Certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the Class I-A-8 Certificates and Class II-X-1 Certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 275% prepayment standard assumption, or PSA, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD ON THE CLASS I-A-8, CLASS II-X-1, CLASS I-PO AND CLASS II-PO CERTIFICATES IS SENSITIVE TO PREPAYMENTS.

         The notional amount of the Class I-A-8 Certificates will be based upon the current principal amount of the Class I-A-7 Certificates. As a result, the yield on the Class I-A-8 Certificates will be sensitive to the rate and timing of principal payments of the group I mortgage loans to the extent allocated to the Class I-A-7 Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the group I mortgage loans could result in the failure of investors in the Class I-A-8 Certificates to recover fully their initial investments.

         The Class II-X-1 Certificates will receive a portion of the interest payments ONLY from group II mortgage loans that have net mortgage rates higher than 5.2500%. Therefore, the yield on the Class II-X-1 Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the group II mortgage loans that have net mortgage rates higher than 5.2500%. Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the group II mortgage loans that have net mortgage rates higher than 5.2500% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class II-X-1 Certificates will be adversely affected. Investors in the Class II-X-1 Certificates should fully consider the risk that a rapid rate of prepayments on the group II mortgage loans that have net mortgage rates higher than 5.2500% could result in the failure of such investors to fully recover their investments.

         The Class I-PO Certificates will receive a portion of the principal payments on the group I mortgage loans that have net mortgage rates lower than 5.2500% per annum. The Class II-PO Certificates will receive a portion of the principal payments on the group II mortgage loans that have net mortgage rates lower than 4.5000% per annum. Therefore, the yields on the Class I-PO Certificates and Class II-PO Certificates are extremely sensitive to the rate and timing of principal prepayments and defaults on the related mortgage loans that have net mortgage rates lower than such rates. Investors in the Class I-PO Certificates and Class II-PO Certificates should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the mortgage loans that have net mortgage rates lower than the rates set forth above occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

THE YIELD ON THE CLASS I-A-7 CERTIFICATES AND CLASS I-A-8 CERTIFICATES IS SENSITIVE TO FLUCTUATIONS IN LIBOR.

         The Class I-A-7 Certificates and Class I-A-8 Certificates will accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this prospectus supplement under "Description of the Certificates -- Interest Distributions." The pass-through rate on the Class I-A-7 Certificates will vary directly with LIBOR and the pass-through rate on the Class I-A- 8 Certificates will vary inversely with LIBOR. Therefore, the yield to investors on the Class I-A-7 Certificates and Class I-A-8 Certificates will be sensitive to fluctuations of the index.

PRINCIPAL PAYMENTS ON THE CLASS I-A-5 CERTIFICATES ARE SUBJECT TO RANDOM LOT PROCEDURE.

         Investors in the Class I-A-5 Certificates should be aware that payments of principal on those certificates will be allocated according to a random lot procedure. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

         IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN THE CLASS I-A-5 CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

THE YIELD ON SOME CLASSES OF OFFERED CERTIFICATES ARE PARTICULARLY SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS.

         The weighted average lives of, and the yield to maturity on, the Class B-1, Class B-2 and Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans, and the timing thereof, to the extent these losses are not covered by the subordinate certificates with a higher numerical class designation, including covered by the non-offered subordinate certificates which are not offered by this prospectus supplement. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses on the mortgage loans even if such class does not ultimately bear this loss.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         As of the cut-off date, approximately 28.90% and 15.08% of the group I mortgage loans and group II mortgage loans, respectively, and approximately 21.48% of the mortgage loans in the aggregate, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGES AND SOME CONTRACTS" IN THE PROSPECTUS.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the

United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RATING" IN THE PROSPECTUS.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. SEE "SERVICING OF MORTGAGE LOANS--REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" AND "LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. SEE "LEGAL ASPECTS OF THE MORTGAGE LOANS" IN THE PROSPECTUS.

         On the closing date, the seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, each mortgage loan has been serviced in all material respects in accordance with applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE OR LOCAL LAWS.

         The Servicemembers Civil Relief Act, or Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Such shortfalls will not be covered by the certificate guaranty insurance policy for the benefit of the Class I-A-5 Certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

         Holders of the residual certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the residual certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the residual certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS AND "YIELD ON THE CERTIFICATES--ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Seller, an affiliate of the Depositor and Bear Stearns & Co. Inc., one of the Underwriters, pursuant to the Mortgage Loan Purchase Agreement. The Seller acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan
Origination--General" in this prospectus supplement.

         The mortgage pool will consist of approximately 632 first lien fixed-rate mortgages secured by one- to four-family residences, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $294,347,747, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The group I mortgage loans have original terms to maturity which are greater than 15 years, but less than or equal to 30 years. The group II mortgage loans have original terms to maturity which are less than or equal to 15 years.

         The mortgage pool has been divided into two loan groups, designated as Loan Group I and Loan Group II as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to in this prospectus supplement as the group I mortgage loans and the mortgage loans in Loan Group II are referred to in this prospectus supplement as the group II mortgage loans. Each group of mortgage loans is referred to in this prospectus supplement as a Loan Group.

         LOAN GROUP I

         For purposes of distributions to the Group I Senior Certificates, Loan Group I will be divided into two separate subgroups.

         SUBGROUP I-1 LOANS. Subgroup I-1 includes all of the group I mortgage loans with a Net Mortgage Rate of less than or equal to 5.2500% per annum. It also includes the Subgroup I-1 Fraction of the principal balance of all of the group I mortgage loans with a Net Mortgage Rate greater than 5.2500% per annum and less than 8.0000% per annum. For example, Subgroup I-1 includes 75% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 5.9375% per annum, 50% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 7.3125% per annum, and 25% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 7.3750%. It will not contain any part of a group I mortgage loan with a Net Mortgage Rate greater than or equal to 8.0000%. The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class R-I, Class R-II and Class R-III and Class I-PO Certificates generally will be paid from the group I mortgage loans (or portions of those group I mortgage loans) relating to subgroup I-1.

         Subgroup I-1 includes all of 72 group I mortgage loans and portions of 223 group I mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $123,244,795. The mortgage loans or portions of group I mortgage loans in subgroup I-1 have a weighted average remaining term to maturity of approximately 353 months as of the Cut-off Date. As of the Cut-off Date, the weighted average of the mortgage interest rates on group I mortgage loans or portions of group I mortgage loans in subgroup

I-1 is approximately 5.7212% per annum and the weighted average of their Net Mortgage Rates is approximately 5.4712% per annum.

         SUBGROUP I-2 LOANS. Subgroup I-2 includes the group I mortgage loan with a Net Mortgage Rate of 8.0000% per annum. It also includes the Subgroup I-2 Fraction of the principal balance of all of the group I mortgage loans with a Net Mortgage Rate greater than 5.2500% per annum and less than 8.0000% per annum. For example, Subgroup I-2 includes 25% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 5.9375% per annum, 50% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 7.3125% per annum, and 75% of the principal balance of any group I mortgage loan with a Net Mortgage Rate of 7.3750%. It will not contain any part of a group I mortgage loan with a Net Mortgage Rate less than or equal to 5.2500%. The Class I-A-7 Certificates generally will be paid from the group I mortgage loans (or portions of those group I mortgage loans) relating to subgroup I-2.

         Subgroup I-2 includes all of one group I mortgage loan and portions of 223 group I mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $13,160,172. The group I mortgage loans or portions of group I mortgage loans in subgroup I-2 have a weighted average remaining term to maturity of approximately 349 months as of the Cut-Off Date. As of the Cut-Off Date, the weighted average of the mortgage interest rates on portions of group I mortgage loans in subgroup I-2 is approximately 6.1514% per annum and the weighted average of the Net Mortgage Rates of such group I mortgage loans is approximately 5.9014% per annum.

         LOAN GROUP II

         For purposes of distributions to the Group II Senior Certificates, Loan Group II will be divided into three separate subgroups.

         SUBGROUP II-1 LOANS. Subgroup II-1 includes all of the group II mortgage loans with a Net Mortgage Rate of less than or equal to 4.5000% per annum. It also includes the Subgroup II-1 Fraction of the principal balance of all of the group II mortgage loans with a Net Mortgage Rate greater than 4.5000% per annum and less than 5.0000% per annum. For example, Subgroup II-1 includes 75% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.6250% per annum, 50% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.7500% per annum, and 25% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.9375%. It will not contain any part of a group II mortgage loan with a Net Mortgage Rate greater than or equal to 5.0000%. The Class II-A-1 and Class II-PO Certificates generally will be paid from the group II mortgage loans (or portions of those group II mortgage loans) relating to subgroup II-1.

         Subgroup II-1 includes all of 100 group II mortgage loans and portions of 158 group II mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $94,080,346. The mortgage loans or portions of mortgage loans in subgroup II-1 have a weighted average remaining term to maturity of approximately 175 months as of the Cut-Off Date. As of the Cut-Off Date, the weighted average of the mortgage interest rates on group II mortgage loans or portions of group II mortgage loans in subgroup II-1 is approximately 4.7926% per annum and the weighted average of their Net Mortgage Rates is approximately 4.5426% per annum.

         SUBGROUP II-2 LOANS. Subgroup II-2 includes all of the group II mortgage loans with a Net Mortgage Rate equal to 5.0000% per annum. It also includes the Subgroup II-2A Fraction of the principal balance of all of the group II mortgage loans with a Net Mortgage Rate greater than 4.5000% per annum and less than 5.0000% per annum and the Subgroup II-2B Fraction of the principal balance of all of the group II mortgage loans with a Net Mortgage Rate greater than 5.0000% per annum and less than 5.2500% per annum. For example, Subgroup II-2 includes 25% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.625% per annum or 5.1875% per annum, 50% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.9375% per annum or 5.125% per annum, and 75% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 4.750% or 5.0625% per annum. It will not contain any part of a group II mortgage loan with a Net Mortgage Rate less than or equal to 4.5000 or greater than or equal to 5.2500%. The Class II-A-2 Certificates generally will be paid from the group II mortgage loans (or portions of those group II mortgage loans) relating to subgroup II-2.

         Subgroup II-2 includes all of 25 group II mortgage loans and portions of 178 group II mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $49,165,331. The group II mortgage loans or portions of group II mortgage loans in subgroup II-2 have a weighted average remaining term to maturity of approximately 174 months as of the Cut-Off Date. As of the Cut-Off Date, the weighted average of the mortgage interest rates on portions of group II mortgage loans in subgroup II-2 is approximately 5.1000% per annum and the weighted average of the Net Mortgage Rates of such group II mortgage loans is approximately 4.8500% per annum.

         SUBGROUP II-3 LOANS. Subgroup II-3 includes all of the group II mortgage loans with a Net Mortgage Rate greater than or equal to 5.2500% per annum. It also includes the Subgroup II-3 Fraction of the principal balance of all of the group II mortgage loans with a Net Mortgage Rate greater than 5.0000% per annum and less than 5.2500% per annum. For example, Subgroup II-3 includes 25% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 5.3125% per annum, 50% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 5.375% per annum, and 75% of the principal balance of any group II mortgage loan with a Net Mortgage Rate of 5.4375%. It will not contain any part of a group II mortgage loan with a Net Mortgage Rate less than or equal to 5.0000%. The Class II-A-3 Certificates generally will be paid from the group II mortgage loans (or portions of those group II mortgage loans) relating to subgroup II-3.

         Subgroup II-3 includes all of 33 group II mortgage loans and portions of 20 group II mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $14,697,103. The group II mortgage loans or portions of group II mortgage loans in subgroup II-3 have a weighted average remaining term to maturity of approximately 170 months as of the Cut-Off Date. As of the Cut-Off Date, the weighted average of the mortgage interest rates on portions of group II mortgage loans in subgroup II-3 is approximately 5.6815% per annum and the weighted average of the Net Mortgage Rates of such group II mortgage loans is approximately 5.4315% per annum.

         The mortgage loans are being serviced as described below under "The Master Servicer and the Servicers." The mortgage loans were originated generally in accordance with the guidelines described in "Mortgage Loan
Origination--Mortgage Loan Underwriting" in this prospectus supplement.

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool.

         Approximately 0.31% of the group I mortgage loans and approximately 0.14% of the mortgage loans in the aggregate provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within three or five years or such other period, as provided in the related mortgage note, from the date of origination of the mortgage loan. None of the group II mortgage loans are subject to any prepayment charge. The servicers will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Offered Certificates. The Master Servicer or the related Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo, will act as the custodian, master servicer and as a Servicer with respect to the mortgage loans. Even though Wells Fargo will be acting in these multiple capacities, it is expected that with respect to the functions of master servicer and custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo, acting through different personnel, will be performing these respective functions.

         The Corporate Trust Services division of Wells Fargo, referred to in this prospectus supplement as the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator, and the Trustee.

         Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Seller and the Trustee on behalf of the Certificateholders; provided, however, that the Seller will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, in the event of a default by Wells Fargo in its capacity as Servicer, referred to in such capacity in this prospectus supplement as WFBNA, the Master Servicer shall notify the Trustee of such event of default, and the Trustee will be required to enforce any remedies against WFBNA, and shall find a successor servicer to assume primary servicing obligations for the related mortgage loans.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party. None of Depositor, the Seller, the Securities Administrator, the Insurer, the Underwriters, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer, any Servicer, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

THE MASTER SERVICER

         Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

         EMC Mortgage Corporation, referred to in this prospectus supplement as EMC, National City Mortgage Company, referred to in this prospectus supplement as National City, GMAC Mortgage Corporation, referred to in this prospectus supplement as GMACM, Nexstar Financial Corporation, referred to in this prospectus supplement as Nexstar and WFBNA will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the trust on the Closing Date.

         The following table shows the percentage of the mortgage loans which are or will be serviced by each of EMC, National City, GMACM, Nexstar and WFBNA collectively referred to in this prospectus supplement as the Servicers for each of the Loan Groups and in the aggregate.


                   NAME OF        GROUP       GROUP
                  SERVICER          I           II        TOTAL
               --------------    -------     -------    ---------
                     EMC          26.73       11.05       18.32
                    GMAC           0.54        2.74        1.72
                NATIONAL CITY     66.31       83.61       75.59
                   NEXSTAR         5.60        2.55        3.96
                    WELLS          0.81        0.04        0.40


         EMC

         EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of February 29, 2004, EMC was servicing approximately $15.6 billion of mortgage loans and REO property.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                          As of November 30, 2001                       As of November 30, 2002
                                 ---------------------------------------    ----------------------------------------------

                                                                % of                                              % of
                                                            Portfolio by                                      Portfolio by
                                  No. of     Principal       Principal       No. of                            Principal
                                   Loans     Balance(2)       Balance         Loans   Principal Balance(2)      Balance
                                 -------   --------------   ------------    -------   --------------------    ------------
Current Loans ...............     76,892   $4,291,550,897       58.30%      107,444    $   6,863,380,896         62.44%
Period of Delinquency(3)
  30-59 Days ................     14,425      795,817,499       10.81        17,455        1,044,663,778          9.50
  60-89 Days ................      4,935      279,727,400        3.80         6,524          401,534,696          3.65
  90 Days or more ...........     10,257      530,744,768        7.21        13,797          686,521,557          6.25
Foreclosure/bankruptcies(4) .     19,054    1,213,468,377       16.48        24,299        1,663,845,463         15.14
Real Estate Owned ...........      4,234      249,853,497        3.39         5,014          331,882,863          3.02
                                 -------   --------------     -------       -------    -----------------       -------
Total Portfolio .............    129,795   $7,361,162,438      100.00%      174,533    $  10,991,829,253        100.00%
                                 =======   ==============     =======       =======    =================       =======


                                         As of November 30, 2003                       As of February 29, 2004
                                 ---------------------------------------    ---------------------------------------------

                                                                % of                                             % of
                                                            Portfolio by                                     Portfolio by
                                  No. of     Principal       Principal      No. of        Principal           Principal
                                   Loans     Balance(2)       Balance        Loans        Balance(2)           Balance
                                 -------   --------------   ------------    -------   ------------------    -------------
Current Loans ...............    116,121   $8,638,124,015       68.08%      120,768   $   11,373,524,198         72.75%
Period of Delinquency
  30-59 Days ................     17,011    1,092,638,661        8.61        15,841        1,163,579,382          7.44
  60-89 Days ................      6,194      405,096,220        3.19         5,975          436,200,210          2.79
  90 Days or more ...........     15,417      760,682,618        5.99        15,471          811,382,765          5.19
Foreclosure/bankruptcies(4)       20,652    1,497,106,926       11.80        20,874        1,560,163,616          9.98
Real Estate Owned ...........      3,553      295,106,372        2.33         3,331          288,536,679          1.85
                                 -------   ---------------    -------       -------   ------------------    ----------
Total Portfolio .............    168,948   $12,688,754,812     100.00%      182,260   $   15,633,386,850        100.00%
                                 =======   ===============    =======       =======   ==================    ==========

------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the REO properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

         DELINQUENCY AND FORECLOSURE EXPERIENCE OF NATIONAL CITY

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the mortgage loans:

                                    As of December 31, 2001                              As of December 31, 2002
                          --------------------------------------------      ---------------------------------------------------
                                          (in thousands)       % by
                                            Principal        Principal                       (in thousands)      % by Principal
                          No. of Loans       Balance          Balance       No. of-Loans    Principal Balance        Balance
                          ------------    --------------     ---------      ------------    -----------------    --------------
Count/Balance .........      800,450      $   88,386,490                         964,741    $   122,259,694
  30-59 Days ..........       27,124      $    2,595,840         2.94%            30,784    $     3,332,311            2.73%
  60-89 Days ..........        6,987      $      647,455         0.73%             6,606    $       679,075            0.56%
  90 Days or more .....        5,523      $      511,766         0.58%             5,212    $       524,836            0.43%
Delinquent Bankruptcies        3,364      $      281,019         0.32%             4,291    $       406,116            0.33%
Foreclosures Pending ..        6,461      $      579,921         0.66%             6,816    $       666,127            0.54%
Total Delinquency .....       49,459      $    4,616,001         5.22%            53,709    $     5,608,464            4.59%
                           =========      ==============        =====        ===========    ===============           =====
Percent Government ....           27%                 24%                             25%                21%


                                     As of December 31, 2003                                As of June 30, 2004
                          --------------------------------------------       ------------------------------------------------
                                                                % by                          (in thousands)          % by
                                          (in thousands)     Principal                           Principal          Principal
                          No. of Loans   Principal Balance    Balance        No. of Loans         Balance            Balance
                          ------------   -----------------   ---------       ------------     --------------        ---------
Count/Balance .........      1,111,388    $  155,274,844                        1,111,763     $  157,357,476
  30-59 Days ..........         28,364    $    3,149,088         2.03%             23,802     $    2,702,771           1.72%
  60-89 Days ..........          5,971    $      657,961         0.42%              5,314     $      598,154           0.38%
  90 Days or more .....          4,793    $      520,683         0.34%              4,798     $      535,560           0.34%
Delinquent/Bankruptcies          4,445    $      432,086         0.28%              4,564     $      458,539           0.29%
Foreclosures Pending ..          7,227    $      768,913         0.50%              6,099     $      660,952           0.42%
Total Delinquency .....         50,800    $    5,528,731         3.56%             44,577     $    4,955,975           3.15%
                          ============    ==============       ======         ============    ==============         ======
Percent Government ....             23%               19%                               23%               18%


                            MORTGAGE LOAN ORIGINATION

GENERAL

         Approximately 66.31% and 83.61% of the group I mortgage loans and group II mortgage loans and, approximately 75.59% of the mortgage loans in the aggregate, were originated by National City. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

         NATIONAL CITY

         National City Mortgage Company is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is an approved

FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, Indiana, a subsidiary of National City Corporation headquartered in Cleveland, Ohio.

         MORTGAGE LOAN UNDERWRITING

         Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan. Each lender's real estate lending process for one- to four- family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations.

         Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The lender may offer a loan program that provides for varying levels of documentation. For the "Full/Alternative" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of the borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy or foreclosure. In addition, employment verification is obtained that reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income that can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report. Generally, each credit report provides a credit scored for the borrower. Credit scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is required for each property considered for financing. Such appraisals, however, will not establish that the mortgage properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ration derived at the time of origination of such mortgage loan. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.

         Except for certain circumstances, for each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         Lender's may also originate loans with levels of documentation that differ from the "Full/Alternative" program. Under a "Stated Income" program more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the Originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. Under a "No Ratio" documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. Under a "No Income/No Asset" documentation program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Prime Mortgage Trust Mortgage Pass-Through Certificates, Series 2004-1 will consist of twenty-three classes of certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

                o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

                o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

                o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

                o the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor and the Seller,

                o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account,

                o the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee,

                o for the benefit of the Class I-A-5 Certificates only, the certificate guaranty insurance policy and the Reserve Fund, and

                o       any proceeds of the foregoing.

The aggregate principal balance of the mortgage loans as of the Cut- off Date, after application of scheduled payments due whether or not received, is approximately $294,347,747, subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the certificates will have the approximate initial Current Principal Amount or Notional Amount, as applicable, as set forth on page S-5 hereof and will have the pass-through rate as set forth on page S-5 hereof or as determined as provided under "Summary of the Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Interest Distributions" in this prospectus supplement. The Class R-III Certificate also represents the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of certificates, although it is not anticipated that funds will be available for any additional distribution. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by this prospectus supplement.

         The Offered Certificates (other than the Residual Certificates ) will be available only in book-entry form in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates and the Class I-A-5 Certificates), $1,000 and integral multiples of $1.00 in excess thereof,
(ii) in the case of the Class I-A-5 Certificates, $1,000 and integral multiples of $1,000 in excess thereof and (iii) in the case of the Offered Subordinate Certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal or notional amount to accommodate the remainder of the initial current principal amount or notional amount of the certificates of such class. The Class R-I, Class R-II and Class R-III Certificates will be offered in registered, certificated form, each in a single certificate of $50. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Trustee.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates (other than the Residual Certificates) will initially be issued in book-entry form and are referred to in this prospectus supplement as the Book-entry Certificates. Holders of the Book- entry Certificates may elect to hold their certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner of the Book-entry Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the pooling and servicing agreement.

         The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Certificates and is required to receive and transmit payments of principal and interest on the Book-entry Certificates.

         Participants and indirect participants with whom Certificate Owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the Book-entry Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the distributions will be made by the Trustee to Cede & Co., as nominee for DTC. Payments on Book- entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Certificates, may be limited due to the lack of physical certificates for the Book-entry Certificates. In addition, issuance of the Book-entry Certificates in book-entry form may reduce the liquidity of the Book-entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Insurer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, the Available Funds with respect to the group I mortgage loans and group II mortgage loans, respectively, referred to in this prospectus supplement as Group I Available Funds and Group II Available Funds, respectively, will be distributed as follows:

         (A) on each distribution date, the Group I Available Funds will be distributed to the Group I Senior Certificates as follows:

         FIRST, to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class R-I, Class R-II and Class R-III Certificates, on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class R-I, Class R-II and Class R-III Certificates, in the event of certain Net Interest Shortfalls allocable thereto, SEE "--INTEREST DISTRIBUTIONS" BELOW IN THIS PROSPECTUS SUPPLEMENT;

         SECOND, to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A 7 and Class I-A-8 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group I Available Funds; and

         THIRD, concurrently as follows:

                           (I) to the extent of the remaining Group I Available Funds related to Subgroup I-1, to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class R-I, Class R-II and Class R-III Certificates, as principal, the Subgroup I-1 Principal Distribution Amount in the order described under "--Principal Distributions on the Group I Senior Certificates --SUBGROUP I-1 PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement, in each case until the Current Principal Amount of each such class has been reduced to zero; and

                           (II) to the extent of the remaining Group I Available Funds related to Subgroup I-2, to the Class I-A-7 Certificates, as principal, the Subgroup I-2 Principal Distribution Amount as described under "--Principal Distributions on the Group I Senior Certificates --SUBGROUP I-2 PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement, until the Current Principal Amount thereof has been reduced to zero.

                  FOURTH, to the Class I-PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Group I Available Funds, until the Current Principal Amount thereof has been reduced to zero;

                  FIFTH, to the Class I-PO Certificates, the Class I-PO Certificate Deferred Amount, provided, that (i) on any distribution date, distributions pursuant to this priority FIFTH shall not exceed the excess, if any, of (x) Group I Available Funds remaining after giving effect to distributions pursuant to priority FIRST through FOURTH above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-Over Date; and

                  SIXTH, to the Insurer, any amounts due and owing to the Insurer under the pooling and servicing agreement.

         (B) on each distribution date, the Group II Available Funds will be distributed to the Group II Senior Certificates as follows:

                  FIRST, to the Group II Senior Certificates (other than the Class II-PO Certificates), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, SEE "--INTEREST DISTRIBUTIONS" BELOW IN THIS PROSPECTUS SUPPLEMENT;

                  SECOND, to the Group II Senior Certificates (other than the Class II-PO Certificates), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group II Available Funds; and

                  THIRD, concurrently as follows:

                           (I) to the extent of the remaining Group II Available Funds related to Subgroup II-1, to the Class II-A-1 Certificates, as principal, the Subgroup II-1 Principal Distribution Amount as described under "-- PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES -- SUBGROUP II-1 PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement, until the Current Principal Amount thereof has been reduced to zero;

                           (II) to the extent of the remaining Group II Available Funds related to Subgroup II-2, to the Class II-A-2 Certificates, as principal, the Subgroup II-2 Principal Distribution Amount as described under "-- PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES -- SUBGROUP II-2 PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement, until the Current Principal Amount of such class has been reduced to zero;

                           (III) to the extent of the remaining Group II Available Funds related to Subgroup II-3, to the Class II-A-3 Certificates, as principal, the Subgroup II-3 Principal Distribution Amount as described under "-- PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES -- SUBGROUP II-3 PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement, until the Current Principal Amount thereof has been reduced to zero.

                  FOURTH, to the Class II-PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Group II Available Funds, until the Current Principal Amount thereof has been reduced to zero; and

                  FIFTH, to the Class II-PO Certificates, the Class II-PO Certificate Deferred Amount, provided, that (i) on any distribution date, distributions pursuant to this priority FIFTH shall not exceed the excess, if any, of (x) Group II Available Funds remaining after giving effect to distributions pursuant to priority FIRST through FOURTH above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class II-PO Certificates and (iii) no distribution will be made in respect of the Class II-PO Certificate Deferred Amount on or after the Cross-Over Date.

         (C) Except as provided in paragraphs (D) and (E) below, on each distribution date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group I and Group II Available Funds after the distributions in paragraphs (A) and (B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Group I and Group II Available Funds.

         (D) On each distribution date prior to the Cross-Over Date but after the reduction of the Current Principal Amount of any of the Group I or Group II Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates) to zero, the remaining class or classes of Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates) will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Senior Certificates, 100% of the Non-PO Percentage of the Principal Prepayments on any mortgage loan in the Loan Group relating to such fully repaid class or classes of Senior Certificates; provided, however, that if (A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (C) with respect to Loan Group I, no amounts are due to the Insurer in accordance with priority SIXTH of paragraph
(A) above, then the additional allocation of Principal Prepayments to such remaining class or classes of Senior Certificates in accordance with this paragraph (D) will not be made and 100% of the Non- PO Percentage of the Principal Prepayments on any mortgage loan in the Loan Group relating to such fully prepaid class or classes of Senior Certificates will be allocated to the Subordinate Certificates. If any amounts are due to the Insurer in accordance with priority SIXTH of paragraph (A) above, Principal Prepayments not allocated to the fully prepaid class or classes Group I Senior Certificates as described above shall be paid to the Insurer to the extent of amounts due.

         (E) If on any distribution date on which the aggregate Current Principal Amount of the Group I or Group II Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates) would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group (other than the PO Percentage of the related Discount Mortgage Loans) or any amounts are due to the Insurer pursuant to priority SIXTH of paragraph
(A) above and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Group I and Group II Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates), as applicable, in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such class or classes of Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates), as applicable, is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group (other than the PO Percentage of the related Discount Mortgage Loans) and to payment to the Insurer of all amounts due under the insurance agreement, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such class or classes of Senior Certificates over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group (other than the PO Percentage of the related Discount Mortgage Loans) and to payment to the Insurer of all amounts due under the pooling and servicing agreement. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates' numerical designations, commencing with the Class B-6 Certificates.

         (F) If, after distributions have been made pursuant to priorities FIRST and SECOND of paragraph (A) above on any distribution date, the remaining Group I Available Funds is less than the sum of the Subgroup I-1, Subgroup I-2 and the related Class PO Certificate Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed to the Group I Senior Certificates, other than the Class I-A-8 Certificates on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority FIFTH of paragraph (A) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this paragraph (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any distribution date will be added to the Class I-PO Certificate Deferred Amount.

         (G) If, after distributions have been made pursuant to priorities FIRST and SECOND of paragraph (B) above on any distribution date, the remaining Group II Available Funds is less than the sum of the Subgroup II-1, Subgroup II-2, Subgroup II-3 and the related Class PO Certificate Principal Distribution Amount, such amounts shall be reduced, and such remaining funds will be distributed to the Group II Senior Certificates, other than the Class II-X-I Certificates, on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class II-PO Certificates pursuant to this paragraph, the principal balance of the Class II-PO Certificates shall be reduced not only by principal so distributed but also by the difference between
(i) principal distributable to the Class II-PO Certificates in accordance with priority FIFTH of paragraph (B) above, and (ii) principal actually distributed to the Class II-PO Certificates after giving effect to this paragraph (such difference for the Class II-PO Certificates, the "Class II-PO Certificate Cash Shortfall"). The Class II-PO Certificate Cash Shortfall for the Class II-PO Certificates with respect to any distribution date will be added to the Class II-PO Certificate Deferred Amount.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto and payment of amounts due and owing to the Insurer in each case as described above, will be distributed to the Class R-III Certificates; provided, that if on any distribution date there are any Group I or Group II Available Funds remaining after payment of interest and principal to a class or classes of certificates entitled thereto and payment of amounts due and owing to the Insurer, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Current Principal Amounts, and to the Insurer, until all amounts due to all classes of Senior Certificates and to the Insurer have been paid in full, before any amounts are distributed to the Class R-III Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates (other than the Class I-PO Certificates and Class II-PO Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

         Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of remaining Group I and Group II Available Funds for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest" (under "Glossary" in this prospectus supplement, Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to in this prospectus supplement as Prepayment Interest Shortfalls.

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the applicable Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by a Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. Prepayment Interest Shortfalls are not covered by the certificate guaranty insurance policy.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6% per annum. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws. Such shortfalls are not covered by the certificate guaranty insurance policy.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicers or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to in this prospectus supplement as Net Interest Shortfalls.

         Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, that prior to the date on which the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Subordinate Certificates, beginning with the class of Subordinate Certificates with the highest numerical class designation, and will not reduce the Accrued Certificate Interest on the Senior Certificates (other than the Class I-PO Certificates and Class II-PO Certificates) of such Loan Group. Once the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for a Loan Group is less than Accrued Certificate Interest on the related Senior Certificates (other than the Class I-PO Certificates and Class II-PO Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates (other than the Class I-PO Certificates and Class II-PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans in the related Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the related Loan Group's Available Funds remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The pass-through rates on the Offered Certificates, other than the Class I-A-7, Class I-A-8, Class II- X-1 and Subordinate Certificates are set forth on page S-5 hereof.

         The pass-through rates on the Class I-A-7, Class I-A-8, Class II-X-1 and Subordinate Certificates are calculated as follows:

                  o The Class I-A-7 Certificates will bear interest at a pass-through rate equal to approximately 1.85% per annum for the first distribution date, and thereafter at an adjustable pass-through rate equal to 0.500% per annum plus LIBOR, subject to a minimum rate of 0.500% per annum and a maximum rate equal to 8.0000% per annum.

                  o The Class I-A-8 Certificates will bear interest on their notional amount (equal to the Current Principal Amount of the Class I-A-7 Certificates) at a pass-through rate equal to approximately 6.15% per annum for the first distribution date, and thereafter at an adjustable pass-through rate equal to 7.500% per annum minus LIBOR, subject to a minimum rate of 0.000% per annum and a maximum rate equal to 7.500% per annum. The initial notional amount for the Class I-A-8 Certificates is equal to $12,923,202.

                  o The Class II-X-1 Certificates will bear interest each distribution date on their notional amount (equal to the aggregate Scheduled Principal Balance of the group II mortgage loans with a Net Mortgage Rate greater than 5.2500%) at a variable pass-through rate equal to the excess, if any, of (a) the weighted average Net Mortgage Rates on the group II mortgage loans with a Net Mortgage Rate greater than 5.2500% over (b) 5.2500% per annum. The initial notional amount for the Class II-X-1 Certificates is approximately $10,727,607 and the pass-through rate for the initial interest accrual period is approximately 0.2949% per annum.

                  o The Subordinate Certificates each will bear interest at a variable pass-through rate equal to the weighted average of 5.2500%, 8.0000% , 4.5000%, 5.000% and
                           5.2500% per annum, weighted on the basis of the aggregate Scheduled Principal Balance of the mortgage loans included in Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively (other than the PO Percentage of the Scheduled Principal Balance of such mortgage loans), minus the aggregate Current Principal Amount of the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 Certificates, respectively. The pass-through rate for the initial interest accrual period is approximately 5.0921% per annum.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Current Principal Amount or Notional Amount, as applicable, of that class. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

         On each distribution date, the PO Percentage of the principal portion of any Realized Loss in respect of a Discount Mortgage Loan will be allocated to Class I-PO Certificates or Class II-PO Certificates, as applicable. See "Description of the Certificates--Allocation of Losses; Subordination." On each distribution date through the Cross-Over Date, the Class I-PO Certificates and Class II-PO Certificates will be entitled to receive, to the extent of Group I Available Funds and Group II Available Funds, respectively, remaining after distributions of interest and principal on the other related Senior Certificates have been made on such distribution date, the Class I-PO Certificate Deferred Amount and Class II-PO Certificate Deferred Amount, respectively, for such distribution date; provided, that distributions in respect of any such Class I-PO Certificate Deferred Amount and Class II-PO Certificate Deferred Amount on any distribution date will not exceed the excess, if any, of (x) the sum of (i) Group I Available Funds remaining after giving effect to the distributions pursuant to clauses FIRST through FOURTH under paragraph (A) under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement and (ii) Group II Available Funds remaining after giving effect to the distributions pursuant to clauses FIRST through FOURTH under paragraph (B) under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all Classes of Subordinate Certificates, with any shortfall being allocated to the Class I-PO Certificates and Class II-PO Certificates on a pro rata basis. Distributions in respect of the Class I-PO Certificate Deferred Amount and Class I-PO Certificate Deferred Amount shall not reduce the Current Principal Amount of the Class I-PO Certificates and Class II-PO Certificates, respectively.

         The Subordinate Certificate Writedown Amount will be allocated to the Subordinate Certificates in inverse order of their numerical class designations, until the Current Principal Amount of each such class has been reduced to zero.

         With respect to the Insured Certificates, the "Reserve Fund" shall refer to a fund established at the time of the issuance of the certificates solely for the benefit of the Insured Certificates by an initial deposit into the Reserve Fund of approximately $20,000 by Bear, Stearns & Co. Inc. The Reserve Fund will be maintained by the trustee in a separate account. The Reserve Fund will be beneficially owned by Bear, Stearns & Co. Inc. and will not be an asset of the REMICs. A withdrawal will be made on each distribution date from amounts on deposit in the Reserve Fund, to the extent of available funds, to cover any Prepayment Interest Shortfalls allocated to the Insured Certificates that were not offset by Compensating Interest and any Net Interest Shortfalls allocated to the Insured Certificates. The balance of any amount remaining in the Reserve Fund on the distribution date on which the Current Principal Amount of the Insured Certificates has been reduced to zero will be distributed to Bear, Stearns & Co. Inc.

PRINCIPAL DISTRIBUTIONS ON THE GROUP I SENIOR CERTIFICATES

         Distributions in reduction of the Current Principal Amount of the Group I Senior Certificates (other than the Class I-A-8 Certificates) will be made on each distribution date pursuant to priorities THIRD, FOURTH and FIFTH above of paragraph (A) under "--Distributions on the Certificates". In accordance with such priority THIRD, the Available Funds for Loan Group I remaining after the distribution of interest on the Group I Senior Certificates (other than the Class I-PO Certificates) will be allocated to such certificates in an aggregate amount as follows:

         SUBGROUP I-1 PRINCIPAL DISTRIBUTION AMOUNT

         On each distribution date before the Cross-Over Date, an amount, up to the amount of the Subgroup I-1 Principal Distribution Amount for that distribution date, will be distributed as principal, concurrently, as follows:

         (1) to the Class R-I, Class R-II and Class R-III, in that order, and in each case in reduction of the Current Principal Amount thereof, until the Current Principal Amount of each such class has been reduced to zero;

         (2) to the Class I-A-6 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero, in an amount equal to the Lockout Principal Amount;

         (3) up to an amount of $10,000, to the Class I-A-5 Certificates, commencing on the distribution date in August 2007, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced by $10,000;

         (4) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, on a pro rata basis based on the Current Principal Amount of each such class, in reduction of the Current Principal Amounts thereof, until the Current Principal Amount of each such class has been reduced to zero;

         (5) to the Class I-A-4 Certificates, in reduction of the current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero;

         (6) to the Class I-A-5 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero; and

         (7) to the Class I-A-6 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         SUBGROUP I-2 PRINCIPAL DISTRIBUTION AMOUNT

         On each distribution date before the Cross-Over Date, an amount, up to the amount of the Subgroup I-2 Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class I-A-7 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         The definition of Subgroup Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Subgroup based on the related Subgroup Senior Prepayment Percentage, rather than the related Subgroup Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Subgroup Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a Subgroup (other than any Interest Only Certificates and Principal Only Certificates) and the percentage interest of such Subgroup evidenced by the Subordinate Certificates on a pro rata basis, the Subgroup Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Subgroup (other than any Interest Only Certificates and Principal Only Certificates) for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Subgroup (other than any Interest Only Certificates and Principal Only Certificates) over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Subgroup evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Subgroup of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

PRINCIPAL DISTRIBUTIONS ON THE GROUP II SENIOR CERTIFICATES

         Distributions in reduction of the Current Principal Amount of the Group II Senior Certificates (other than the Class II-X-1 Certificates) will be made on each distribution date pursuant to priorities THIRD, FOURTH and FIFTH above of paragraph (B) under "--Distributions on the Certificates." In accordance with priority THIRD, the Available Funds for Loan Group II remaining after the distribution of interest on the Group II Senior Certificates (other than the Class II-PO Certificates) will be allocated to such certificates in an aggregate amount as follows:

         SUBGROUP II-1 PRINCIPAL DISTRIBUTION AMOUNT

         On each distribution date before the Cross-Over Date, an amount, up to the amount of the Subgroup II-1 Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class II- A-1 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         SUBGROUP II-2 PRINCIPAL DISTRIBUTION AMOUNT

         On each distribution date before the Cross-Over Date, an amount, up to the amount of the Subgroup II-2 Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class II- A-2 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         SUBGROUP II-3 PRINCIPAL DISTRIBUTION AMOUNT

         On each distribution date before the Cross-Over Date, an amount, up to the amount of the Subgroup II-3 Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class II- A-3 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         The definition of Subgroup Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Subgroup based on the related Subgroup Senior Prepayment Percentage, rather than the related Subgroup Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Subgroup Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a Subgroup (other than any Interest Only Certificates) and the percentage interest of such Subgroup evidenced by the Subordinate Certificates on a pro rata basis, the Subgroup Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Subgroup (other than any Interest only Certificates) for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Subgroup over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Subgroup evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Subgroup of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         The initial Senior Percentage for the Group I Senior Certificates will be approximately 98.20%, and the initial Senior Percentage for the Group II Senior Certificates will be approximately 98.19%.

         For purposes of all principal distributions described above and for calculating the applicable Subgroup Principal Distribution Amount, Subgroup Senior Percentage and Subgroup Senior Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

         Except as provided in paragraphs (D) and (E) above under "--Distributions on the Certificates," distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority (c) of paragraph (C). In accordance with such priority, the Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related class or classes of Senior Certificates and amounts due to the Insurer on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Group I Senior Certificates" and " -- Principal Distributions on the Group II Senior Certificates", during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Subgroup will be allocated to the Senior Certificates (other than the Interest Only Certificates and the Lockout Certificates) in the related Subgroup, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied and no amounts are due to the Insurer. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates of a Subgroup immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in such Loan Group, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage for the Senior Certificates of such Subgroup will equal 100%.

         The initial Subordinate Percentage for each of Subgroup I-1 and Subgroup I-2 will be approximately 1.80%, and the initial Subordinate Percentage for each of Subgroup II-1, Subgroup II-2 and Subgroup II-3 will be approximately 1.81%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE INSURED CERTIFICATES

         GENERAL. Beneficial owners of the Insured Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Insured Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of the Insured Certificates other than Deceased Holders, referred to as "Living Holders," who request distributions will be entitled to a second priority.

         Prospective certificateholders in the Insured Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Current Principal Amount, each such certificate referred to as an "Individual Insured Certificate" and (ii) only to the extent that the portion of the Senior Optimal Principal Amount allocated to the Insured Certificates on the applicable distribution date (plus any amounts available from the Rounding Account) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Insured Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of the Insured Certificates by random lot, as described below under "--Mandatory Distributions of Principal on the Insured Certificates."

         On each distribution date on which amounts are available for distributions in reduction of the Current Principal Amount of the Insured Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this prospectus supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Insured Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Insured Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Insured Certificates are to be made, the aggregate amount allocable to the Insured Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Current Principal Amount of the Insured Certificates. This process will continue on succeeding distribution dates until the Current Principal Amount of the Insured Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Current Principal Amount of the Insured Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Current Principal Amount of the Insured Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The Class R-II Certificates will be entitled to any amount remaining in the Rounding Account after the Current Principal Amount of the Insured Certificates has been reduced to zero.

         Notwithstanding any provisions in this prospectus supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Insured Certificates, including any Realized Losses allocated to the Insured Certificates for which payment is not made under the policy, distribution in reduction of the Current Principal Amount of the Insured Certificates will be made PRO RATA among the holders of the Insured Certificates in accordance with the outstanding

Current Principal Amount and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

         There is no assurance that a beneficial owner of an Insured Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Insured Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on the Insured Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Insured Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds.
THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CURRENT PRINCIPAL AMOUNT FOR ANY PARTICULAR INSURED CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

         PRIORITY OF REQUESTED DISTRIBUTIONS. Subject to the limitations described in this prospectus supplement, including the timing and the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of the Insured Certificates have the right to request that distributions be made in reduction of the Current Principal Amount of those certificates. On each distribution date on which distributions in reduction of the Current Principal Amount of the Insured Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Insured Certificates until all such requests have been honored.

         PROCEDURE FOR REQUESTED DISTRIBUTIONS. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Current Principal Amount of its Insured Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to the Insured Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the Master Servicer, the Issuer, the Insurer or the Trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described in this prospectus supplement by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Current Principal Amount of an Insured Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Insured Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

         In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Insured Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Current Principal Amount of those certificates, subject to the limitations stated in this prospectus supplement. The Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Insured Certificates greater than the number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Insured Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Insured Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of an Insured Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this prospectus supplement, a request for a distribution in reduction of the Current Principal Amount of an Insured Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

         With respect to Insured Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Insured Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Insured Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

         Any beneficial owner of an Insured Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Current Principal Amount of that Insured Certificate on the applicable distribution date.

         MANDATORY DISTRIBUTIONS OF PRINCIPAL ON THE INSURED CERTIFICATES. To the extent, if any, that distributions in reduction of the Current Principal Amount of the Insured Certificates on a distribution date exceed the outstanding Current Principal Amount of the Insured Certificates with respect to which distribution requests have been received by the applicable record date, additional Insured Certificates in lots equal to Individual Insured Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the Issuer, the Master Servicer or the Trustee to the beneficial owners of the Insured Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Insured Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable Servicer will remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Master Servicer Collection Account prior to the distributions on the Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

         Realized Losses with respect to a Mortgage Loan will be allocated on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and the Non-PO Percentage of such Scheduled Principal Balance.

         On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class I-PO Certificate Cash Shortfall or Class II-PO Certificate Cash Shortfall (each a "Class PO Certificate Cash Shortfall") will be allocated to the related Principal Only Certificates until the Current Principal Amount of those Principal Only Certificates is reduced to zero. With respect to any distribution date through the Cross-Over Date, the aggregate of all amounts so allocable to a class of Principal Only Certificates on such date in respect of any Realized Losses and any related Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the related "Class PO Certificate Deferred Amount." To the extent funds are available therefor on any distribution date through the Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class I-PO Certificates will be made in accordance with priority FIFTH of paragraph (A) under "--Distributions on the Certificates" above, and distributions in respect of the Class PO Certificate Deferred Amount for the Class II-PO Certificates will be made in accordance with priority FIFTH of paragraph (B) under "--Distributions on the Certificates" above. No interest will accrue on the Class PO Certificate Deferred Amounts. On each distribution date through the Cross-Over Date, the Current Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Principal Only Certificates will not be added to, the related Class PO Certificate Deferred Amount.

         The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Current Principal Amount of such class has been reduced to zero. The applicable Non-PO Percentage of the principal portion of any Excess Loss for any Distribution Date will be allocated pro rata among all outstanding classes of certificates (other than the Principal Only Certificates and the Interest Only Certificates) based on their Current Principal Amounts in each case until the Current Principal Amount of such class has been reduced to zero; provided however that the amount of any Excess Loss otherwise allocable to the Class I-A-2 Certificates will be allocated to the Class I-A-3 Certificates until the Current Principal Amount of such class has been reduced to zero and then to the Class I-A-2 Certificates. Thereafter, the principal portion of Realized Losses on the mortgage loans in a Loan Group will be allocated on any distribution date to the class or classes of Senior Certificates (other than the Interest Only Certificates) of the related Senior Certificate Group, pro rata, based upon their respective Current Principal Amounts; provided however that the amount of any Realized Losses otherwise allocable to the Class I-A-2 Certificates shall be allocated to the Class I-A-3 Certificates until the Current Principal Amount thereof has been reduced to zero and then to the Class I-A-2 Certificates. Once the Senior Certificates of a Senior Certificate Group have been reduced to zero, the principal portion of Realized Losses or Excess Losses on the mortgage loans in the related Loan Group (if any) will be allocated on a pro rata basis to the remaining Senior Certificates (other than the Interest Only Certificates) of the other Senior Certificate Group.

         No reduction of the Current Principal Amount of any class of a Senior Certificate Group shall be made on any distribution date on account of Realized Losses or Excess Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the classes of such Senior Certificate Group as of such distribution date to an amount less than the Scheduled Principal Balances of the mortgage loans in the related Loan Group as of the related Due Date. This limitation is referred to in this prospectus supplement as the Loss Allocation Limit.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreements) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates. However, after the Cross-Over Date, the amounts distributable under clause (i) of the definition of Subgroup Principal Distribution Amount for the Senior Certificates of each Subgroup will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the Subgroup. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Subgroup that would otherwise be available for distribution on a distribution date. As a result of the subordination of the Subordinate Certificates in right of distribution to the Senior Certificates, any Debt Service Reductions relating to the mortgage loans prior to the Cross-Over Date, will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         In order to maximize the likelihood of distribution in full of interest and principal to the Senior Certificates, on each distribution date, holders of Senior Certificates of each Senior Certificate Group have a right to distributions of the Available Funds of its related Loan Group prior to any distributions being made to the holders of the Subordinate Certificates.

         Any allocation of a Realized Loss or an Excess Loss to a certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss or Excess Loss was incurred.

         An allocation of a Realized Loss or and Excess Loss on a pro rata basis among two or more classes of certificates means an allocation to each such class of certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

         The interest portion of Realized Losses will be allocated among the outstanding classes of certificates offered hereby to the extent described under "Distributions on the Certificates--Interest Distributions" above.

         Any Deficient Valuation will on each distribution date be allocated solely to the Subordinate Certificates until the Bankruptcy Coverage Termination Date. The Bankruptcy Loss Amount and the related coverage levels may be reduced or modified upon written confirmation from the related Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the related Rating Agencies (determined without regard to the certificate guaranty insurance policy). Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

         Any Fraud Loss will on each distribution date be allocated solely to the Subordinate Certificates until the Fraud Coverage Termination Date.

         Any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding Subordinate Certificates until the Special Hazard Termination Date.

         In the event that a Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, being referred to herein as a Subsequent Recovery, such Subsequent Recovery will be included as a part of the related Available Funds for the related distribution date and distributed in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates," in this prospectus supplement and the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

         The Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.


                                   THE INSURER

         The following information has been obtained from Radian Asset Assurance Inc. (the "Insurer") for inclusion in this prospectus supplement and has not been verified by the Issuer or the Underwriters. No representation or warranty is made by the Seller or the Underwriters with respect thereto.

         Neither the Insurer nor any of its affiliates makes any representation regarding the certificates or the advisability of purchasing the certificates, or makes any representations regarding this prospectus supplement including with respect to its accuracy or completeness of any information contained herein other than as to the information supplied by the Insurer and presented under the heading "The Insurer" and as set forth in

Exhibit A and Exhibit B of this prospectus supplement. THE INSURER'S ROLE IS LIMITED TO PROVIDING THE COVERAGE SET FORTH IN THE NOTE POLICY.

         The Insurer is a financial guaranty insurance company, regulated by the Insurance Department of the State of New York and licensed to do business in all 50 states, the District of Columbia and the United States Virgin Islands. The Insurer was formerly known as "Asset Guaranty Insurance Company." The Insurer changed its corporate name to Radian Asset Assurance Inc. effective January 1, 2002 and has received approval to use its new corporate name in all jurisdictions where it is licensed to do business. As of March 31, 2004, the Insurer had total shareholders' equity of approximately $581,007,000 (unaudited) and total assets of approximately $1,144,167,000 (unaudited). The foregoing financial information relating to the Insurer presented in this prospectus supplement was prepared internally by the Insurer, based on accounting principles generally accepted in the United States of America ("GAAP"), and has not been audited by independent auditors.

         The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determination. Copies of the Insurer's financial statements prepared in accordance with statutory accounting standards, which differ from accounting principles generally accepted in the United States, are filed with the Insurance Department of the State of New York and are available upon request from the Insurer.

         The Insurer has an insurance financial strength rating of "AA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AA" by Fitch Ratings Services ("Fitch"). In May 2004, the Insurer received an initial insurer financial strength rating of "Aa3" from Moody's Investors Service, Inc. ("Moody's"). Such ratings reflect only the views of S&P, Moody's and Fitch, respectively, do not constitute a recommendation to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         The Insurer is an indirect, wholly owned subsidiary of Radian Group Inc. ("Radian"), a publicly-owned corporation with its shares listed on the New York Stock Exchange (symbol "RDN"). Radian is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian's subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and financial services.

         Additional information regarding the Insurer can be found in the following documents filed by Radian with the Securities and Exchange Commission:
(a) in the Annual Report on Form 10-K of Radian for the year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the period ended March 31, 2004 under the headings (i) "Safe Harbor Statement under the Private Securities Limitation Reform Act of 1995" (but insofar as it relates to the financial guaranty insurance businesses); (ii) 10-K only, Item 1. Business: "FINANCIAL GUARANTY BUSINESS" "Risk Management - FINANCIAL GUARANTY BUSINESS" "RATINGS" (but only insofar as it relates to the Insurer or Radian Reinsurance Inc.), "DEFAULTS AND CLAIMS" (but only insofar as it relates to the financial guaranty business) and "Regulation - DIRECT REGULATION" (but only insofar as it relates to the financial guaranty business); (iii) 10-K only, "Item 6 - Selected Financial Data -" "Selected Ratios - Financial Guaranty" and "Other Data - Financial Guaranty," and (iv) Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations "Financial Guaranty - Results of Operations, and "Liquidity and Capital Resources" (but only to the extent it relates to Radian Asset

Assurance or Radian Reinsurance), and "Critical Accounting Policies;" and (b) the Reports on Form 8-K dated January 15, 2004, February 11, 2004, April 8, 2004 and June 1, 2004.

         HOWEVER, NONE OF RADIAN, RADIAN'S OTHER SUBSIDIARIES OR ANY OF RADIAN'S INVESTORS IS OBLIGATED TO PAY THE DEBTS OF OR CLAIMS AGAINST THE INSURER.

         A complete copy of the audited consolidated financial statements and additional information of the Insurer as of December 31, 2003 and 2002, and for each for the three years in the period ended December 31, 2003, together with the accompanying report of the Insurer's independent auditors is attached to this prospectus supplement as Exhibit A (the "Radian Asset Audited Financial Statements").

         On January 14, 2004, Radian announced that the Insurer will add $96.0 million to its loss reserves on a GAAP basis for 2003 in anticipation of $111.3 million in claims from a single manufactured housing transaction in which the Insurer reinsured from an affiliate. The Insurer held a $15.0 million loss reserve on a GAAP basis for this transaction at the end of the third quarter of 2003 and the increased reserve totaling $111.3 million, represents the Insurer's par exposure on the transaction. The Insurer expects losses to be paid out over the next several years. After Radian's announcement, S&P and Fitch Ratings affirmed their respective current "AA" insurance financial strength ratings of the Insurer, but S&P revised its outlook on the Insurer and Radian from "stable" to "negative." In January 2004, Radian contributed $65.0 million in capital to the Insurer through an intermediary holding company from funds currently held at Radian to offset (on an after-tax basis) the effect of this loss on the Insurer.

         Effective June 1, 2004, the financial guaranty reinsurance affiliate of the Insurer, Radian Reinsurance Inc. ("Radian Reinsurance") was merged with and into the Insurer. As a result of the merger, the financial guaranty reinsurance business currently conducted by Radian Reinsurance and the direct financial guaranty business conducted by the Insurer will be conducted by the Insurer. As a result of the merger, the Insurer has greater assets, liabilities and shareholder's equity than it previously had on a stand-alone basis.

         The following table presents selected unaudited financial information of the Insurer as of December 31, 2001 (with respect to non-balance sheet information only), 2002 and 2003 and March 31, 2004 on a proforma combined basis as if Radian Reinsurance were merged with the Insurer as of the dates indicated, in accordance with GAAP. Though unaudited, the information so presented was derived from the Radian Asset Audited Financial Statements and the audited financial statements of Radian Reinsurance as of December 31, 2003 and 2002, and for each for the three years in the period ended December 31, 2003, together with the accompanying report of Radian Reinsurance independent auditors, a copy of which is attached to this prospectus supplement as Exhibit B.

                           RADIAN ASSET ASSURANCE INC.
                    (F/K/A ASSET GUARANTY INSURANCE COMPANY)
                         SELECTED FINANCIAL INFORMATION
             (PRO FORMA UNAUDITED COMBINED WITH RADIAN REINSURANCE)

                                 (IN THOUSANDS)

                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                          2001           2002           2003          2004
----------------------------------------------------------------------------------------------
BALANCE SHEET DATA:
-------------------
Investments                                          $  1,621,530   $  1,989,868   $ 2,022,067
Cash and Cash Equivalents                                  10,712         27,049        37,439
Deferred policy acquisition costs                         107,251        137,782       119,486
    TOTAL ASSETS                                     $  1,803,709   $  2,238,934   $ 2,284,316
Losses and Loss Adjustment Expenses                  $    122,342   $    260,343   $   240,597
    TOTAL LIABILITIES                                     721,032        975,683       923,319
    TOTAL SHAREHOLDER'S EQUITY                       $  1,082,677   $  1,263,251   $ 1,360,997


INCOME STATEMENT DATA:
----------------------
Net premiums written                  $    156,683   $    281,206   $    360,156   $   (30,772)
Premiums earned                            105,426        183,368        244,833        32,377
    TOTAL REVENUES                         169,331        253,316        321,296        50,197
Loss and loss adjustment expenses           66,695         45,988        165,431        14,999
Policy acquisition costs                    27,377         33,732         57,446         4,087
    TOTAL EXPENSES                         117,714        100,870        264,008        30,259
Income before income taxes                  49,508        142,184         68,292        24,704
Net Income                            $     51,696   $    109,092   $     62,313   $    21,134


         Effective January 31, 2004, one primary insurer of Radian Reinsurance exercised its right to recapture the financial guaranty reinsurance business assumed by Radian Reinsurance. In connection with the recapture, Radian Reinsurance returned approximately $16.4 billion of par in force and approximately $96.4 million of statutory unearned premium with a carrying value of approximately $71.5 determined in accordance with GAAP. In addition, Radian Reinsurance was reimbursed for policy acquisition costs of approximately $31.0 million with a carrying value of approximately $21.3 determined in accordance with GAAP. Radian Reinsurance has also reimbursed the primary insurer approximately $7.5 million for case reserves, net of $4.0 million salvage. The impact of the recapture resulted in a reduction of pre-tax income of $15.9 million determined in accordance with GAAP. Such recapture also resulted in negative net premiums written for the quarter ended March 31, 2004.

         Copies of the Insurer's and Radian Reinsurance's quarterly and annual statutory financial statements prepared on the basis of statutory accounting principles as filed with the New York Insurance Department are available upon request to the Insurer's administrative office: Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017. The telephone number of the Insurer is
(212) 983-5859.

INSURANCE REGULATION

         The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Radian and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and related business lines, requires that each financial guaranty insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

         THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans related to such class of Offered Certificates, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans, the pass-through rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates (other than the Class I-A-7 Certificates and Class I-A-8 Certificates) of each class will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates (other than the Interest Only Certificates), the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 0.31% of the group I mortgage loans and approximately 0.14% of the mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge. None of the group II mortgage loans are subject to any prepayment charge. All prepayment charges will be retained by the applicable Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. All of the mortgage loans contain due-on-sale clauses.

         Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The yield to maturity of the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 Certificates and Subgroup II-3 will be sensitive to the rate of prepayments on the related mortgage loans. Since holders of the Subgroup I-2 Certificates and Subgroup II-3 Certificates have rights to a greater portion of principal payments on mortgage loans with higher mortgage rates, the rate of prepayments on these mortgage loans may be higher than on the mortgage loans related to the Subgroup I-1 Certificates, Subgroup II-1 Certificates and Subgroup II-2 Certificates.

         Investors should be aware that the Lockout Certificates may not receive any principal payments on the group I mortgage loans prior to the distribution date occurring in August 2009 unless certain conditions are met. As a result, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of this Class of Certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other Senior Certificates that are entitled to payments of both principal and interest.

         The yield to maturity on the Interest Only Certificates will be extremely sensitive to prepayments on the mortgage loans, because the Notional Amount of (1) the Class I-A-8 Certificates will be based upon the Current Principal Amount of the Class I-A-7 Certificates and (2) the Class II-X-1 Certificates will be based upon aggregate Scheduled Principal Balance of the group II mortgage loans with a Net Mortgage Rate greater than 5.2500%. The Interest Only Certificates will therefore be sensitive to the rate and timing of principal payments on the mortgage loans in the related Loan Group.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Prepayments

         As described under "Description of the Certificates--Principal Distributions on the Group I Senior Certificates" and "-- Principal Distributions on the Group II Senior Certificates", in this prospectus supplement, during the first five years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the Senior Certificates (other than the Interest Only Certificates and the Lockout Certificates) of the related Subgroup. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria and other conditions described in this prospectus supplement, the related Subgroup Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Subgroup Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-2 Certificates and Class B-3 Certificates, as applicable, is exceeded and the related class of Offered Subordinate Certificates is then outstanding, the Class B-2 Certificates or Class B-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Interest Shortfalls and Realized Losses

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicers to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. Any interest shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or
(2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions." Such shortfalls will not be covered by the certificate guaranty insurance policy.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Current Principal Amounts of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Offered Subordinate Certificates. Furthermore, because principal distributions are paid to some classes of Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

         As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Group I Senior Certificates", "--Principal Distributions on the Group II Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered Certificates is August 25, 2034. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase all of the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans and related REO properties are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans.

See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Agreements--Termination; Retirement of the Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such certificate by the number of years from the date of issuance of such certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Current Principal Amount of such certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. "PSA" represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 275% PSA assumes prepayment rates will be approximately 0.55% per annum in month one, approximately 1.10% per annum in month two, reaching approximately 16.50% per annum in month 30 and remaining constant at approximately 16.50% per annum thereafter. 0% PSA assumes no prepayments.

         The certificates were structured assuming, among other things, a 275% PSA for the certificates. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates (other than the Interest Only Certificates and the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of the PSA and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 6 mortgage loans with the characteristics set forth in the table below,

         (2) the related mortgage loans prepay at the specified percentages of the PSA,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in August 2004, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described in this prospectus supplement assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in July 2004,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

         (8) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in August 2004,

         (9) the Offered Certificates are purchased on July 30, 2004,

         (10) the Servicing Fee remains constant, and

         (11) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination."

                            MORTGAGE LOAN ASSUMPTIONS


                                                                              WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                                                              ORIGINAL TERM TO     REMAINING TERM
   LOAN    CURRENT PRINCIPAL   GROSS WEIGHED AVERAGE   NET WEIGHTED AVERAGE   STATED MATURITY    TO STATED MATURITY
  NUMBER      BALANCE ($)        MORTGAGE RATE (%)       MORTGAGE RATE (%)        (MONTHS)            (MONTHS)
--------   -----------------   ---------------------   --------------------   ----------------   ------------------
    I         1,464,011.67         5.2563108539           5.0063108539               274                 270
    I       134,940,955.62         5.7681948855           5.5181948855               357                 353
    II       16,784,267.27         4.5197857487           4.2697857487               179                 177
    II      110,572,307.51         4.9004727055           4.6504727055               176                 174
    II       19,858,597.14         5.2999719981           5.0499719981               179                 175
    II       10,727,607.83         5.7949005865           5.5449005865               175                 168

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest Only Certificates and the Residual Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the PSA. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal amounts (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the PSA. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES


                           CLASS I-A-1, CLASS I-A-2 AND CLASS I-A-3
                                         CERTIFICATES
                                         ------------

                               0%    100%    275%    400%    500%
                            -----    ----    ----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage .......    100     100     100     100     100
July 2005 ................     98      95      91      87      84
July 2006 ................     96      88      73      64      56
July 2007 ................     94      79      54      39      28
July 2008 ................     92      70      38      20       8
July 2009 ................     90      62      25       7       0
July 2010 ................     88      55      16       0       0
July 2011 ................     86      49       8       0       0
July 2012 ................     83      43       2       0       0
July 2013 ................     81      38       0       0       0
July 2014 ................     78      33       0       0       0
July 2015 ................     76      29       0       0       0
July 2016 ................     73      25       0       0       0
July 2017 ................     70      21       0       0       0
July 2018 ................     67      17       0       0       0
July 2019 ................     63      14       0       0       0
July 2020 ................     60      11       0       0       0
July 2021 ................     56       8       0       0       0
July 2022 ................     52       5       0       0       0
July 2023 ................     47       3       0       0       0
July 2024 ................     43       *       0       0       0
July 2025 ................     38       0       0       0       0
July 2026 ................     33       0       0       0       0
July 2027 ................     27       0       0       0       0
July 2028 ................     22       0       0       0       0
July 2029 ................     16       0       0       0       0
July 2030 ................      9       0       0       0       0
July 2031 ................      2       0       0       0       0
July 2032 ................      0       0       0       0       0
July 2033 ................      0       0       0       0       0
July 2034 ................      0       0       0       0       0

Weighted Average Life  in
years (to Maturity)**       16.93    7.98    3.60    2.69    2.28


-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES


                                   CLASS I-A-4 CERTIFICATES
                                   ------------------------

                               0%    100%    275%    400%    500%
                            -----    ----    ----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage .......    100     100     100     100     100
July 2005 ................    100     100     100     100     100
July 2006 ................    100     100     100     100     100
July 2007 ................    100     100     100     100     100
July 2008 ................    100     100     100     100     100
July 2009 ................    100     100     100     100      42
July 2010 ................    100     100     100      71       0
July 2011 ................    100     100     100       0       0
July 2012 ................    100     100     100       0       0
July 2013 ................    100     100      77       0       0
July 2014 ................    100     100      42       0       0
July 2015 ................    100     100      12       0       0
July 2016 ................    100     100       0       0       0
July 2017 ................    100     100       0       0       0
July 2018 ................    100     100       0       0       0
July 2019 ................    100     100       0       0       0
July 2020 ................    100     100       0       0       0
July 2021 ................    100     100       0       0       0
July 2022 ................    100     100       0       0       0
July 2023 ................    100     100       0       0       0
July 2024 ................    100     100       0       0       0
July 2025 ................    100      75       0       0       0
July 2026 ................    100      49       0       0       0
July 2027 ................    100      26       0       0       0
July 2028 ................    100       4       0       0       0
July 2029 ................    100       0       0       0       0
July 2030 ................    100       0       0       0       0
July 2031 ................    100       0       0       0       0
July 2032 ................     42       0       0       0       0
July 2033 ................      0       0       0       0       0
July 2034 ................      0       0       0       0       0

Weighted Average Life in
years (to Maturity)**       27.94    22.05   9.86    6.31    4.99


-------------
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES

                                     CLASS I-A-5 CERTIFICATES                   CLASS I-A-6 CERTIFICATES
                                     ------------------------                   ------------------------
                              0%     100%     275%    400%    500%         0%     100%     275%    400%    500%
                           -----    -----    -----    ----    ----      -----    -----    -----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage .....     100      100      100     100     100        100      100      100     100     100
July 2005 ..............     100      100      100     100     100        100      100      100     100     100
July 2006 ..............     100      100      100     100     100        100      100      100     100     100
July 2007 ..............     100      100      100     100     100        100      100      100     100     100
July 2008 ..............      99       99       99      99      99        100      100      100     100     100
July 2009 ..............      98       98       98      98      98        100      100      100     100     100
July 2010 ..............      96       96       96      96      60         99       98       94      92      89
July 2011 ..............      95       95       95      93      19         99       94       87      81      77
July 2012 ..............      94       94       94      59       1         97       90       77      68      61
July 2013 ..............      93       93       93      39       0         95       84       65      54      42
July 2014 ..............      92       92       92      29       0         93       77       53      40      28
July 2015 ..............      90       90       90      21       0         90       70       43      29      19
July 2016 ..............      89       89       81      16       0         87       64       35      22      13
July 2017 ..............      88       88       65      11       0         84       58       28      16       9
July 2018 ..............      87       87       52       8       0         81       52       23      12       6
July 2019 ..............      86       86       42       6       0         78       47       18       8       4
July 2020 ..............      84       84       33       4       0         74       42       14       6       3
July 2021 ..............      83       83       26       3       0         70       38       11       4       2
July 2022 ..............      82       82       21       2       0         66       33        9       3       1
July 2023 ..............      81       81       16       2       0         62       29        7       2       1
July 2024 ..............      80       80       13       1       0         57       26        5       2       *
July 2025 ..............      78       78       10       1       0         53       22        4       1       *
July 2026 ..............      77       77        7       1       0         47       19        3       1       *
July 2027 ..............      76       76        5       *       0         42       16        2       1       *
July 2028 ..............      75       75        4       *       0         37       13        2       *       *
July 2029 ..............      74       61        3       *       0         31       10        1       *       *
July 2030 ..............      72       46        2       *       0         24        7        1       *       *
July 2031 ..............      71       31        1       *       0         18        5        *       *       *
July 2032 ..............      70       18        1       *       0         11        3        *       *       *
July 2033 ..............      31        5        *       *       0          3        1        *       *       *
July 2034 ..............       0        0        0       0       0          0        0        0       0       0

Weighted Average Life in
years (to Maturity)**      24.93    23.36    14.92    9.42    6.33      20.51    15.48    11.36    9.93    9.08


-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES


                                   CLASS I-A-7 CERTIFICATES
                                   ------------------------

                               0%    100%    275%    400%    500%
                            -----    ----    ----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage .......    100     100     100     100     100
July 2005 ................     99      97      93      90      88
July 2006 ................     97      91      80      73      67
July 2007 ................     96      84      65      54      46
July 2008 ................     94      77      53      40      31
July 2009 ................     92      71      44      29      21
July 2010 ................     91      66      35      22      14
July 2011 ................     89      61      29      16       9
July 2012 ................     87      56      23      12       6
July 2013 ................     85      51      19       9       4
July 2014 ................     82      47      16       6       3
July 2015 ................     80      43      13       5       2
July 2016 ................     78      39      10       3       1
July 2017 ................     75      35       8       3       1
July 2018 ................     72      32       7       2       1
July 2019 ................     69      29       5       1       *
July 2020 ................     66      26       4       1       *
July 2021 ................     63      23       3       1       *
July 2022 ................     59      20       3       1       *
July 2023 ................     55      18       2       *       *
July 2024 ................     51      16       2       *       *
July 2025 ................     47      13       1       *       *
July 2026 ................     43      11       1       *       *
July 2027 ................     38      10       1       *       *
July 2028 ................     33       8       *       *       *
July 2029 ................     28       6       *       *       *
July 2030 ................     22       5       *       *       *
July 2031 ................     16       3       *       *       *
July 2032 ................     10       2       *       *       *
July 2033 ................      3       1       *       *       *
July 2034 ................      0       0       0       0       0

Weighted Average Life in
years (to Maturity)**       18.70    10.90   5.71    4.20    3.46

-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii)adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES

                                          CLASS I-PO CERTIFICATES                           CLASS II-A-1 CERTIFICATES
                                          -----------------------                           -------------------------
                                  0%     100%      275%     400%      500%          0%       100%     275%     400%      500%
                                  --     ----      ----     ----      ----          --       ----     ----     ----      ----
DISTRIBUTION DATE
-----------------
Initial Percentage..........     100      100       100      100       100          100      100       100      100       100
July 2005...................      98       96        92       89        87           95       93        91       89        87
July 2006...................      95       89        78       71        66           90       85        76       70        65
July 2007...................      92       81        64       53        45           85       75        60       50        43
July 2008...................      90       74        52       39        30           79       66        46       35        27
July 2009...................      87       67        42       29        21           73       57        35       24        17
July 2010...................      84       61        34       21        14           67       49        27       17        11
July 2011...................      80       55        27       15         9           60       42        20       11         7
July 2012...................      77       50        22       11         6           54       35        15        8         4
July 2013...................      73       44        17        8         4           47       28        11        5         2
July 2014...................      69       40        14        6         3           39       22         8        3         1
July 2015...................      65       35        11        4         2           31       17         5        2         1
July 2016...................      61       31         8        3         1           23       12         3        1         *
July 2017...................      57       27         6        2         1           14        7         2        1         *
July 2018...................      52       23         5        1         *            5        2         *        *         *
July 2019...................      47       20         4        1         *            0        0         0        0         0
July 2020...................      42       16         3        1         *            0        0         0        0         0
July 2021...................      36       13         2        *         *            0        0         0        0         0
July 2022...................      30       11         1        *         *            0        0         0        0         0
July 2023...................      24        8         1        *         *            0        0         0        0         0
July 2024...................      18        5         1        *         *            0        0         0        0         0
July 2025...................      11        3         *        *         *            0        0         0        0         0
July 2026...................       4        1         *        *         *            0        0         0        0         0
July 2027...................       0        0         0        0         0            0        0         0        0         0
July 2028...................       0        0         0        0         0            0        0         0        0         0
July 2029...................       0        0         0        0         0            0        0         0        0         0
July 2030...................       0        0         0        0         0            0        0         0        0         0
July 2031...................       0        0         0        0         0            0        0         0        0         0
July 2032...................       0        0         0        0         0            0        0         0        0         0
July 2033...................       0        0         0        0         0            0        0         0        0         0
July 2034...................       0        0         0        0         0            0        0         0        0         0

Weighted Average Life in
years (to Maturity)**          13.44    9.02      5.35     4.08      3.43         8.14      6.41     4.50     3.67      3.18

-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES

                                     CLASS II-A-2 CERTIFICATES                  CLASS II-A-3 CERTIFICATES
                                     -------------------------                  -------------------------

                              0%     100%     275%    400%    500%          0%     100%     275%    400%    500%
                           -----    -----    -----    ----    ----       -----    -----    -----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage .....     100      100      100     100     100         100      100      100     100     100
July 2005 ..............      95       93       90      88      86          95       93       88      85      83
July 2006 ..............      90       85       75      69      64          90       83       72      65      59
July 2007 ..............      85       75       59      49      42          85       74       56      46      38
July 2008 ..............      79       66       46      35      27          79       65       44      32      25
July 2009 ..............      73       57       35      24      17          73       56       34      22      15
July 2010 ..............      67       49       27      17      11          67       48       26      15      10
July 2011 ..............      61       42       20      11       7          60       41       19      10       6
July 2012 ..............      54       35       15       7       4          53       34       14       7       4
July 2013 ..............      47       28       11       5       2          46       27       10       4       2
July 2014 ..............      39       22        8       3       1          38       21        7       3       1
July 2015 ..............      31       17        5       2       1          30       16        5       2       1
July 2016 ..............      23       12        3       1       *          21       10        3       1       *
July 2017 ..............      14        7        2       *       *          11        5        1       *       *
July 2018 ..............       5        2        *       *       *           2        1        *       *       *
July 2019 ..............       0        0        0       0       0           0        0        0       0       0
July 2020 ..............       0        0        0       0       0           0        0        0       0       0
July 2021 ..............       0        0        0       0       0           0        0        0       0       0
July 2022 ..............       0        0        0       0       0           0        0        0       0       0
July 2023 ..............       0        0        0       0       0           0        0        0       0       0
July 2024 ..............       0        0        0       0       0           0        0        0       0       0
July 2025 ..............       0        0        0       0       0           0        0        0       0       0
July 2026 ..............       0        0        0       0       0           0        0        0       0       0
July 2027 ..............       0        0        0       0       0           0        0        0       0       0
July 2028 ..............       0        0        0       0       0           0        0        0       0       0
July 2029 ..............       0        0        0       0       0           0        0        0       0       0
July 2030 ..............       0        0        0       0       0           0        0        0       0       0
July 2031 ..............       0        0        0       0       0           0        0        0       0       0
July 2032 ..............       0        0        0       0       0           0        0        0       0       0
July 2033 ..............       0        0        0       0       0           0        0        0       0       0
July 2034 ..............       0        0        0       0       0           0        0        0       0       0

Weighted Average Life in
years (to Maturity)**       8.17     6.41     4.48    3.64    3.15        8.04     6.27     4.31    3.45    2.95

-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES


                                   CLASS II-PO CERTIFICATES
                                   ------------------------

                               0%    100%    275%    400%    500%
                            -----    ----    ----    ----    ----
DISTRIBUTION DATE
Initial Percentage            100     100     100     100     100
July 2005                      95      93      91      89      87
July 2006                      90      85      76      70      65
July 2007                      85      75      60      50      43
July 2008                      79      66      47      36      28
July 2009                      73      57      36      25      18
July 2010                      67      49      28      18      12
July 2011                      61      42      21      12       7
July 2012                      54      35      16       8       5
July 2013                      47      29      11       5       3
July 2014                      40      23       8       3       2
July 2015                      32      17       5       2       1
July 2016                      24      12       3       1       *
July 2017                      16       7       2       1       *
July 2018                       7       3       1       *       *
July 2019                       0       0       0       0       0
July 2020                       0       0       0       0       0
July 2021                       0       0       0       0       0
July 2022                       0       0       0       0       0
July 2023                       0       0       0       0       0
July 2024                       0       0       0       0       0
July 2025                       0       0       0       0       0
July 2026                       0       0       0       0       0
July 2027                       0       0       0       0       0
July 2028                       0       0       0       0       0
July 2029                       0       0       0       0       0
July 2030                       0       0       0       0       0
July 2031                       0       0       0       0       0
July 2032                       0       0       0       0       0
July 2033                       0       0       0       0       0
July 2034                       0       0       0       0       0

Weighted Average Life in
years (to Maturity)**        8.21    6.47    4.56    3.73    3.25

-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING PSA PERCENTAGES


                       CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                       -----------------------------------------------

                               0%    100%    275%    400%    500%
                            -----    ----    ----    ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage            100     100     100     100     100
July 2005                      97      97      97      97      97
July 2006                      93      93      93      93      93
July 2007                      90      90      90      90      90
July 2008                      86      86      86      86      86
July 2009                      82      82      82      82      82
July 2010                      78      77      74      72      70
July 2011                      74      71      65      61      57
July 2012                      69      64      55      48      44
July 2013                      64      56      44      36      30
July 2014                      59      49      34      25      20
July 2015                      54      42      26      17      12
July 2016                      48      35      19      12       8
July 2017                      42      29      14       8       5
July 2018                      36      23      10       5       3
July 2019                      32      19       7       3       2
July 2020                      30      17       6       3       1
July 2021                      29      15       5       2       1
July 2022                      27      14       4       1       1
July 2023                      25      12       3       1       *
July 2024                      24      10       2       1       *
July 2025                      22       9       2       *       *
July 2026                      20       8       1       *       *
July 2027                      17       6       1       *       *
July 2028                      15       5       1       *       *
July 2029                      13       4       *       *       *
July 2030                      10       3       *       *       *
July 2031                       7       2       *       *       *
July 2032                       4       1       *       *       *
July 2033                       1       *       *       *       *
July 2034                       0       0       0       0       0

Weighted Average Life
in years (to Maturity)**    13.01    10.72   8.72    7.96    7.54

-------------
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yields to investors on the Class I-A-7 Certificates and Class I-A-8 Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Class I-A-7 Certificates will vary with LIBOR and the pass-through rate on the Class I-A-8 Certificates will vary inversely with LIBOR. The pass- through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of PSA and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of PSA and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of PSA until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o the aggregate purchase prices of the Class I-A-7 Certificates and Class I-A-8 Certificates are $12,926,523 and $1,432,591, respectively, in each case, including accrued interest; and

         o the initial pass-through rates on the Adjustable Rate Certificates are described on page S-9 of this prospectus supplement.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS I-A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR


                                        Percentage of PSA
                                        -----------------

LIBOR                          0%     100%     275%     400%     500%
------                       -----    -----    -----    -----    -----
0.3500%                      0.86%    0.86%    0.86%    0.87%    0.87%
1.3500%                      1.86%    1.86%    1.86%    1.86%    1.86%
2.3500%                      2.86%    2.86%    2.85%    2.85%    2.85%
4.3500%                      4.88%    4.87%    4.85%    4.84%    4.83%
6.3500%                      6.91%    6.90%    6.87%    6.84%    6.83%
7.5000% and above            8.09%    8.07%    8.03%    8.00%    7.98%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS I-A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR


                                           Percentage of PSA
                                           -----------------

LIBOR                          0%      100%       275%        400%        500%
-------                     ------    ------     -----      -------     -------
0.3500%                     72.03%    67.08%     58.20%      51.67%      46.33%
1.3500%                     60.94%    55.91%     46.85%      40.18%      34.70%
2.3500%                     50.10%    44.96%     35.69%      28.84%      23.20%
4.3500%                     29.03%    23.64%     13.84%       6.52%       0.41%
6.3500%                      7.74%     2.10%     (8.23)%    (16.07)%    (22.74)%
7.5000% and above             *         *          *           *           *

-------------
* These yields represent a loss of substantially all of the assumed purchase price for the Class I-A-8 Certificates

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of PSA over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. In addition, investors in the Class I-A-8 Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

PRINCIPAL ONLY CERTIFICATE YIELD CONSIDERATIONS

         The Class I-PO Certificates and Class II-PO Certificates will be "principal only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amounts. As indicated in the tables below low rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the related class of Principal Only Certificates.

         The significance of the effects of prepayments on the Principal Only Certificates is illustrated in the following tables entitled "Sensitivity of the Principal Only Certificates to Prepayments," which show the pre- tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of PSA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under " Decrement Tables" and such Certificates are purchased on July 30, 2004.

         It is not likely that the Group I Discount Mortgage Loans and Group II Discount Mortgage Loans will prepay at a constant rate until maturity or that all such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group I Discount Mortgage Loans and Group II Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Principal Only Certificate and there can be no assurance that the pre-tax yield to an investor in the Principal Only Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Principal Only Certificate.

          SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

            PRE-TAX YIELD TO MATURITY OF THE CLASS I-PO CERTIFICATES

                                PERCENTAGE OF PSA

         Assumed Purchase Price           0%          100%          275%         400%            500%
         ----------------------           --          ----          ----         ----            ----
                 $44,171                 3.40%        5.37%         9.46%       12.43%          14.75%


          SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

            PRE-TAX YIELD TO MATURITY OF THE CLASS II-PO CERTIFICATES

                                PERCENTAGE OF PSA

         Assumed Purchase Price           0%          100%          275%         400%            500%
         ----------------------           --          ----          ----         ----            ----
                $601,063                 4.62%        6.02%         8.77%       10.80%          12.41%


YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity on the Class I-A-8 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rates may fluctuate significantly over time, because the Notional Amount of the Class I-A-8 Certificates is equal to the Current Principal Amount of the Class I-A-7 Certificates. The yield to maturity on the Class II-X-1 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Group II mortgage loans with a Net Mortgage Rate greater than 5.2500%, because the Class II-X-1 Certificates are only entitled to receive interest payments from the Group II mortgage loans with a Net Mortgage Rate greater than 5.2500%.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Class II-X-1 Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of such Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below in the case of the Class II-X- 1 Certificates. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

          PRE-TAX YIELD TO MATURITY OF THE CLASS II-X-1 CERTIFICATES AT
                         THE FOLLOWING PSA PERCENTAGES

         Assumed Purchase Price                   0%           100%         275%         400%            500%
         ----------------------                   --           ----         ----         ----            ----
                 $80,967                        34.91%        29.60%       20.00%       12.88%          7.02%

         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class II-X- 1 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class II-X-1 Certificates, and thus do not reflect the return on any investment in the Class II-X-1 Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Class II-IX-1 Certificates are likely to differ from those shown in the table above, even if the average prepayment rate on all of the Mortgage Loans equals the percentages of PSA indicated in the table above over any given time period or over the entire life of the Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class II-X-1 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class I-A-8 Certificates and Class II-X-1 Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class II-X-1 Certificates have rights to interest payments solely from the Group II mortgage loans with a Net Mortgage Rate greater than 5.2500%; thus, the yield on the Class II-X-1 Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the group II mortgage loans with a Net Mortgage Rate greater than 5.2500% prepay faster than the group II mortgage loans with a Net Mortgage Rate less than or equal to 5.2500%.

         For additional considerations relating to the yield on the offered certificates, see "Yield and Prepayment Considerations" in the Prospectus.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         If the Current Principal Amounts of the Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Current Principal Amounts of the Class B-6, Class B-5, Class B-4 and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2

Certificates. If the Current Principal Amounts of the Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. The initial undivided interest in each Loan Group evidenced by the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 1.80%. The initial undivided interest in each Loan Group evidenced by the Class B-4, Class B-5 and Class B-6 Certificates, in the aggregate, is approximately 0.30%. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         Holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor and the Seller, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account, (6) the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee, (7) with respect to the Insured Certificates only, the certificate guaranty insurance policy and the Reserve Fund and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/PRIME 2004-1. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Mortgage Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller.

         The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans (without regard to the certificate guaranty insurance policy), within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Issuer, the Seller will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

THE TRUSTEE

         U.S. Bank National Association, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Depositor, the Master Servicer and the Securities Administrator may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/PRIME 2004-1 or at such other address as the Trustee may designate from time to time.

         The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the sum of investment income on funds in the Master Servicer Collection Account and the Distribution Account. Each of the Servicers will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement equal to the applicable servicing fee rate, set forth below, multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by such Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be 0.250% per annum with respect to the mortgage loans serviced by EMC, National City, GMACM, Nextstar and WFBNA.

         In addition to the primary compensation described above, the applicable Servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related Servicing Agreement.

         The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. In addition, with respect to the mortgage loans serviced by National City and WFBNA the applicable Servicer may be entitled to retain additional amounts in connection with the management and liquidation of a REO Property related to the mortgage loans serviced by such Servicer as provided in the related Servicing Agreement.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Mortgage Rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         Subject to the conditions set forth in the Agreement, the Issuer may, at its option, purchase from the trust any mortgage loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price.

THE PROTECTED ACCOUNTS

         The Servicers will establish and maintain one or more accounts, referred to in this prospectus supplement as the Protected Accounts, into which they will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements.

         On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds for such distribution date.

THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account, referred to in this prospectus supplement as the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

THE DISTRIBUTION ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account, referred to in this prospectus supplement as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the Master Servicer Collection Account for such distribution date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement). The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each distribution date, the Trustee shall pay the certificateholders and the Insurer in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% and 0.25% of the total amount will be allocated to each Class of Interest Only Certificates and each Class of Residual Certificates, respectively.

         Notwithstanding the foregoing, so long as there does not exist a failure by the Insurer to make a required payment under the policy, the Insurer shall have the right to exercise all rights of the holders of the Insured Certificates under the Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Insurer except as provided in the Agreement.

TERMINATION

         The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders and the Insurer of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans and any REO property in the trust is less than 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date, the Depositor or its designee may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase, (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement plus (e) all amounts due and owing to the Insurer under the pooling and servicing agreement. Any such repurchase will result in the retirement of all of the Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements-- Termination; Retirement of Securities" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund as three separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund will consist of three separate REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Class R-I, Class R-II and Class R-III Certificates will represent the sole classes of "residual interests" in the related REMIC elected by the trust fund and (ii) the Offered Certificates (other than the Class R Certificates) will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, based on expected issue prices, it is anticipated that the Class I-A-8, Class I-PO, Class II-A-1, Class II-PO, Class II-X-1, Class B-1, Class B-2 and Class B-3 Certificates will, the Class I-A-1, Class I-A-2 and Class I-A-7 Certificates will not, and all other classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 250% of the PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any holders of Offered Certificates, in particular, the holders of the Interest Only Certificates, the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Offered Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Offered Certificates.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Possible REMIC Taxes" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The Agreement includes other provisions regarding the transfer of Residual Certificates, including:

         o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

                  o        is not a disqualified organization;

                  o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

                  o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

In addition, under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs' term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

         Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriters have agreed to purchase the Offered Certificates. The Underwriters are obligated to purchase all Offered Certificates of the respective classes offered by this prospectus supplement if it purchases any. Bear Stearns & Co., Inc is an affiliate of the Depositor and the Issuer.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 98.73% of the aggregate initial Current Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates, but before deducting expenses payable by the Depositor in connection Offered Certificates which are estimated to be $504,950. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of each other class of Offered Certificates and the Residual Certificates will be made at the offices of the Underwriters, in each case, on or about the Closing Date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the Current Principal Amount or Notional Amount of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Radian Asset Assurance Inc. and the financial statements of Radian Reinsurance Inc. included in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing in this prospectus supplement, and are included in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Fitch.


                                                    Rating
                                                    ------
      Class                             S&P                      Fitch
      -----                             ---                      -----
      Class I-A-1                       AAA                       AAA
      Class I-A-2                       AAA                       AAA
      Class I-A-3                       AAA                       AAA
      Class I-A-4                       AAA                       AAA
      Class I-A-5                       AAA                       AAA
      Class I-A-6                       AAA                       AAA
      Class I-A-7                       AAA                       AAA
      Class I-A-8                       AAA                       AAA
      Class I-PO                        AAA                       AAA
      Class II-A-1                      AAA                       AAA
      Class II-A-2                      AAA                       AAA
      Class II-A-3                      AAA                       AAA
      Class II-PO                       AAA                       AAA
      Class II-X-1                      AAA                       AAA
      Class R-I                         AAA                       AAA
      Class R-II                        AAA                       AAA
      Class R-III                       AAA                       AAA
      Class B-1                          AA                       --
      Class B-2                          A                        --
      Class B-3                         BBB                       --

         The ratings of S&P and Fitch assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The ratings on the Class I-A-5 Certificates are without regard to the certificate guaranty insurance policy. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non- credit events. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial principal balance thereof and interest thereon and the ratings on the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The Senior Certificates and Class B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

         A fiduciary of any Plan and any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the Offered

Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

         Each beneficial owner of an Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or investing with "Plan assets", (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's or Fitch Ratings, and the Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any Trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding -- a plan investor -- unless the transferee provides the Trustee with an opinion of counsel for the benefit of the Depositor, the Master Servicer and the Securities Administrator, on which they may rely, satisfactory to the Trustee, which opinion will not be at the expense of the Trustee, that the purchase of the Residual Certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a non- exempt prohibited transaction under ERISA or Code Section 4975 and will not subject the Issuer, the Master Servicer, the Securities Administrator any Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                    GLOSSARY

ACCRUED CERTIFICATE INTEREST -- With respect to the Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable pass- through rate on the Current Principal Amount or Notional Amount of such Certificate immediately prior to such distribution date, less (1) in the case of a Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer,
(b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act or similar state law will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the distribution date on which the outstanding Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

ADJUSTABLE RATE CERTIFICATES -- The Class I-A-7 Certificates and Class I-A-8 Certificates.

ADJUSTMENT AMOUNT -- For each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of
(A) an amount calculated by the Issuer and approved by the Rating Agencies, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the mortgage loans on the distribution date immediately preceding such anniversary and (y) twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance on the distribution date immediately preceding such anniversary.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of July 1, 2004, among Structured Asset Mortgage Investments II Inc., as Depositor, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Master Servicer and EMC Mortgage Corporation as Seller.

ALLOCABLE SHARE -- With respect to any class of Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the Current Principal Amount of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each Subgroup; provided, that except as described in the succeeding sentence, no class of Subordinate Certificates (other than the class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. If on any distribution date the Current Principal Amount of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, in the order of their numerical class designations

AVAILABLE FUNDS -- For any distribution date and each Loan Group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Loan Group, (2) any Monthly Advances and Compensating Interest made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Loan Group and
(3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian as provided in the Agreement and investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account.

BANKRUPTCY COVERAGE TERMINATION DATE -- The distribution date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

BANKRUPTCY LOSS AMOUNT -- On each Distribution Date, $100,000 subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY CERTIFICATES -- The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-entry Certificate.

CERTIFICATES -- The Offered Certificates and the Non-Offered Subordinate Certificates.

CLASS I-PO CERTIFICATE DEFERRED AMOUNT -- As to each distribution date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Subgroup I-1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior distribution dates.

CLASS II-PO CERTIFICATE DEFERRED AMOUNT -- As to each distribution date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class II-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Subgroup II-1 and the Class II-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class II-PO Certificates, and not distributed on prior distribution dates.

CLASS PO CERTIFICATE PRINCIPAL DISTRIBUTION AMOUNT -- The Class I-PO Certificates and Class II-PO Certificates shall be entitled to distributions from Subgroup I-1 and Subgroup II-1, respectively. For the Class I-PO Certificates or Class II-PO Certificates, as applicable, with respect to each distribution date will be an amount equal to the sum of:

                  (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in the related Subgroup on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (iii) the applicable PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in the related Subgroup received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

                  (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Subgroup which was repurchased by the Issuer in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan in the related Subgroup that has been replaced by the Issuer with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- A test, which shall be satisfied for a class of Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such class and each class of Subordinate Certificates subordinate thereto, if any, in each case, immediately preceding the distribution date, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the beginning of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

CROSS-OVER DATE -- The distribution date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero.

CURRENT PRINCIPAL AMOUNT -- With respect to any Certificate (other than the Interest Only Certificates) as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) the principal portion of all Realized Losses previously allocated to such Certificate (taking into account the applicable Loss Allocation Limit), and (3) solely in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates;

provided that, the Current Principal Amount of any class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Current Principal Amount of that Certificate.

CUT-OFF DATE -- July 1, 2004.

DECEASED HOLDER -- Any beneficial owner of an Insured Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

DISCOUNT MORTGAGE LOAN -- Any group I mortgage loan with a Net Mortgage Rate less than 5.2500% per annum and any group II mortgage loan with a Net Mortgage Rate less than 4.5000% per annum.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EXCESS BANKRUPTCY LOSS -- Any Bankruptcy Loss occurring after the Bankruptcy Coverage Termination Date.

EXCESS FRAUD LOSS -- Any Fraud Loss occurring after the Fraud Coverage Termination Date.

EXCESS LOSS -- Any Excess Bankruptcy Loss, Excess Fraud Loss, Excess Special Hazard Loss or Extraordinary Loss.

EXCESS SPECIAL HAZARD LOSS -- Any Special Hazard Loss occurring after the Special Hazard Termination Date.

EXTRAORDINARY LOSS -- Any Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

FRAUD COVERAGE TERMINATION DATE -- The distribution date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

FRAUD LOSS AMOUNT -- Upon the initial issuance of the Certificates, 1.0% of the aggregate Scheduled Principal Balances of the mortgage loans. As of any distribution date during the first three years after the Cut-off Date, the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the Cut-off Date. As of any distribution date for the fourth and fifth year following the Cut-off Date, (1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent year following the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all mortgage loans as of the most recent year following the

Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent year following the Cut-off Date. After the fifth year following the Cut-off Date, the Fraud Loss Amount shall be zero.

FRAUD LOSS -- Any Realized Loss attributable to fraud in the origination of the related mortgage loan.

GROUP I SENIOR CERTIFICATES -- The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-PO, Class R-I, Class R-II and Class R-III Certificates.

GROUP II SENIOR CERTIFICATES -- The Class II-A-1, Class II-A-2, Class II-A-3, Class II-PO and Class II-X-1 Certificates.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

INSURED CERTIFICATES-- The Class I-A-5 Certificates.

INTEREST ACCRUAL PERIOD -- For each class of Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs, except for the Class I-A-7 Certificates and Class I-A-8 Certificates which have an interest accrual period beginning on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs, in each case commencing in August 2004.

INTEREST ONLY CERTIFICATES -- The Class I-A-8 Certificates and Class II-X-1 Certificates.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

LOAN-TO-VALUE RATIO -- With respect to any mortgage loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the Original Value of the related Mortgaged Property.

LOCKOUT CERTIFICATES-- The Class I-A-6 Certificates.

LOCKOUT PRINCIPAL AMOUNT -- For any distribution date occurring prior to the distribution date in August 2009 will equal zero. The Lockout Principal Amount for any distribution date occurring after the first five years following the Closing Date will be as follows: for any distribution date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Lockout Pro Rata Optimal Principal Amount (as defined below) for such distribution date; and, for any distribution date thereafter, 100% of the Lockout Pro Rata Optimal Principal Amount for such distribution date.

LOCKOUT PRO RATA OPTIMAL PRINCIPAL AMOUNT -- For any distribution date, shall be an amount equal to the product of (x) the Subgroup I-1 Principal Distribution Amount for such distribution date (without regard to the Subgroup I-1 Senior Percentage or the Subgroup I-1 Senior Prepayment Percentage) multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amount of the Class I-A-6 Certificates immediately prior to such distribution date and the denominator of which is the sum of the Non-PO Percentages of the Scheduled Principal Balances of the mortgage loans in Subgroup I-1.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

NET LIQUIDATION PROCEEDS -- Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

NET MORTGAGE RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate attributable thereto, in each case expressed as a per annum rate.

NON-OFFERED SUBORDINATE CERTIFICATES -- The Class B-4, Class B-5 and Class B-6 Certificates.

NON-PO PERCENTAGE -- With respect to any group I mortgage loan with a Net Mortgage Rate less than 5.2500% per annum, a fraction, expressed as a percentage, equal to (x) the Net Mortgage Rate thereof divided by (y) 5.2500% per annum. With respect to any group II mortgage loan with a Net Mortgage Rate less than 4.5000% per annum, a fraction, expressed as a percentage, equal to (x) the Net Mortgage Rate thereof divided by (y) 4.5000% per annum.

NOTIONAL AMOUNT -- With respect to (1) the Class I-A-8 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-A-7 Certificates and (2) the Class II-X-1 Certificates, as of any date of determination, is equal to the aggregate Scheduled Principal Balance of the group II mortgage loans with a Net Mortgage Rate greater than 5.2500%. Reference to the Notional Amount of the Interest Only Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

OFFERED CERTIFICATES-- The Senior Certificates and the Offered Subordinate Certificates.

OFFERED SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2 and Class B-3 Certificates.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Current Principal Amount of the Subordinate Certificates as of the Closing Date.

ORIGINAL VALUE -- The value of the property underlying a mortgage loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

PO PERCENTAGE -- With respect to any group I mortgage loan with a Net Mortgage Rate less than 5.2500% per annum, 5.2500% per annum minus the Net Mortgage Rate thereof divided by 5.2500% per annum. With respect to any group II mortgage loan with a Net Mortgage Rate less than 4.5000% per annum, 4.5000% per annum minus the Net Mortgage Rate thereof divided by 4.5000% per annum.

PREPAYMENT PERIOD -- With respect to any distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related Servicing Agreement with respect to the other Servicers.

PRINCIPAL PREPAYMENT -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES -- Standard and Poor's, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Current Principal Amount of any class of Certificates on any distribution date.

RECORD DATE -- For each class of Offered Certificates and each distribution date, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs, except for the Class I-A-7 Certificates and Class I-A-8 Certificates which have a record date of the business day prior to the distribution date.

REGULAR CERTIFICATES -- All classes of Offered Certificates other than the Residual Certificates.

REO PROPERTY -- A mortgaged property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the mortgage loan or the Master Servicer and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Issuer and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities -- Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement-- Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R-I, Class R-II and Class R-III Certificates.

ROUNDING ACCOUNT -- A non-interest bearing account to be established by the Trustee on the Closing Date for the Insured Certificates with a $999.99 deposit by Bear, Stearns & Co. Inc.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SENIOR CERTIFICATE GROUP -- The Group I Senior Certificates or the Group II Senior Certificates, as applicable.

SENIOR CERTIFICATES -- The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-PO, Class II-A-1, Class II-A-2, Class II-A-3, Class II-PO, Class II-X-1, Class R-I, Class R-II and Class R-III Certificates.

SPECIAL HAZARD LOSS AMOUNT -- Upon the initial issuance of the Certificates, $2,943,477. As of any distribution date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit and (ii) the Adjustment Amount.

SPECIAL HAZARD LOSS -- A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

SPECIAL HAZARD TERMINATION DATE -- The distribution date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

SUBGROUP -- Any of Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3.

SUBGROUP I-1-- All of the group I mortgage loans with a Net Mortgage Rate of less than or equal to 5.2500% per annum, plus the Subgroup I-1 Fraction of the principal balance of any group I mortgage loan with a Net Mortgage Rate greater than 5.2500% per annum and less than 8.0000% per annum.

SUBGROUP I-1 CERTIFICATES -- The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A- 6, Class R-I, Class R-II, Class R-III Certificates.

SUBGROUP I-1 FRACTION -- With respect to any group I mortgage loan with a Net Mortgage Rate of greater than 5.2500% per annum and less than 8.0000% per annum, a fraction, (x) the numerator of which is equal to 8.0000% minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 2.750%.

SUBGROUP I-2 -- The Subgroup I-2 Fraction of the principal balance of any group I mortgage loan with a Net Mortgage Rate of greater than 5.2500% per annum and less than 8.0000% per annum and the group I mortgage loan with a Net Mortgage Rate of 8.0000% per annum.

SUBGROUP I-2 CERTIFICATES-- The Class I-A-7 Certificates.

SUBGROUP I-2 FRACTION -- With respect to any group I mortgage loan with a Net Mortgage Rate of greater than 5.2500% per annum and less than 8.0000% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such mortgage loan minus 5.2500%, and (y) the denominator of which is equal to 2.750%.

SUBGROUP II-1 -- All of the group II mortgage loans with a Net Mortgage Rate of less than or equal to 4.5000% per annum plus the Subgroup II-1 Fraction of the principal balance of any group II mortgage loan with a Net Mortgage Rate of greater than 4.5000% per annum and less than 5.000% per annum.

SUBGROUP II-1 CERTIFICATES-- The Class II-A-1 Certificates.

SUBGROUP II-1 FRACTION -- With respect to any group II mortgage loan with a Net Mortgage Rate of greater than 4.5000% per annum and less than 5.000% per annum, a fraction, (x) the numerator of which is equal to 5.000% minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

SUBGROUP II-2 -- All of the group II mortgage loans with a Net Mortgage Rate of 5.000% per annum plus the Subgroup II-2A Fraction of the principal balance of any group II mortgage loan with a Net Mortgage Rate of greater than 4.5000% per annum and less than 5.0000% per annum and the Subgroup II-2B Fraction of the principal balance of any group II mortgage loan with a Net Mortgage Rate greater than 5.0000% per annum and less than 5.2500% per annum.

SUBGROUP II-2 CERTIFICATES-- The Class II-A-2 Certificates.

SUBGROUP II-2A FRACTION -- With respect to any group II mortgage loan with a Net Mortgage Rate of greater than 4.5000% per annum and less than 5.0000% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Rate minus 4.5000% of such mortgage loan, and (y) the denominator of which is equal to 0.50000%.

SUBGROUP II-2B FRACTION -- With respect to any group II mortgage loan with a Net Mortgage Rate of greater than 5.0000% per annum and less than 5.2500% per annum, a fraction, (x) the numerator of which is equal to 5.2500% minus the Net Mortgage Rate of such mortgage loan, and (y) the denominator of which is equal to 0.250%.

SUBGROUP II-3 -- All of the mortgage loans with a Net Mortgage Rate of greater than or equal to 5.250% per annum, plus the Subgroup II-3 Fraction of the principal balance of any mortgage loan with a Net Mortgage Rate greater than 5.000% per annum and less than 5.250% per annum.

SUBGROUP II-3 CERTIFICATES-- The Class II-A-3 Certificates.

SUBGROUP II-3 FRACTION -- With respect to any group II mortgage loan with a Net Mortgage Rate of greater than 5.0000% per annum and less than 5.2500% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such mortgage loan minus 5.0000%, and (y) the denominator of which is equal to 0.250%.

SUBGROUP PRINCIPAL DISTRIBUTION AMOUNT -- With respect to each of Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 Certificates and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of each of the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 Certificates, as applicable, immediately prior to such distribution date):

                  (1) the applicable Subgroup Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

                  (4) the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the Non- PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the Non-PO Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii) and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

                  (5) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Subgroup which was repurchased by the Issuer in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan in the related Subgroup that has been replaced by the Issuer with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Scheduled Principal Balance of each such substitute mortgage loan.

SUBGROUP SENIOR PERCENTAGE -- With respect to each Subgroup, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Current Principal Amount of the Senior Certificates of such Subgroup (other than any Principal Only Certificates), immediately prior to such distribution date, by the aggregate Scheduled Principal Balance of the mortgage loans in the related Subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Subgroup Senior Percentage for the Group I Senior Certificates will be approximately 98.20%, and initial Subgroup Senior Percentage for the Group II Senior Certificates will be approximately 98.19%.

SUBGROUP SENIOR PREPAYMENT PERCENTAGE -- The Subgroup Senior Prepayment Percentage for the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 Certificates, on any distribution date occurring during the periods set forth below will be as follows:

         Period (dates inclusive)                         Subgroup Senior Prepayment Percentage
         ------------------------                         -------------------------------------
         August 25, 2004 - July 25, 2009                  100%

         August  25, 2009 - July 25, 2010                 Subgroup Senior Percentage for the
                                                          related Subgroup Certificates plus 70% of
                                                          the related Subordinate Percentage.

         August 25, 2010 - July 25, 2011                  Subgroup Senior Percentage for the
                                                          related Subgroup Certificates plus 60% of
                                                          the related Subordinate Percentage.

         August 25, 2012 - July 25, 2012                  Subgroup Senior Percentage for the
                                                          related Subgroup Certificates plus 40% of
                                                          the related Subordinate Percentage.

         August 25, 2013 - July 25, 2013                  Subgroup Senior Percentage for the
                                                          related Subgroup Certificates plus 20% of
                                                          the related Subordinate Percentage.

         August 25, 2012 and thereafter                   Subgroup Senior Percentage for the
                                                          related Subgroup Certificates.

         Any scheduled reduction to the Subgroup Senior Prepayment Percentage for the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 Certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2009 and July 2010, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2010 and July 2011, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2011 and July 2012,
(d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including August 2012 and July

2013, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after August 2013.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans (other than the PO Percentage thereof with respect to the Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage with respect to the Senior Certificates of each Subgroup for such distribution date will equal 100%.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate, as set forth under the heading "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Subordinate Certificates, the amount by which (x) the sum of the Current Principal Amounts of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such distribution date) exceeds (y) the Scheduled Principal Balances of the mortgage loans on the Due Date related to such distribution date.

SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to the Subordinate Certificates and each distribution date will be an amount equal to the sum of the following from each Subgroup (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such distribution date):

                  (1) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (2) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                  (3) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related Subgroup;

                  (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Subgroup and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period over (b) the sum of the amounts distributable to the holders of the related Senior Certificates pursuant to clause (4) of the definition of "Subgroup

         Principal Distribution Amount" and "Class PO Certificate Principal Distribution Amount" on such distribution date;

                  (5) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Subgroup which was repurchased by the Issuer in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of each mortgage loan in the related Subgroup that has been replaced by the Issuer with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of each such substitute mortgage loan; and

                  (6) on the distribution date on which the Current Principal Amounts of the related Senior Certificates (other than the Interest Only, Class I-PO and Class II-PO Certificates) have all been reduced to zero, 100% of any applicable Subgroup Principal Distribution Amount.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any Subgroup, 100% minus the related Subgroup Senior Percentage for the Senior Certificates related to such Subgroup. The initial Subordinate Percentage for each of Subgroup I-1 and Subgroup I-2 will be approximately 1.80%, and the initial Subordinate Percentage for each of Subgroup II-1, Subgroup II-2 and Subgroup II-3 will be approximately 1.81%.

SUBORDINATE PREPAYMENT PERCENTAGE -- As of any distribution date and with respect to any Subgroup, 100% minus the related Subgroup Senior Prepayment Percentage for such Subgroup, except that on any distribution date after the Current Principal Amount of each class of Senior Certificates of the related Senior Certificate Group have each been reduced to zero, the Subordinate Prepayment Percentage for the Subordinate Certificates with respect to such Subgroup will equal 100%.

SUBSEQUENT RECOVERIES -- Any amount recovered by a Servicer or the Master Servicer (net of reimburseable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates (other than the Residual Certificates), which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the Depositor, the Master Servicer, the Securities Administrator, the Insurer or the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Issuer's accounts are located to ensure that settlement can be made on the desired value date.

         TRANSFERS BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         TRANSFERS BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRANSFERS BETWEEN DTC ISSUER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When interests in global securities are to be transferred on behalf of a Issuer from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC Issuer on the settlement date. Thus, to the Issuer settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or Issuers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;
         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or
         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         TRANSFERS BETWEEN CLEARSTREAM OR EUROCLEAR ISSUER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The Issuer will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.
         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description in this prospectus supplement of the mortgage loans is based upon estimates of the composition thereof as of July 1, 2004. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the Cut-off Date, (ii) requirements of the Rating Agencies, (iii) delinquencies or (iv) otherwise. In any such event, other mortgage loans may be included in the Trust. The Depositor believes that the estimated information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.

         Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the scheduled principal balance of the mortgage loans as of the Cut-Off Date as set forth in this prospectus supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

     PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP I

                                                       AGGREGATE SCHEDULED
                                                        PRINCIPAL BALANCE
             ORIGINAL                  NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
      PRINCIPAL BALANCE ($)          MORTGAGE LOANS          OFF DATE              POOL
----------------------------------   --------------   ---------------------    -------------
      0.01  -  100,000.00 ........          3             $      170,740            0.13%
100,000.01  -  200,000.00 ........          9                  1,290,651            0.95
200,000.01  -  300,000.00 ........         14                  3,649,526            2.68
300,000.01  -  350,000.00 ........         14                  4,642,068            3.40
350,000.01  -  400,000.00 ........         58                 21,754,665           15.95
400,000.01  -  450,000.00 ........         58                 24,600,539           18.03
450,000.01  -  500,000.00 ........         51                 24,149,300           17.70
500,000.01  -  550,000.00 ........         22                 11,554,595            8.47
550,000.01  -  600,000.00 ........         24                 13,817,281           10.13
600,000.01  -  650,000.00 ........         25                 15,715,495           11.52
650,000.01  -  700,000.00 ........          3                  2,085,072            1.53
700,000.01  -  800,000.00 ........          3                  2,242,748            1.64
800,000.01  -  900,000.00 ........          5                  4,142,493            3.04
900,000.01 + .....................          7                  6,589,794            4.83
                                        -----             --------------         -------
     Total                                296             $  136,404,967          100.00%
                                        =====             ==============         =======

Minimum Original Principal Balance:   $     50,350
Maximum Original Principal Balance:   $  1,000,000
Average Original Principal Balance:   $    462,946

   SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                IN LOAN GROUP I

                                                    AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE
         SCHEDULED                   NUMBER OF     OUTSTANDING AS OF CUT     % OF MORTGAGE
    PRINCIPAL BALANCE ($)         MORTGAGE LOANS          OFF DATE                POOL
---------------------------       --------------   ---------------------     -------------
      0.01  -  100,000.00 .....           3          $       170,740               0.13%
100,000.01  -  200,000.00 .....           9                1,290,651               0.95
200,000.01  -  300,000.00 .....          15                3,947,369               2.89
300,000.01  -  350,000.00 .....          14                4,694,122               3.44
350,000.01  -  400,000.00 .....          57               21,404,768              15.69
400,000.01  -  450,000.00 .....          59               25,041,818              18.36
450,000.01  -  500,000.00 .....          50               23,708,020              17.38
500,000.01  -  550,000.00 .....          23               12,103,476               8.87
550,000.01  -  600,000.00 .....          24               13,867,616              10.17
600,000.01  -  650,000.00 .....          24               15,116,279              11.08
650,000.01  -  700,000.00 .....           3                2,085,072               1.53
700,000.01  -  800,000.00 .....           4                3,035,265               2.23
800,000.01  -  900,000.00 .....           4                3,349,976               2.46
900,000.01  +  ................           7                6,589,794               4.83
                                      -----          ---------------            -------
     Total                              296          $   136,404,967             100.00%
                                      =====          ===============            =======

Minimum Scheduled Principal Balance:    $     50,317
Maximum Scheduled Principal Balance:    $    996,778
Average Scheduled Principal Balance:    $    460,828

   MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
      MORTGAGE RATES (%)      MORTGAGE LOANS         OFF DATE               POOL
---------------------------   --------------   ---------------------    -------------
 5.000 - 5.249 ............           1          $        465,751            0.34%
 5.250 - 5.499 ............           2                   998,261            0.73
 5.500 - 5.749 ............         121                60,561,449           44.40
 5.750 - 5.999 ............         111                51,975,998           38.10
 6.000 - 6.249 ............          32                12,711,895            9.32
 6.250 - 6.499 ............          14                 5,420,956            3.97
 6.500 - 6.749 ............           5                 1,894,502            1.39
 6.750 - 6.999 ............           1                   327,264            0.24
 7.000 - 7.249 ............           3                   531,975            0.39
 7.250 - 7.499 ............           1                   455,347            0.33
 7.500 - 7.749 ............           1                   307,771            0.23
 7.750 - 7.999 ............           2                   323,016            0.24
 8.000 - 8.999 ............           2                   430,781            0.32
                                 ------          ----------------         -------
     Total                          296          $    136,404,967          100.00%
                                 ======          ================         =======

Minimum Mortgage Rate:               5.125%
Maximum Mortgage Rate:               8.250%
Weighted Average Mortgage Rate:      5.763%

      ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                               AGGREGATE SCHEDULED
                                                                PRINCIPAL BALANCE
                                               NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
          LOAN-TO-VALUE RATIOS (%)           MORTGAGE LOANS          OFF DATE              POOL
------------------------------------------   --------------   ---------------------    -------------
   0.01 - 30.00 ..........................           3           $      2,032,135            1.49%
  30.01 - 40.00 ..........................          11                  4,204,484            3.08
  40.01 - 45.00 ..........................           6                  3,275,206            2.40
  45.01 - 50.00 ..........................          19                 10,168,999            7.46
  50.01 - 55.00 ..........................          23                 10,496,459            7.70
  55.01 - 60.00 ..........................          18                  8,559,562            6.28
  60.01 - 65.00 ..........................          25                 10,367,906            7.60
  65.01 - 70.00 ..........................          35                 18,411,022           13.50
  70.01 - 75.00 ..........................          52                 23,378,386           17.14
  75.01 - 80.00 ..........................          92                 41,704,473           30.57
  80.01 - 85.00 ..........................           3                  1,396,625            1.02
  85.01 - 90.00 ..........................           6                  1,945,897            1.43
  90.01 - 95.00 ..........................           3                    463,813            0.34
                                                 -----           ----------------         -------
     Total                                         296           $    136,404,967          100.00%
                                                 =====           ================         =======

Weighted Average Original Loan-to-Value Ratio:   67.14%

* Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property for purchase mortgage loans and by the original appraised value for the refinance mortgage loans.


            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP I

                                                               AGGREGATE SCHEDULED
                                                                PRINCIPAL BALANCE
                                               NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
              OCCUPANCY TYPE                 MORTGAGE LOANS          OFF DATE              POOL
------------------------------------------   --------------   ---------------------    -------------
Investor .................................           1           $        184,807            0.14%
Owner Occupied ...........................         288                133,027,512           97.52
Second Home ..............................           7                  3,192,649            2.34
                                                  ----           ----------------         -------
     Total                                         296           $    136,404,967          100.00%
                                                  ====           ================         =======

            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                  AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE
                                  NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
     DOCUMENTATION TYPE         MORTGAGE LOANS          OFF DATE              POOL
-----------------------------   --------------   ---------------------    -------------
Full/Alternative ............         223           $   107,122,740            78.53%
No Income/No Asset ..........           2                   301,713             0.22
No Ratio ....................          17                 8,058,059             5.91
Stated Income ...............          53                20,872,138             15.3
Stated/Stated ...............           1                    50,317             0.04
                                    -----           ---------------         --------
     Total                            296           $   136,404,967           100.00%
                                    =====           ===============         ========

COLLATERAL GROUPED BY DEBT-TO-INCOME RATIO OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
  DEBT-TO-INCOME RATIO(%)     MORTGAGE LOANS          OFF DATE              POOL
---------------------------   --------------   ---------------------    -------------
  0.00 - 19.99 ............            41         $    18,429,146            13.51%
 20.00 - 39.99 ............           203              93,992,789            68.91
 40.00 - 49.99 ............            45              20,890,644            15.32
 50.00 - 59.99 ............             6               2,574,064             1.89
 65.00 - 74.99 ............             1                 518,324             0.38
                                    -----         ---------------         --------
      Total                           296         $   136,404,967           100.00%
                                    =====         ===============         ========


           PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
       PROPERTY TYPE          MORTGAGE LOANS         OFF DATE                POOL
---------------------------   --------------   ---------------------    -------------
Two- to Four-Family .......             6         $    3,142,659              2.30%
CO-OP .....................             3              1,382,138              1.01
Condominium ...............            12              4,173,460              3.06
Planned Unit Development ..            85             39,488,854             28.95
Single Family .............           190             88,217,857             64.67
                                    -----         --------------          --------
     Total                            296         $  136,404,967            100.00%
                                    =====         ==============          ========

      GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
           STATE              MORTGAGE LOANS          OFF DATE              POOL
---------------------------   --------------   ---------------------    -------------
Alabama ...................           2           $      985,240             0.72%
Arizona ...................           6                2,976,280             2.18
California ................          86               39,414,834            28.90
Colorado ..................          10                4,773,233             3.50
District of Columbia ......           6                3,194,594             2.34
Delaware ..................           1                  949,762             0.70
Florida ...................           6                2,316,518             1.70
Georgia ...................           2                1,504,013             1.10
Illinois ..................          10                5,102,286             3.74
Indiana ...................           1                  376,187             0.28
Massachusetts .............           1                  424,927             0.31
Maryland ..................          37               17,245,075            12.64
Michigan ..................           5                2,708,313             1.99
Minnesota .................           2                1,267,715             0.93
Mississippi ...............           1                  518,439             0.38
Montana ...................           1                  550,296             0.40
North Carolina ............           2                  802,782             0.59
New Jersey ................           7                3,211,221             2.35
New Mexico ................           3                1,241,415             0.91
Nevada ....................           1                  616,232             0.45
New York ..................          13                5,860,084             4.30
Ohio ......................           6                2,430,013             1.78
Oklahoma ..................           2                1,415,849             1.04
Oregon ....................           2                  892,937             0.65
Pennsylvania ..............           1                  256,229             0.19
Texas .....................          22                7,974,692             5.85
Utah ......................           1                  355,587             0.26
Virginia ..................          42               19,304,935            14.15
Washington ................          16                7,357,237             5.39
Wisconsin .................           1                  378,044             0.28
                                  -----           --------------         --------
     Total                          296           $  136,404,967           100.00%
                                  =====           ==============         ========

* No more than approximately 1.22% of the Mortgage Loans in Loan Group I by Scheduled Principal Balance will be secured by properties located in any one zip code.

               LOAN PURPOSES OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
       LOAN PURPOSES          MORTGAGE LOANS         OFF DATE                POOL
---------------------------   --------------   ---------------------    -------------
Cash Out Refinance ........           71           $   30,638,797            22.46%
Purchase ..................           87               40,658,907            29.81
Rate and Term Refinance ...          138               65,107,263            47.73
                                   -----           --------------         --------
     Total                           296           $  136,404,967           100.00%
                                   =====           ==============         ========


      CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN
                                  LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
  RANGE OF CREDIT SCORES      MORTGAGE LOANS          OFF DATE              POOL
---------------------------   --------------   ---------------------    -------------
  1-619 ...................           3           $    1,054,863             0.77%
620-639 ...................           1                  380,463             0.28
640-659 ...................           7                2,851,343             2.09
660-679 ...................          10                4,005,452             2.94
680-699 ...................          10                3,684,950             2.70
700-719 ...................          12                3,975,407             2.91
720-739 ...................          23                9,799,172             7.18
740-759 ...................          61               27,128,931            19.89
760-779 ...................          83               41,863,409            30.69
780-799 ...................          73               35,856,904            26.29
800-819 ...................          13                5,804,072             4.26
                                  -----           --------------         --------
     Total                          296           $  136,404,967           100.00%
                                  =====           ==============         ========

Weighted Average Credit Score:      758

RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
       ORIGINAL TERM          MORTGAGE LOANS          OFF DATE              POOL
---------------------------   --------------   ---------------------    -------------
240 to 299 Months .........             5         $    2,530,650               1.86%
300 to 359 Months .........            16              6,915,182               5.07
360 Months + ..............           275            126,959,135              93.08
                                    -----         --------------           --------
     Total                            296         $  136,404,967             100.00%
                                    =====         ==============           ========


    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                AGGREGATE SCHEDULED
                                                 PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF CUT    % OF MORTGAGE
   STATED REMAINING TERM      MORTGAGE LOANS          OFF DATE              POOL
---------------------------   --------------   ----------------------   -------------
181 - 239 Months ..........             5         $    2,530,650               1.86%
240 - 299 Months ..........             6              2,192,828               1.61
300 - 359 Months ..........           283            130,598,685              95.74
360+ Months ...............             2              1,082,804               0.79
                                    -----         --------------           --------
     Total ................           296         $  136,404,967             100.00%
                                    =====         ==============           ========

    PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP II

                                                         AGGREGATE
                                                         SCHEDULED
                                                     PRINCIPAL BALANCE
          ORIGINAL                  NUMBER OF        OUTSTANDING AS OF     % OF MORTGAGE
    PRINCIPAL BALANCE ($)        MORTGAGE LOANS        CUT OFF DATE             POOL
-----------------------------    --------------    ---------------------   -------------
0.01        -   90,000.00 ...              7         $      524,642             0.33%
90,000.01   -  100,000.00 ...              2                162,286             0.10
100,000.01  -  200,000.00 ...             19              2,917,046             1.85
200,000.01  -  300,000.00 ...              8              2,008,001             1.27
300,000.01  -  350,000.00 ...             13              4,337,340             2.75
350,000.01  -  400,000.00 ...             64             24,176,804            15.31
400,000.01  -  450,000.00 ...             46             19,349,746            12.25
450,000.01  -  500,000.00 ...             55             25,882,309            16.39
500,000.01  -  550,000.00 ...             31             16,196,022            10.25
550,000.01  -  600,000.00 ...             30             17,037,091            10.79
600,000.01  -  650,000.00 ...             26             16,277,157            10.31
650,000.01  -  700,000.00 ...              4              2,639,153             1.67
700,000.01  -  800,000.00 ...             11              8,055,016             5.10
800,000.01  -  900,000.00 ...              9              7,532,937             4.77
900,000.01  +                             11             10,847,230             6.87
                                       -----         --------------         --------
Total                                    336         $  157,942,780           100.00%
                                       =====         ==============         ========

Minimum Original Principal Balance:        $     70,000
Maximum Original Principal Balance:        $  1,345,000
Average Original Principal Balance:        $    476,119

          SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                          CUT-OFF DATE IN LOAN GROUP II

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
        SCHEDULED               NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
   PRINCIPAL BALANCE ($)      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
0.01  -  90,000.00 ........            8         $      594,028           0.38%
90,000.01  -  100,000.00 ..            1                 92,900           0.06
100,000.01  -  200,000.00 .           19              2,917,046           1.85
200,000.01  -  300,000.00 .            8              2,008,001           1.27
300,000.01  -  350,000.00 .           14              4,686,673           2.97
350,000.01  -  400,000.00 .           65             24,617,142          15.59
400,000.01  -  450,000.00 .           51             21,689,216          13.73
450,000.01  -  500,000.00 .           53             25,209,930          15.96
500,000.01  -  550,000.00 .           31             16,404,144          10.39
550,000.01  -  600,000.00 .           25             14,372,206           9.10
600,000.01  -  650,000.00 .           27             16,924,037          10.72
650,000.01  -  700,000.00 .            4              2,690,883           1.70
700,000.01  -  800,000.00 .           11              8,155,243           5.16
800,000.01  -  900,000.00 .            9              7,628,719           4.83
900,000.01  + .............           10              9,952,611           6.30
                                   -----         --------------       --------
Total                                336         $  157,942,780         100.00%
                                   =====         ==============       ========

Minimum Scheduled Principal Balance:         $     69,386
Maximum Scheduled Principal Balance:         $ 1,334,915
Average Scheduled Principal Balance:         $    470,068

  MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      MORTGAGE RATES (%)      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
4.000 - 4.499 .............           7         $    3,045,212           1.93%
4.500 - 4.749 .............          28             13,739,055           8.70
4.750 - 4.999 .............         145             71,421,803          45.22
5.000 - 5.249 .............          78             39,150,504          24.79
5.250 - 5.499 .............          45             19,858,597          12.57
5.500 - 5.749 .............          15              4,887,564           3.09
5.750 - 5.999 .............           8              3,039,914           1.92
6.000 - 6.249 .............           5              1,668,817           1.06
6.250 - 6.499 .............           2                447,496           0.28
6.500 - 6.749 .............           2                614,432           0.39
7.750 - 7.999 .............           1                 69,386           0.04
                                  -----         --------------       --------
    Total                           336         $  157,942,780         100.00%
                                  =====         ==============       ========

Minimum Mortgage Rate:                     4.125%
Maximum Mortgage Rate:                     7.875%
Weighted Average Mortgage Rate:            4.971%

      ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS IN LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
  LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
 0.01 - 30.00 .............          16         $    6,893,627           4.36%
30.01 - 40.00 .............          30             13,929,634           8.82
40.01 - 45.00 .............          21             10,393,851           6.58
45.01 - 50.00 .............          35             16,955,884          10.74
50.01 - 55.00 .............          37             17,786,494          11.26
55.01 - 60.00 .............          40             19,412,008          12.29
60.01 - 65.00 .............          33             15,938,823          10.09
65.01 - 70.00 .............          42             19,887,785          12.59
70.01 - 75.00 .............          37             16,248,852          10.29
75.01 - 80.00 .............          44             20,064,007          12.70
80.01 - 85.00 .............           1                431,814           0.27
                                  -----         --------------       --------
        Total                       336         $  157,942,780         100.00%
                                  =====         ==============       ========

Weighted Average Original LTV:      57.73%

* Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property for purchase mortgage loans and by the original appraised value for the refinance mortgage loans.


            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP II

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      OCCUPANCY TYPE          MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Owner Occupied ............         321         $  151,084,418          95.66%
Second Home ...............          15              6,858,362           4.34
                                  -----         --------------       --------
     Total                          336         $  157,942,780         100.00%
                                  =====         ==============       ========

            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
    DOCUMENTATION TYPE        MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Full/Alternative ..........           249       $  123,500,185          78.19%
No Ratio ..................             9            4,364,465           2.76
Stated Income .............            70           28,266,500          17.90
Stated/Stated .............             6              947,755           0.60
Streamline ................             2              863,875           0.55
                                    -----       --------------       --------
     Total                            336       $  157,942,780         100.00%
                                    =====       ==============       ========


       COLLATERAL GROUPED BY DEBT-TO-INCOME RATIO OF THE MORTGAGE LOANS IN
                                 LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
  DEBT-TO-INCOME RATIO (%)    MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
 0.00 - 19.99 .............            65       $   32,601,110          20.64%
20.00 - 39.99 .............           214           97,097,460          61.48
40.00 - 49.99 .............            44           21,972,488          13.91
50.00 - 59.99 .............            10            4,323,021           2.74
60.00 - 64.99 .............             1              668,431           0.42
65.00 - 74.99 .............             1              565,065           0.36
75.00 - 84.99 .............             1              715,205           0.45
                                    -----       --------------       --------
     Total                            336       $  157,942,780         100.00%
                                    =====       ==============       ========



           PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP II

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
       PROPERTY TYPE          MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Two- to Four- Family ......             2       $      435,948           0.28%
Condominium ...............             5            2,435,004           1.54
Planned Unit Development ..            95           44,918,146          28.44
Single Family .............           234          110,153,682          69.74
                                    -----       --------------       --------
       Total                          336       $  157,942,780         100.00%
                                    =====       ==============       ========

      GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN LOAN GROUP II

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
           STATE              MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Arizona ...................           6         $    2,060,580           1.30%
California ................          53             23,810,424          15.08
Colorado ..................           3              1,654,026           1.05
Connecticut ...............           3              1,498,744           0.95
District of Columbia ......           8              4,065,644           2.57
Florida ...................           8              3,345,284           2.12
Georgia ...................          11              5,472,478           3.46
Illinois ..................          15              7,229,553           4.58
Indiana ...................           8              3,606,877           2.28
Kansas ....................           1                645,227           0.41
Louisiana .................           4              1,986,610           1.26
Massachusetts .............           7              3,642,514           2.31
Maryland ..................          55             26,450,830          16.75
Michigan ..................           6              3,682,603           2.33
Missouri ..................           6              3,118,647           1.97
North Carolina ............           5              2,638,734           1.67
New Hampshire .............           2              1,143,012           0.72
New Jersey ................          10              4,150,659           2.63
New Mexico ................           2                554,728           0.35
Nevada ....................           1                410,553           0.26
New York ..................           4              1,402,121           0.89
Ohio ......................          17              9,980,208           6.32
Oregon ....................           3              1,323,921           0.84
Pennsylvania ..............           5              2,396,319           1.52
Rhode Island ..............           1                158,204           0.10
South Carolina ............           2              1,727,969           1.09
Tennessee .................           1                472,021           0.30
Texas .....................          51             21,771,462          13.78
Virginia ..................          33             15,089,214           9.55
Washington ................           3              1,413,215           0.89
Wisconsin .................           2              1,040,401           0.66
                                  -----         --------------       --------
              Total                 336         $  157,942,780         100.00%
                                  =====         ==============       ========

*No more than approximately 3.78% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code.

              LOAN PURPOSES OF THE MORTGAGE LOANS IN LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      LOAN PURPOSES           MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Cash Out Refinance ........          90         $   37,089,496          23.48%
Purchase ..................          28             13,208,268           8.36
Rate and Term Refinance ...         218            107,645,015          68.15
                                  -----         --------------       --------
       Total                        336         $  157,942,780         100.00%
                                  =====         ==============       ========



        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS
                                IN LOAN GROUP II

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
  RANGE OF CREDIT SCORES      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
620 -639 ..................           4         $    1,380,456           0.87%
640 -659 ..................           7              3,783,260           2.40
660 -679 ..................          24              9,708,898           6.15
680 -699 ..................          33             14,939,232           9.46
700 -719 ..................          24             11,947,461           7.56
720 -739 ..................          52             23,744,725          15.03
740 -759 ..................          58             29,753,260          18.84
760 -779 ..................          78             37,943,666          24.02
780 -799 ..................          47             20,432,329          12.94
800 -819 ..................           9              4,309,493           2.73
                                  -----         --------------       --------
    Total                           336         $  157,942,780         100.00%
                                  =====         ==============       ========

Average Credit Score:     741


       RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN
                                 LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
       ORIGINAL TERM          MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
120-179 Months ............          30         $   15,605,747           9.88%
180 Months ................         306            142,337,033          90.12
                                  -----         --------------       --------
       Total                        336         $  157,942,780         100.00%
                                  =====         ==============       ========

        RANGE OF REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS
                                IN LOAN GROUP II


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
   STATED REMAINING TERM      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
  1 - 119 Months ..........           6         $    2,901,552           1.84%
120 - 179 Months ..........         330            155,041,227          98.16
                                  -----         --------------       --------
       Total                        336         $  157,942,780         100.00%
                                  =====         ==============       ========

Minimum Stated Remaining Term:          100
Maximum Stated Remaining Term:          179
Average Stated Remaining Term:          175

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
         ORIGINAL               NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
   PRINCIPAL BALANCE ($)      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
      0.01 - 100,000.00 ...          12         $      857,668           0.29%
100,000.01 - 200,000.00 ...          28              4,207,697           1.43
200,000.01 - 300,000.00 ...          22              5,657,527           1.92
300,000.01 - 350,000.00 ...          27              8,979,408           3.05
350,000.01 - 400,000.00 ...         122             45,931,469          15.60
400,000.01 - 450,000.00 ...         104             43,950,285          14.93
450,000.01 - 500,000.00 ...         106             50,031,609          17.00
500,000.01 - 550,000.00 ...          53             27,750,617           9.43
550,000.01 - 600,000.00 ...          54             30,854,372          10.48
600,000.01 - 650,000.00 ...          51             31,992,652          10.87
650,000.01 - 700,000.00 ...           7              4,724,225           1.60
700,000.01 - 800,000.00 ...          14             10,297,764           3.50
800,000.01 - 900,000.00 ...          14             11,675,430           3.97
900,000.01 + ..............          18             17,437,025           5.92
                                  -----         --------------       --------
     Total                          632         $  294,347,747         100.00%
                                  =====         ==============       ========


Minimum Original Principal Balance:        $   50,350
Maximum Original Principal Balance:        $1,345,000
Average Original Principal Balance:        $  469,949

    SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                               IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
        SCHEDULED               NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
   PRINCIPAL BALANCE ($)      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
      0.01 - 100,000.00 ...          12         $      857,668           0.29%
100,000.01 - 200,000.00 ...          28              4,207,697           1.43
200,000.01 - 300,000.00 ...          23              5,955,370           2.02
300,000.01 - 350,000.00 ...          28              9,380,795           3.19
350,000.01 - 400,000.00 ...         122             46,021,910          15.64
400,000.01 - 450,000.00 ...         110             46,731,034          15.88
450,000.01 - 500,000.00 ...         103             48,917,950          16.62
500,000.01 - 550,000.00 ...          54             28,507,620           9.69
550,000.01 - 600,000.00 ...          49             28,239,822           9.59
600,000.01 - 650,000.00 ...          51             32,040,316          10.89
650,000.01 - 700,000.00 ...           7              4,775,956           1.62
700,000.01 - 800,000.00 ...          15             11,190,508           3.80
800,000.01 - 900,000.00 ...          13             10,978,695           3.73
900,000.01 + ..............          17             16,542,405           5.62
                                  -----         --------------       --------
       Total                        632         $  294,347,747         100.00%
                                  =====         ==============       ========


Minimum Scheduled Principal Balance:         $   50,317
Maximum Scheduled Principal Balance:         $   1,334,915
Average Scheduled Principal Balance:         $   465,740

 MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
     MORTGAGE RATES (%)       MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
0.000 - 4.499 .............           7         $    3,045,212           1.03%
4.500 - 4.749 .............          28             13,739,055           4.67
4.750 - 4.999 .............         145             71,421,803          24.26
5.000 - 5.249 .............          79             39,616,255          13.46
5.250 - 5.499 .............          47             20,856,858           7.09
5.500 - 5.749 .............         136             65,449,013          22.24
5.750 - 5.999 .............         119             55,015,912          18.69
6.000 - 6.249 .............          37             14,380,712           4.89
6.250 - 6.499 .............          16              5,868,452           1.99
6.500 - 6.749 .............           7              2,508,934           0.85
6.750 - 6.999 .............           1                327,264           0.11
7.000 - 7.249 .............           3                531,975           0.18
7.250 - 7.499 .............           1                455,347           0.15
7.500 - 7.749 .............           1                307,771           0.10
7.750 - 7.999 .............           3                392,401           0.13
8.000 - 8.999 .............           2                430,781           0.15
                                  -----         --------------       --------
       Total                        632         $  294,347,747         100.00%
                                  =====         ==============       ========

Minimum Mortgage Rate:                    4.125%
Maximum Mortgage Rate:                    8.250%
Weighted Average Mortgage Rate:           5.338%

    ORIGINAL LOAN-TO-VALUE RATIOS* OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
  LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
 0.00-30.00 ...............          19         $    8,925,762           3.03%
30.01-40.00 ...............          41             18,134,119           6.16
40.01-45.00 ...............          27             13,669,057           4.64
45.01-50.00 ...............          54             27,124,883           9.22
50.01-55.00 ...............          59             27,833,386           9.46
55.01-60.00 ...............          59             28,421,137           9.66
60.01-65.00 ...............          58             26,306,728           8.94
65.01-70.00 ...............          77             38,298,807          13.01
70.01-75.00 ...............          89             39,627,238          13.46
75.01-80.00 ...............         136             61,768,480          20.98
80.01-85.00 ...............           4              1,828,439           0.62
85.01-90.00 ...............           6              1,945,897           0.66
90.01-95.00 ...............           3                463,813           0.16
                                  -----         --------------       --------
       Total                        632         $  294,347,747         100.00%
                                  =====         ==============       ========

Weighted Average Original Loan-to-Value Ratio:   62.09%

* Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property for purchase mortgage loans and by the original appraised value for the refinance mortgage loans.


           OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      OCCUPANCY TYPE          MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Investor ..................            1        $      184,807           0.06%
Owner Occupied ............          609           284,111,930          96.52
Second Home ...............           22            10,051,010           3.41
                                   -----        --------------       --------
     Total                           632        $  294,347,747         100.00%
                                   =====        ==============       ========

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
    DOCUMENTATION TYPE        MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Full/Alternative ..........           472       $  230,622,925          78.35%
No Income/No Asset ........             2              301,713           0.10
No Ratio ..................            26           12,422,524           4.22
Stated Income .............           123           49,138,638          16.69
Stated/Stated .............             7              998,072           0.34
Streamline ................             2              863,875           0.29
                                    -----       --------------       --------
     Total                            632       $  294,347,747         100.00%
                                    =====       ==============       ========


        COLLATERAL GROUPED BY DEBT-TO-INCOME RATIO OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
 DEBT-TO-INCOME RATIO (%)     MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
 0.00 - 19.99 ............            106       $   51,030,257          17.34%
20.00 - 39.99 .............           417          191,090,248          64.92
40.00 - 49.99 .............            89           42,863,132          14.56
50.00 - 59.99 .............            16            6,897,084           2.34
60.00 - 64.99 .............             1              668,431           0.23
65.00 - 74.99 .............             2            1,083,390           0.37
75.00 - 84.99 .............             1              715,205           0.24
                                    -----       --------------       --------
    Total                             632       $  294,347,747         100.00%
                                    =====       ==============       ========

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      PROPERTY TYPE           MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Two- to Four-Family .......            8        $    3,578,607           1.22%
CO-OP .....................            3             1,382,138           0.47
Condominium ...............           17             6,608,464           2.25
Planned Unit Development ..          180            84,406,999          28.68
Single Family .............          424           198,371,539          67.39
                                   -----        --------------       --------
     Total                           632        $  294,347,747         100.00%
                                   =====        ==============       ========

     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
           STATE              MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Alabama ...................           2         $      985,240           0.33%
Arizona ...................          12              5,036,860           1.71
California ................         139             63,225,258          21.48
Colorado ..................          13              6,427,259           2.18
Connecticut ...............           3              1,498,744           0.51
District of Columbia ......          14              7,260,238           2.47
Delaware ..................           1                949,762           0.32
Florida ...................          14              5,661,802           1.92
Georgia ...................          13              6,976,491           2.37
Illinois ..................          25             12,331,839           4.19
Indiana ...................           9              3,983,064           1.35
Kansas ....................           1                645,227           0.22
Louisiana .................           4              1,986,610           0.67
Massachusetts .............           8              4,067,440           1.38
Maryland ..................          92             43,695,904          14.84
Michigan ..................          11              6,390,916           2.17
Minnesota .................           2              1,267,715           0.43
Missouri ..................           6              3,118,647           1.06
Mississippi ...............           1                518,439           0.18
Montana ...................           1                550,296           0.19
North Carolina ............           7              3,441,516           1.17
New Hampshire .............           2              1,143,012           0.39
New Jersey ................          17              7,361,880           2.50
New Mexico ................           5              1,796,142           0.61
Nevada ....................           2              1,026,785           0.35
New York ..................          17              7,262,204           2.47
Ohio ......................          23             12,410,221           4.22
Oklahoma ..................           2              1,415,849           0.48
Oregon ....................           5              2,216,858           0.75
Pennsylvania ..............           6              2,652,547           0.90
Rhode Island ..............           1                158,204           0.05
South Carolina ............           2              1,727,969           0.59
Tennessee .................           1                472,021           0.16
Texas .....................          73             29,746,154          10.11
Utah ......................           1                355,587           0.12
Virginia ..................          75             34,394,149          11.68
Washington ................          19              8,770,452           2.98
Wisconsin .................           3              1,418,445           0.48
                                  -----         --------------       --------
     Total                          632         $  294,347,747         100.00%
                                  =====         ==============       ========


* No more than approximately 2.03% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code.

             LOAN PURPOSES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      LOAN PURPOSES           MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
Cash Out Refinance ........           161       $   67,728,294          23.01%
Purchase ..................           115           53,867,174          18.30
Rate and Term Refinance ...           356          172,752,279          58.69
                                    -----       --------------       --------
     Total                            632       $  294,347,747         100.00%
                                    =====       ==============       ========


        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
  RANGE OF CREDIT SCORES      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
  1 - 619 .................             3       $    1,054,863           0.36%
620 - 639 .................             5            1,760,919           0.60
640 - 659 .................            14            6,634,603           2.25
660 - 679 .................            34           13,714,350           4.66
680 - 699 .................            43           18,624,182           6.33
700 - 719 .................            36           15,922,868           5.41
720 - 739 .................            75           33,543,897          11.40
740 - 759 .................           119           56,882,191          19.32
760 - 779 .................           161           79,807,074          27.11
780 - 799 .................           120           56,289,233          19.12
800 - 819 .................            22           10,113,566           3.44
                                    -----       --------------       --------
         Total                        632       $  294,347,747         100.00%
                                    =====       ==============       ========

Weighted Average Credit Score:  749

        RANGE OF ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
      ORIGINAL TERM           MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
120 - 179 Months ..........          30         $   15,605,747           5.30%
180 - 239 Months ..........         306            142,337,033          48.36
240 - 299 Months ..........           5              2,530,650           0.86
300 - 359 Months ..........          16              6,915,182           2.35
360 + Months ..............         275            126,959,135          43.13
                                  -----         --------------       --------
     Total                          632         $  294,347,747         100.00%
                                  =====         ==============       ========

        RANGE OF REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO


                                                   AGGREGATE
                                                   SCHEDULED
                                               PRINCIPAL BALANCE
                                NUMBER OF      OUTSTANDING AS OF   % OF MORTGAGE
   STATED REMAINING TERM      MORTGAGE LOANS     CUT OFF DATE          POOL
---------------------------   --------------   -----------------   -------------
  0 - 119 Months ..........           6         $    2,901,552           0.99%
120 - 179 Months ..........         330            155,041,227          52.67
180 - 239 Months ..........           5              2,530,650           0.86
240 - 299 Months ..........           6              2,192,828           0.74
300 - 359 Months ..........         283            130,598,685          44.37
360 + Months ..............           2              1,082,804           0.37
                                  -----         --------------       --------
     Total                          632         $  294,347,747         100.00%
                                  =====         ==============       ========

                     [This page intentionally left blank.]

                                    EXHIBIT A

                 [RADIAN REINSURANCE INC. FINANCIAL STATEMENTS]

                     [This page intentionally left blank.]

    RADIAN REINSURANCE INC.

    INDEPENDENT AUDITORS' REPORT

    FINANCIAL STATEMENTS
    Years Ended December 31, 2003, 2002 and 2001

                       [LETTERHEAD OF DELOITTE & TOUCHE]



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholder of Radian Reinsurance Inc.

We have audited the accompanying balance sheets of Radian Reinsurance Inc. as of December 31, 2003 and 2002, and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Radian Reinsurance Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
May 6, 2004

                             RADIAN REINSURANCE INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                           December 31,
                                                                      -----------------------
                                                                         2003         2002
                                                                      -----------------------
ASSETS
  Investments:
     Fixed maturities, available for sale, at fair value (amortized
       cost $1,006,544 and $922,626)                                  $1,050,465   $  957,457
     Short-term investments                                               75,229       21,552
                                                                      ----------   ----------
      Total investments                                                1,125,694      979,009

  Cash and cash equivalents                                                1,168          419
  Premiums receivable                                                      9,840        5,102
  Accrued interest receivable                                             13,930       12,817
  Deferred policy acquisition costs                                       97,959       75,565
  Prepaid reinsurance premiums                                             5,209        4,865
  Federal income taxes receivable                                          7,957        3,175
  Reinsurance recoverable on unpaid losses                                 2,200           --
  Other assets                                                            13,032        7,695
                                                                      ----------   ----------
         TOTAL ASSETS                                                 $1,276,989   $1,088,647
                                                                      ==========   ==========

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
  Losses and loss adjustment expenses                                 $   72,380   $   40,972
  Reinsurance payable on paid losses and loss adjustment expenses          3,625        1,262
  Deferred premium revenue                                               338,798      297,637
  Deferred federal income taxes                                           51,340       23,708
  Credit derivatives                                                      31,356       40,162
  Accrued expenses and other liabilities                                  20,117       14,903
                                                                      ----------   ----------
       TOTAL LIABILITIES                                                 517,616      418,644
                                                                      ----------   ----------

Shareholder's Equity
   Common stock - $150 par value
        Authorized, issued and outstanding -100,000 shares                15,000       15,000
   Additional paid-in capital                                            176,582      176,582
   Retained earnings                                                     539,242      455,780
   Accumulated other comprehensive income                                 28,549       22,641
                                                                      ----------   ----------
       TOTAL SHAREHOLDER'S EQUITY                                        759,373      670,003
                                                                      ----------   ----------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                     $1,276,989   $1,088,647
                                                                      ==========   ==========


                       See notes to financial statements.

                             RADIAN REINSURANCE INC.

                              STATEMENTS OF INCOME

                                 (IN THOUSANDS)




                                           Years Ended December 31,
                                       --------------------------------
                                         2003        2002        2001
                                       --------    --------    --------

REVENUES
Net premiums written                   $182,025    $110,137    $ 84,384
Increase in deferred premium revenue    (40,817)    (24,687)    (31,417)
                                       --------    --------    --------
Net premiums earned                     141,208      85,450      52,967

Net investment income                    46,554      45,438      42,941
Other income
                                       --------    --------    --------
                                             --          90          --
                                       --------    --------    --------
     TOTAL REVENUES                     187,762     130,978      95,908
                                       --------    --------    --------

 EXPENSES
 Losses and loss adjustment expenses     31,189      11,346      28,202
 Policy acquisition costs                38,490      15,456      16,292
 Other operating expenses                17,859       5,015       7,467
                                       --------    --------    --------
      TOTAL EXPENSES                     87,538      31,817      51,961
                                       --------    --------    --------

GAINS AND LOSSES
Gains on sales of investments             6,647       2,859       2,342
Change in fair value of derivative
  instruments                             3,382     (33,256)     (6,906)
                                       --------    --------    --------
    TOTAL GAINS AND LOSSES               10,029     (30,397)     (4,564)
                                       --------    --------    --------
Income before income taxes              110,253      68,764      39,383
Income tax expense (benefit)             26,791      12,767      (3,111)
                                       --------    --------    --------
     NET INCOME                        $ 83,462    $ 55,997    $ 42,494
                                       ========    ========    ========



                       See notes to financial statements.

                             RADIAN REINSURANCE INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                     Accumulated
                                            Common Stock    Additional                  Other
                                         -----------------   Paid-in     Retained   Comprehensive
                                          Shares    Amount   Capital     Earnings      Income         Total
                                         -------   -------   --------    --------   -------------    --------
Balance, December 31, 2000               100,000   $ 4,000   $197,500    $357,289     $ 11,664       $570,453
Comprehensive Income:
   Net income                                 --        --         --      42,494           --             --
   Unrealized losses during the
        period (net of tax of $2,485)         --        --         --          --       (4,614)            --
   Reclassification adjustment for
        gains included in net income
            (net of tax of $820)              --        --         --          --       (1,523)            --
                                                                         ------------------------------------
Total comprehensive income                    --        --         --      36,357
Purchase price adjustments                    --        --     (9,918)         --      (11,485)       (21,403)
                                         --------------------------------------------------------------------
Balance, December 31, 2001               100,000     4,000    187,582     399,783       (5,958)       585,407
Comprehensive Income:
   Net income                                 --        --         --      55,997           --             --
   Unrealized gains during the
        period (net of tax of $16,400)        --        --         --          --       30,457             --
   Reclassification adjustment for
        gains included in net income
            (net of tax of $1,001)            --        --         --          --       (1,858)            --
                                                                         ------------------------------------
Total comprehensive income                    --        --         --      84,596
Recapitalization                              --    11,000    (11,000)         --           --             --
                                         --------------------------------------------------------------------
Balance, December 31, 2002               100,000    15,000    176,582     455,780       22,641        670,003
Comprehensive Income:
   Net income                                 --        --         --      83,462           --             --
   Unrealized gains during the
        period (net of tax of $5,508)         --        --         --          --       10,228             --
   Reclassification adjustment for
        gains included in net income
            (net of tax of $2,326)            --        --         --          --       (4,320)            --
                                                                         ------------------------------------
Total comprehensive income                    --        --         --      89,370
                                         --------------------------------------------------------------------
Balance, December 31, 2003               100,000   $15,000   $176,582    $539,242     $ 28,549       $759,373
                                         ====================================================================


                       See notes to financial statements.

                             RADIAN REINSURANCE INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     Years ended December 31,
                                                                 --------------------------------
                                                                   2003        2002        2001
                                                                 --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 83,462    $ 55,997    $ 42,494
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                              1,632      (1,604)     (3,329)
         Net (gains) losses                                       (10,029)     30,397       4,564
         Payments for credit derivatives, net                      (5,424)         --
         Income taxes, net                                         19,575      16,622     (20,927)
         Change in assets and liabilities:
             Premiums receivable                                   (4,738)     (1,028)       (138)
             Accrued interest receivable                           (1,113)     (2,576)          7
             Accrued expenses and other liabilities                (1,437)     (5,396)      2,914
             Deferred policy acquisition costs                    (22,394)    (22,308)    (13,998)
             Deferred premium revenue, net                         40,817      24,687      33,361
             Losses and loss adjustment expenses, net              31,571     (13,737)     27,466
             Net balances from affiliates                           8,103       1,172      22,035
             Other, net                                            (7,884)     (1,563)        524
                                                                 --------    --------    --------
   Net cash provided by operating activities                      132,141      80,663      94,973
                                                                 --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sales and maturities of fixed
         maturity investments                                     222,230     388,146     385,910
    Purchases of fixed maturity investments                      (298,634)   (498,837)   (472,203)
    Change in short-term investments, net                         (53,677)     31,491      (6,493)
   Purchase of fixed assets                                        (1,311)     (1,316)     (1,915)
                                                                 --------    --------    --------
    Net cash used in investing activities                        (131,392)    (80,516)    (94,701)
                                                                 --------    --------    --------

Net change in cash and cash equivalents                               749         147         272
Cash and cash equivalents, beginning of year                          419         272          --
                                                                 --------    --------    --------
Cash and cash equivalents, end of year                           $  1,168    $    419    $    272
                                                                 ========    ========    ========

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:

         Cash paid (received) during the year for income taxes   $  7,216    $ (3,855)   $ 17,816
                                                                 ========    ========    ========


                       See notes to financial statements.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.   ORGANIZATION AND NATURE OF OPERATIONS

     Radian Reinsurance Inc. ("the Company") is a wholly-owned subsidiary of Enhance Financial Services Group Inc. ("Enhance Financial"). Enhance Financial is a wholly-owned subsidiary of its ultimate parent, Radian Group Inc. ("Radian"). Effective January 1, 2002, the name of the Company was changed to Radian Reinsurance Inc. from Enhance Reinsurance Company. The Company principally reinsures financial guaranties on both a treaty and facultative basis, on new and secondary market municipal bonds and structured corporate and real estate backed financings. In addition, the Company services certain specialty market areas not served by the monoline financial guaranty industry, such as trade credit reinsurance.

     Effective April 30, 2003, the Company entered into an assumption reinsurance agreement, in regard to its trade credit product, with Radian Asset Assurance Inc. ("Radian Asset") whereby the Company assumed unearned premiums and loss and loss adjustment expense reserves. The Company assumed all rights, obligations and responsibilities of Radian Asset in respect of the trade credit product. This transaction had no impact on premiums earned or losses and loss adjustment expenses incurred.

     Effective December 31, 2003, the Company entered into a novation agreement, in regard to its trade credit product, with an affiliated company Radian Asset Assurance Limited ("RAAL") whereby the Company novated unearned premiums and loss and loss adjustment reserves. The Company's rights, obligations and responsibilities in respect of the trade credit product were novated and transferred to RAAL. This transaction had no impact on premiums earned or losses and loss adjustment expenses incurred.

     On February 28, 2001, Radian acquired Enhance Financial (the
     "Acquisition"). Shareholders of Enhance Financial received .22 shares of Radian's common stock in return for each share of Enhance Financial common stock. Radian provides private mortgage insurance coverage in the United States on residential mortgage loans.

     The purchase price for the Acquisition was approximately $581.5 million. The Acquisition was accounted for as a purchase, and accordingly, the assets and liabilities of Enhance Financial were recorded by Radian based on their fair values at the date of Acquisition. Purchase price adjustments were recorded by the Company based on the application of the push-down basis of accounting in financial statements of subsidiaries acquired by purchase. In the determination of the fair value of the Company's assets and liabilities, deferred acquisition costs were reduced by $49.7 million to an amount which represents the future value of insurance profits acquired by Radian. As described below, other purchase price adjustments relating to investments and deferred taxes were also recorded by the Company.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), which for the Company differ in certain material respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The significant accounting policies of the Company are as follows:

     INVESTMENTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities," management classifies all securities at the time of purchase as "held to maturity", "available for sale" or "trading". However, as a result of the Acquisition, all held to maturity securities were reclassified to available for sale, resulting in a $4.3 million increase in additional paid-in capital in 2001. Additionally in 2001, the cost basis of all available for sale investments were marked to fair value, resulting in a $17.7 million increase in additional paid-in capital and a decrease in accumulated other comprehensive income of $11.5 million, which was net of related deferred income taxes of $6.2 million. Fixed maturity securities held to maturity are those securities for which the Company has the intent and has the ability to hold until maturity and are carried at amortized cost. Fixed maturity securities available for sale are carried at fair value. Unrealized gains and losses, net of taxes, on the available for sale portfolio are charged or credited to accumulated other comprehensive income. Short-term investments are carried at amortized cost, which approximates fair value.

     Investment income is recognized as earned and includes the accretion of bond discount and amortization of bond premium. Realized gains or losses on sales of investments are determined on the basis of specific identification.

     The Company periodically reviews its investment portfolio for declines in fair value below the amortized cost basis that are considered to be other-than-temporary and recognizes any such declines in earnings if the security has not been sold. Potential declines in fair value below the amortized cost basis considered other-than-temporary for individual securities held in the Company's investment portfolio were not material for the periods presented in this report.

     PREMIUM REVENUE RECOGNITION AND PREMIUM RECEIVABLE

     Premiums are earned in proportion to the level amortization of insured principal over the contract period or over the period that the insurance protection is provided. Deferred premium revenue represents that portion of premiums which will be earned over the remainder of the contract period, based upon information reported by primary insurers and management's estimates of amortization of insured principal in those instances where information has not been reported to the Company. When insured issues are refunded or called, the remaining deferred premium revenue is generally earned at that time, since the risk to the Company is eliminated.

     Premiums receivable include amounts payable by broker agents and/or insured parties to the Company in connection with its insurance and agency operations.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     REINSURANCE CEDED

     In the normal course of business, the Company reinsures portions of its direct and assumed exposures with other insurance companies through contracts designed to limit losses from certain risks and to protect capital and surplus.

     The following summarizes the effect of reinsurance on premiums written and earned (in thousands):

                                             Years Ended December 31,
                       -----------------------------------------------------------------
                               2003                    2002                  2001
                               ----                    ----                  ----

                       Written      Earned     Written     Earned     Written    Earned
                       --------    --------    --------    -------    -------    -------
     Direct            $  2,200    $  2,389    $  2,750    $ 2,234    $    --    $    --
     Assumed            183,072     141,722     108,963     89,865     85,741     54,729
     Ceded               (3,247)     (2,903)     (1,576)    (6,649)    (1,357)    (1,762)
                       --------    --------    --------    -------    -------    -------
        Net premiums   $182,025    $141,208    $110,137    $85,450    $84,384    $52,967
                       ========    ========    ========    =======    =======    =======

     The effect of reinsurance on losses and loss adjustment expenses was a decrease of $0.1 million for each of the years ended December 31, 2003 and 2001. There was not an effect of reinsurance on losses and loss adjustment expenses for the year ended December 31, 2002.

     In the event that any or all of the reinsurers were unable to meet their obligations, the Company would be liable for such defaulted amounts.

     DEFERRED POLICY ACQUISITION COSTS

     Deferred policy acquisition costs comprise those expenses that vary with and are primarily related to the production of insurance premiums, including: commissions paid on reinsurance assumed, salaries and related costs of underwriting and marketing personnel, rating agency fees, premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers. Acquisition costs are deferred and amortized over the period in which the related premiums are earned. Deferred policy acquisition costs are reviewed periodically to determine that they do not exceed or are less than recoverable amounts, after considering investment income.

     As a result of the Acquisition, $49.7 million of deferred policy acquisition costs were written down as an adjustment to additional paid in capital in 2001. This adjustment, net of related deferred income taxes of $18.0 million, resulted in a decrease in additional paid-in capital of $31.7 million. The remaining deferred policy acquisition costs of $40.4 million, at the time of the acquisition, represents the future value of insurance profits which will be amortized over a period that approximates the future life of the insurance book of business. The amortized amounts relating to the remaining pre-acquisition deferred policy acquisition costs for 2003, 2002 and 2001 were $2.3 million, $2.3 million and $1.9 million, respectively.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     LOSSES AND LOSS ADJUSTMENT EXPENSES ("LAE")

     Reserves for losses and LAE in the financial guaranty business are established based on the Company's best estimate of specific and non-specific losses, including expenses associated with settlement of such losses on its insured and reinsured obligations. The Company's estimation of total reserves considers known defaults, individual loss estimates reported by primary insurers and annual increases in the total net par amount outstanding of the Company's insured obligations ($90.2 billion as of December 31, 2003). The Company records a specific provision for losses and related LAE when reported by primary insurers or when an insured risk is in default or a default is probable and the amount of the loss is reasonably estimable. In the case of obligations with fixed periodic payments, the provision for losses and LAE represents the present value of the Company's ultimate expected losses. The non-specific reserves represent the Company's best estimate of total reserves, less provisions for specific reserves. Generally, when a case basis reserve is established or adjusted, a corresponding adjustment is made to the non-specific reserve. The Company discounted certain financial guaranty liabilities at an annual rate of 4.75% and 5.25% in 2003 and 2002, respectively. Discounted liabilities at December 31, 2003 and 2002 were $12.5 million and $13.7 million, net of discounts of $3.0 million and $6.9 million, respectively.

     Reserves for losses and LAE for the Company's other lines of business are based on reports and individual loss estimates received from ceding companies. In addition, a liability is included for losses and LAE incurred but not reported.

     All loss reserves are established net of anticipated salvage and subrogation. At December 31, 2003 and 2002, anticipated recoveries under salvage and subrogation rights were $13.5 million and $17.6 million, respectively.

     The Company periodically evaluates its estimates for losses and LAE and may adjust such reserves based on the Company's actual loss experience, mix of business and economic conditions. Changes in total estimates for losses and LAE are reflected in current earnings. The Company believes that its total reserves for losses and LAE are adequate to cover the ultimate cost of all claims net of reinsurance recoveries. However, the reserves are based on estimates of losses and LAE, and there can be no assurance that the ultimate liability of the Company will not exceed such estimates.

     FEDERAL INCOME TAXES

     In accordance with SFAS No. 109, "Accounting for Income Taxes," deferred federal income taxes are provided for temporary differences between the tax and financial reporting basis of assets and liabilities that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. In the case of the Company, such temporary differences relate principally to premium revenue recognition and deferred acquisition costs.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory contingency reserve during the year. The deduction taken is allowed only to the extent that non-interest-bearing U.S. Treasury tax and loss bonds are purchased at their par value prior to the original due date of the Company's consolidated federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time the Company may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as prepayments of federal income taxes. All tax and loss bonds were redeemed during 2002.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     POST-RETIREMENT AND POST-EMPLOYMENT BENEFITS

     The Company provides various post-retirement and post-employment benefits, including pension, health and life insurance benefits covering substantially all employees who meet certain age and service criteria. The Company accounts for these benefits under the accrual method of accounting. Amounts related to anticipated obligations under the defined benefit pension plan and post-retirement benefits are recorded based on actuarial determinations.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company accounts for derivatives under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted. Transactions that the Company has entered into that are accounted for under SFAS No. 133, as amended, include credit protection in the form of credit default swaps and certain financial guaranty contracts that are considered credit default swaps. Credit default swaps and certain financial guaranty contracts that are accounted for under SFAS No. 133, are part of the Company's overall business strategy of offering financial guaranty protection to its customers. Currently, none of the Company's derivatives qualify as hedges. Therefore, changes in the fair value of derivative instruments are recorded each period in current earnings. These changes in fair value are included in liabilities on the consolidated balance sheets. Settlements under derivative financial guaranty contracts are charged against these liabilities. During 2003, the company received $2.2 million as settlement proceeds on derivative financial guaranty contracts and paid $7.6 million as settlement on derivative financial guaranty contracts. There were no such settlements in 2002 and 2001.

     Origination costs of these contracts are expensed as incurred.

     A summary of the Company's derivative information as of and for the periods indicated is as follows:

                                                              Year Ended
                                                             December 31
                                                       -----------------------
                                                          2003          2002
                                                       ----------    ---------
                                                            (in millions)
          Balance Sheet
          Derivative Financial Guaranty Contracts
              Notional value                           $ 10,473.5    $ 3,362.5
                                                       ----------    ---------
              Gross gains                              $      4.3    $     3.0
                                                                           4.3
              Gross losses                                   35.7         43.2
                                                       ----------    ---------
              Net losses                               $    (31.4)   $   (40.2)
                                                       ==========    =========

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The following table presents information related to net losses on derivative financial guaranty contracts (included in liabilities on the Consolidated Balance Sheets).

                                                             December 31
                                                        -----------------------
                                                           2003          2002
                                                        ----------    ---------
                                                             (in millions)
            Balance at January 1                        $    (40.2)   $    (6.9)
            Net gains (losses) recorded                        3.4        (33.3)
            Settlements of derivatives contracts:
                Receipts                                $     (2.2)   $      --
                Payments                                       7.6           --
                                                        ----------    ---------
            Balance at December 31                      $    (31.4)   $   (40.2)
                                                        ==========    =========

     The changes in the fair value of derivative instruments as recorded in the period's earnings were $3.4 million, $(33.3) million and $(6.9) million for the years ended December 31, 2003, 2002 and 2001, respectively.

     The application of SFAS No. 133, as amended, could result in volatility from period to period in gains and losses as reported on the Company's Consolidated Statements of Income. These gains and losses result primarily from changes in corporate credit spreads and changes in the creditworthiness of underlying corporate entities. The Company is unable to predict the effect this volatility may have on its financial position or results of operations.

     In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to a derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This Statement is effective for contracts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003. All provisions have applied prospectively except for the provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. The implementation of this Statement did not have a material impact on the Company's financial statements.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     NEW ACCOUNTING PRONOUNCEMENTS

     In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." The Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties FIN 46. In December 2003, FIN 46 was revised in FIN 46R. FIN 46R scopes out many but not all businesses, as business is defined in FIN 46. The FASB partially delayed FIN46's implementation until no later than the end of the first reporting period after March 15, 2004. Currently, the Company is not the primary beneficiary of a variable interest entity. In management's opinion, this Interpretation will not have a material effect on the Company's financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement amends certain paragraphs of FASB Statements No. 128 and No. 133 and is effective for financial instruments entered into or modified after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires an issuer to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement has not had a material impact on the Company's financial statements. The FASB is addressing certain implementation issues associated with the application of SFAS No. 150. In October 2003, the FASB decided to defer certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments representing non-controlling interests in subsidiaries included in consolidated financial statements. The Company will monitor the actions of the FASB and assess the impact, if any, that these actions may have on the Company's financial statements.

     In November 2003, the Emerging Issues Task Force ("EITF") reached a consensus on certain disclosures required for securities accounted for under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." EITF issue 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" requires additional disclosure of quantitative and qualitative information for investments with unrealized losses at the balance sheet date that have not been recognized as other-than-temporary impairments. The Company has included the required disclosures in the Notes to Financial Statements.

     In December 2003, the FASB revised SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This revision is intended to improve financial statement disclosures for defined benefit plans. The standard requires that companies give more details about their plan assets, benefits obligations, cash flows, benefit costs, and other relevant information. This standard is effective for fiscal years ending on or after December 15, 2003. The required disclosure has been included in the Company's financial statements.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents.

3.  INSURANCE REGULATORY MATTERS

     The financial statements are prepared on the basis of GAAP, which, for the Company, differ, in certain material respects from accounting practices prescribed or permitted by insurance regulatory authorities. The significant differences result from statutory accounting practices, which treat premiums earned, policy acquisition costs, deferred income taxes, investments in fixed maturities, loss reserves and derivatives differently.

     At December 31, 2003 and 2002, the statutory basis policyholders' surplus of the Company, as reported to insurance regulatory authorities, was $370.1 million and $272.1 million, respectively. Statutory net income for the Company was $79.0 million, $72.6 million and $45.8 million, for the years ended December 31, 2003, 2002 and 2001, respectively.

     The New York Insurance Law establishes single-risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

4.  RESTRICTED CASH AND INVESTMENTS

     Under agreements with its cedants and in accordance with statutory requirements, the Company maintains funds (bonds and short-term investments) in trust accounts for the benefit of reinsured companies and for the protection of policyholders in states in which the Company is not licensed. The carrying amount of such restricted balances amounted to approximately $60.1 million and $62.9 million at December 31, 2003 and 2002, respectively.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


5.  INVESTMENTS

     The following is a summary of the Company's investments at December 31, 2003 and 2002 (in thousands):


                                               Gross        Gross
                                Amortized    Unrealized   Unrealized      Fair       Carrying
2003                               Cost        Gains        Losses       Value        Value
----                            ----------   ----------   ----------   ----------   ----------
FIXED MATURITIES AVAILABLE
FOR SALE

 U.S. Government and
    government agencies and
    authorities                $   21,114   $      308   $      135   $   21,287   $   21,287

 States, municipalities and
    political subdivisions        856,511       43,222        1,308      898,425      898,425

 All other corporate fixed
    maturities                     25,688        1,365           69       26,984       26,984

 Mortgage and other asset-
    backed securities              57,347          653       57,883       57,883
                                                                                          117
 Private placements                45,717           --           --       45,717       45,717

 Foreign government                   167            2           --          169          169
                               ----------   ----------   ----------   ----------   ----------

      Total fixed maturities
          available for sale    1,006,544       45,550        1,629    1,050,465    1,050,465

 SHORT-TERM INVESTMENTS            75,229           --           --       75,229       75,229
                               ----------   ----------   ----------   ----------   ----------
      Total investments        $1,081,773   $   45,550   $    1,629   $1,125,694   $1,125,694
                               ==========   ==========   ==========   ==========   ==========

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                                 Gross        Gross
                                  Amortized    Unrealized   Unrealized      Fair       Carrying
2002                                 Cost        Gains        Losses       Value        Value
----                              ----------   ----------   ----------   ----------   ----------
FIXED MATURITIES AVAILABLE
FOR SALE

 U.S. Government and
    government agencies and
    authorities                   $   33,863   $      897   $      999   $   33,761   $   33,761

 States, municipalities and
    political subdivisions           740,322       32,839          138      773,023      773,023

 All other corporate fixed
    maturities                        13,772          984            8       14,748       14,748

 Mortgage and other asset-
    backed securities                 60,018        1,234           15       61,237       61,237

 Private placements                   74,153           --           --       74,153       74,153

 Foreign government                      498           37           --          535          535
                                  ----------   ----------   ----------   ----------   ----------
      Total fixed maturities
          available for sale         922,626       35,991        1,160      957,457      957,457

 SHORT-TERM INVESTMENTS               21,552           --           --       21,552       21,552
                                  ----------   ----------   ----------   ----------   ----------

      Total investments           $  944,178   $   35,991   $    1,160   $  979,009   $  979,009
                                  ==========   ==========   ==========   ==========   ==========

     The amortized cost and estimated fair value of fixed maturities at December 31, 2003 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

             IN THOUSANDS
                                                            Amortized              Fair
                                                               Cost                Value
                                                               ----                -----
             FIXED MATURITIES, AVAILABLE FOR SALE
             Due in one year or less                       $   10,317           $   10,465
             Due after one year through five years             71,070               73,353
             Due after five years through ten years           193,165              199,617
             Due after ten years                              731,992              767,030
                                                           ----------           ----------
                                                           $1,006,544           $1,050,465
                                                           ==========           ==========


     Proceeds from sales and maturities of investments in fixed maturities during 2003, 2002 and 2001 were approximately $222.2 million, $388.1 million and $385.9 million, respectively. Gross gains of $7.8 million, $6.7 million and $4.2 million, were realized on those sales in 2003, 2002 and 2001, respectively. Gross losses of $0.8 million, $3.8 million and $1.9 million were realized on those sales in 2003, 2002 and 2001, respectively.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     Sources of the Company's consolidated net investment income are as follows (in thousands):

                                               Years Ended December 31,
                                        -------------------------------------

                                          2003           2002           2001
                                        -------        -------        -------

     Fixed maturities                   $46,815        $45,706        $41,198
     Short-term investments                 393             46          2,571
                                        -------        -------        -------
         Total investment income         47,208         45,752         43,769
      Investment expenses                   654            314            828
                                        -------        -------        -------
        Net investment income           $46,554        $45,438        $42,941
                                        =======        =======        =======


     At December 31, 2003, fixed-maturity investments available for sale had gross unrealized losses of $1.6 million. For these securities in an unrealized loss position at December 31, 2003, the length of time such securities have been in an unrealized loss position, as measured by their month-end fair values is as follows:

                                           Number of
                                           Securities   Fair Value   Amortized Cost   Unrealized Loss
                                                         (dollar amounts in thousands)
     Less than 6 months                         59        $67,454        $68,939          $1,485
     6 to 9 months                               2            255            263               8
     9 to 12 months                             --             --             --              --
     More than 12 months                         2          2,425          2,426               1
                                              ----       --------       --------         -------
           Subtotal                             63         70,134         71,628           1,494
     U.S. Treasury and Agency securities         6          9,841          9,976             135
                                              ----       --------       --------         -------
           Total                                69        $79,975        $81,604          $1,629
                                              ====       ========       ========         =======


     Of the 2 securities that have been in an unrealized loss position for more than 12 months, none have an unrealized loss of more than 20% of that security's amortized cost.

     The contractual maturity of securities in an unrealized loss position at December 31, 2003 was as follows:


                                                         Fair Value     Amortized Cost   Unrealized Loss
                                                                 (dollar amounts in thousands)

     2004                                                $       --       $       --       $       --

     2005 - 2008                                              4,731            4,747               16
     2009 - 2013                                             29,468           30,318              850
     2014 and later                                          26,932           27,578              646
     Mortgage-backed and other asset-backed securities       18,844           18,961              117
                                                         ----------       ----------       ----------
           Total                                            $79,975          $81,604           $1,629
                                                         ==========       ==========       ==========

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


6.  INCOME TAXES

     The Company was included in the consolidated federal income tax return of Enhance Financial through February 28, 2001. As of March 1, 2001, the Company is part of the consolidated federal income tax return of Radian. Subject to the provisions of an inter-company tax sharing agreement, income tax allocations are based upon separate return calculations on a "pro-forma" basis.

     The components of the Company's income tax expense (benefit) are as follows (in thousands):

                                             Years Ended December 31,
                                     ----------------------------------------
                                        2003          2002            2001
                                     ---------     ----------      ----------

     Current income taxes               $4,088        $21,828          $6,569
     Deferred income taxes              22,703         (9,061)         (9,680)
                                     ---------     ----------      ----------
         Tax provision                 $26,791        $12,767         $(3,111)
                                     =========     ==========      ==========

     A reconciliation from the income tax expense (benefit) calculated at the federal statutory rate of 35% to the actual tax is as follows (in thousands):

                                                   Years Ended December 31,
                                         --------------------------------------------
                                             2003            2002            2001
                                         ------------    ------------    ------------
     Tax provision at statutory rate          $38,589         $24,067         $13,783
     Tax exempt interest and dividends        (11,513)        (10,541)         (7,924)
     Prior-year adjustments                        --           1,746          (1,980)
     Intercompany tax forgiveness                  --          (3,681)         (7,000)
     Other, net                                  (285)          1,176              10
                                         ------------    ------------    ------------
         Income tax expense (benefit)         $26,791         $12,767         $(3,111)
                                         ============    ============    ============

     The components of the net deferred income tax liability as of December 31, 2003 and 2002 are as follows:

     IN THOUSANDS                              December 31, 2003        December 31, 2002
                                               -----------------        -----------------
                                             Assets    Liabilities    Assets     Liabilities
                                             -------   -----------    -------    -----------
     Contingency reserves                    $    --     $16,450      $    --      $    --
     Deferred policy acquisition costs            --      34,286           --       26,448
     Deferred premium revenue                     --      11,552           --       12,596
     Unrealized capital gains/losses              --      15,372           --       12,192
     Credit derivatives reserve               10,975          --       13,527           --
     AMT credit carryforward                      --          --          645           --
     Deferred loss on impaired investments     2,103          --        2,103           --
     Losses and LAE reserves                  10,812          --        9,247           --
     Accrued expenses                          1,444          --        1,368           --
     Other                                       986          --          638           --
                                             -------     -------      -------      -------
      Total                                  $26,320     $77,660      $27,528      $51,236
                                             =======     =======      =======      =======

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


7.   SHAREHOLDER'S EQUITY AND DIVIDENDS

     The New York Insurance Law requires financial guaranty insurers to maintain a minimum shareholder's surplus of $65.0 million. When added to the minimum shareholder's surplus of $3.4 million separately required for the other lines of insurance, which the Company is licensed to write, the Company is required to have an aggregate minimum shareholder's surplus of $68.4 million.

     As a result of the acquisition, additional paid-in capital decreased $9.9 million related to the investment mark to market adjustment and the deferred acquisition cost adjustment in 2001.

     Under the New York Insurance Law, the Company may declare or distribute dividends only out of earned surplus. The maximum amount of dividends, which may be paid by the Company to Enhance Financial without prior approval of the Superintendent of Insurance, is subject to restrictions relating to statutory surplus and net investment income as adjusted as defined by statute. The Company paid no dividends to Enhance Financial in 2003, 2002 and 2001. At December 31, 2003, the Company had $37.0 million available for dividend distribution.

     During 2002, the Company's common stock par value was changed from $40 to $150 per share, resulting in an increase in common stock of $11.0 million and a corresponding $11.0 million decrease in paid-in and contributed surplus.

8.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     FIXED MATURITY SECURITIES - The fair values of fixed maturity securities are based on quoted market prices or dealer quotes.

     SHORT-TERM INVESTMENTS - Fair values of short-term investments are assumed to equal cost.

     CREDIT DERIVATIVES - The fair values of derivative financial guaranty contracts are derived from internally generated models. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required to interpret market data to develop the estimates of fair value.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     The carrying amounts and estimated fair values of these financial instruments are as follows:

     IN THOUSANDS                              December 31, 2003               December 31, 2002
                                           ---------------------------    --------------------------
                                            Carrying    Estimated Fair    Carrying    Estimated Fair
                                             Amount          Value         Amount         Value
                                           ----------   --------------    ---------   --------------
     ASSETS:
     Fixed maturity securities             $1,050,465     $1,050,465       $957,457     $957,457
     Short-term investments                    75,229         75,229         21,552       21,552

     LIABILITIES:
     Credit derivatives                        31,356         31,356         40,162       40,162

9.   INSURANCE IN FORCE

     The Company principally insures and reinsures financial guaranties issued to support public and private borrowing arrangements, including commercial paper, bond financings, and similar transactions. Financial guaranties are conditional commitments, which guaranty the performance of a customer to a third party.

     The Company's potential liability in the event of nonperformance by the issuer of the insured obligation is represented by its proportionate share of the aggregate outstanding principal and interest payable ("insurance in force") on such insured obligation. At December 31, 2003 and 2002 the Company's aggregate insurance in force was $90.2 billion and $82.7 billion, respectively. The Company's insured portfolio as of December 31, 2003 and 2002 was broadly diversified by geographic and bond market sector with no single credit representing more than .03% and .04% respectively of the Company's net insurance in force.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     The composition of the Company's insurance in force ("exposure") by type of issue and by state of issue was as follows:

           TYPE OF ISSUE
             IN BILLIONS                                 December 31,
                                                     --------------------

          PUBLIC FINANCE                              2003           2002
          --------------                              ----           ----

          General obligations                        $19.2          $17.2
          Transportation                              12.1           10.7
          Utilities                                   12.0           12.0
          Healthcare                                  11.2           11.4
          Tax backed                                   6.0            5.6
          Investor owned utilities                     4.5            4.1
          Education                                    3.3            2.8
          Housing                                      2.3            2.3
          Other municipal                              1.7            1.9
                                                      ----           ----
                 Total Public Finance                 72.3           68.0
                                                      ----           ----

          STRUCTURED FINANCE
          ------------------

          Asset backed - consumer                      6.8            6.1
          Collateralized bond obligations              4.4            2.8
          Asset backed - commercial                    3.5            3.1
          Asset backed - mortgage                      1.8            1.2
          Other structured finance                     1.4            1.5
                                                      ----           ----
                 Total Structured                     17.9           14.7
                                                      ----           ----
                 Total                                $90.2          $82.7
                                                      ====           ====

          STATE OF ISSUE
          IN BILLIONS                                    December 31,
                                                      -------------------
                                                      2003           2002
                                                      ----           ----

          New York                                    $9.7           $7.6
          California                                   9.6            8.8
          Texas                                        4.8            4.0
          Illinois                                     4.2            3.9
          Florida                                      4.1            4.1
          New Jersey                                   3.3            3.5
          Massachusetts                                3.3            3.2
          Pennsylvania                                 2.9            3.1
          Other (each less than 3.5%)                 48.3           44.5
                                                      ----           ----
                   Total                              $90.2          $82.7
                                                      ====           ====

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company manages its exposure to credit risk through a structured underwriting process which includes detailed credit analysis, review of primaries' underwriting guidelines, surveillance policies and procedures, and the use of reinsurance.

10.  RELATED PARTY TRANSACTIONS

     The Company has reinsurance agreements with various affiliates. Reinsurance assumed and ceded with affiliates under these agreements at December 31, 2003, 2002 and 2001 are as follows:

     IN MILLIONS                      2003                        2002                        2001
                            ---------------------------------------------------------------------------------
                            Reinsurance   Reinsurance   Reinsurance   Reinsurance   Reinsurance   Reinsurance
                              Assumed        Ceded        Assumed        Ceded        Assumed        Ceded
                            -----------   -----------   -----------   -----------   -----------   -----------
     Premiums written             $24.1          $2.1         $16.2          $1.6         $12.9          $1.3
     Commissions                    7.3           0.6           4.7           0.4           3.6           0.4
     Incurred losses and
        loss expenses               0.2            --            --            --            --            --


     As part of the assumption reinsurance agreement, the Company assumed unearned premiums of $21.5 million and loss and loss adjustment reserves of $38.2 million, and increased commission expense by $8.0 million. This transaction had no impact on premiums earned, losses and loss adjustment expenses incurred or net income.

     As part of the novation agreement, the Company novated assumed unearned premiums of $20.0 million and loss and loss adjustment reserves of $26.7 million, and decreased commission expense by $7.4 million. This transaction had no impact on premiums earned, losses and loss adjustment expenses incurred or net income.

     The Company, Enhance Financial and its other wholly-owned subsidiaries share common operating expenses in accordance with an expense allocation agreement which has been approved by the Insurance Department of the State of New York. The Company allocated expenses to affiliates of $24.9 million, $17.4 million and $15.3 million, for the years ended December 31, 2003, 2002 and 2001, respectively.

     The Company, Enhance Financial and certain of its wholly-owned subsidiaries are part of a services agreement with its ultimate parent, Radian, which has been approved by the Insurance Department of the State of New York. The services agreement was effective on April 1, 2003. The Company was charged $11.7 million for services provided under this agreement for the year ended December 31, 2003.

11.  EMPLOYEE BENEFITS

     The Company maintained non-contributory defined benefit pension plans, including a non-qualified restoration plan, for the benefit of all eligible employees. A request for termination of the Company maintained pension plans was submitted to the Internal Revenue Service ("IRS") for determination. The IRS approved this request during 2003. Pension cost, net of allocations to affiliates, was $0.5 million and $0.7 million for the Company maintained plan, for the years ended December 31, 2002 and 2001, respectively. Effective January 1, 2003, Company employees were eligible to participate in a pension plan sponsored by Radian. The Company's share of expense for the Radian sponsored pension plan was $0.3 million for 2003.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     A summary of assets, obligations and assumptions of the Company maintained Pension Plan are as follows at December 31, 2003 and 2002.

     The following table sets forth the funding status of the Company maintained plan and the accrued pension cost recognized in Enhance Financial's balance sheet at December 31, 2003 and 2002:

          IN THOUSANDS                                             December 31,
                                                           --------------------------

                                                             2003              2002
                                                           --------          --------
          CHANGE IN BENEFIT OBLIGATION
          Benefit obligation at beginning of year          $  6,668          $ 17,762
          Service cost                                           --             1,299
          Interest cost                                         431               777
          Actuarial gain                                        865                --
          Benefits paid and settlements                          --              (532)
          Curtailments and settlements                         (624)          (12,638)
                                                           --------          --------
          Benefit obligation at year end                      7,340             6,668
                                                           --------          --------

          CHANGE IN PLAN ASSETS
          Fair value of plan assets at beginning of year      5,073             3,220
          Actual return on plan assets                          869             1,161
          Employer contribution                                 624             6,340
          Benefits paid and settlements                        (624)           (5,648)
                                                           --------          --------
          Fair value of plan assets at end of year            5,942             5,073
                                                           --------          --------

          FUNDED STATUS                                      (1,398)           (1,595)
          Unrecognized net actuarial loss                       (64)             (393)
                                                           --------          --------
          Accrued expense                                  $ (1,462)         $ (1,988)
                                                           ========          ========


                                                         Plan Assets at December 31
                                                         --------------------------
                                                           2003              2002
                                                           ----              ----
          Assets of the plan are allocated as follows:
              Equity securities                              32%               31%
              Fixed income securities                        68                69
                                                           ----              ----
                  Total                                     100%              100%

        The Company expects to pay out its full benefit obligation of $7.3 million during 2004.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


        The actuarially computed net pension cost recognized in Enhance Financial's consolidated statements of income for 2003, 2002 and 2001 using the projected unit credit actuarial method of attribution includes the following components:


         IN THOUSANDS                                 Year Ended December 31,
                                                   ----------------------------
                                                    2003        2002       2001
                                                   -----    --------    -------
         COMPONENTS OF NET PERIODIC BENEFIT COST
         Service cost                              $  --      $1,299     $2,531
         Interest cost                               431         777      1,060
         Expected return on plan assets             (431)       (313)      (355)
         Amortization of unrecognized transition
             obligation of transition asset           --           2          2
         Amortization of prior service cost           --         162        438
         Recognized net actuarial loss                --        (314)      (119)
         Curtailments and settlements                 --      (5,347)     2,954
                                                   -----    --------    -------
         Net periodic benefit cost                 $  --     $(3,734)    $6,511
                                                   =====    ========    =======


    Actuarial assumptions utilized to determine the projected benefit obligation and estimated unrecognized net actuarial gain were as follows:

                                                        Year Ended December 31,
                                                        2003              2002
                                                        ----              ----

             Discount rate                               4.93%           6.25%
             Expected return on plan assets              8.50%           8.50%
             Rate of compensation increase               3.50%           6.00%

     In addition to pension benefits, the Company provides certain postretirement benefits for retired employees. Certain employees may become eligible for these benefits if they reach retirement age while working for the Company. Post retirement benefits under the Company maintained plan were curtailed in 2002 by discontinuing the benefit eligibility for all participants hired after February 1990. Effective January 1, 2003, Company employees were eligible to participate in a postretirement plan sponsored by Radian.

     The Company's postretirement benefit cost, net of allocations to affiliates, was a reduction to expense for the years ended December 31, 2003 and 2002 of $(12,000) and $(5,000) respectively. The expense for the year ended December 31, 2001 was $76,000.

     At December 31, 2003 and 2002 the accumulated post-retirement benefit obligation was $1.0 million and $0.9 million, respectively, and was not funded. At December 31, 2003, the discount rate used in determining the accumulated post-retirement benefit obligation was 6.0% and the health care trend was 8.5%, graded to 5.5% after 6 years; at December 31, 2002, the discount rate used in determining the accumulated post-retirement benefit obligation was 7.0% and the health care trend was 9.0% graded to 5.5% after 7 years.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     A one-percentage point change in assumed healthcare cost trend rates would have the following effects:

        IN THOUSANDS
                                                           1-Percentage Point       1-Percentage Point
                                                                 Increase                Decrease
                                                                 --------                --------
        Effect on total of service and interest cost
           components                                              $5                       $(4)
        Effect on post-retirement benefit obligation              $76                      $(65)


     Effective November 1, 2002, eligible employees of the Company, who were previously in the non-qualified restoration plan began participating in a nonqualified executive retirement plan ("SERP"), sponsored by Radian, covering certain key executives designated by the Radian board of directors. Under this plan, participants are eligible to receive benefits in addition to those paid under the pension plan if their base compensation is in excess of the current IRS compensation limitation for the pension plan. Retirement benefits under the SERP are a function of the years of service and the level of compensation and are reduced by any benefits paid under the pension plan. The SERP is funded through the purchase of variable life insurance policies pursuant to a split-dollar life insurance program called the Secured Benefit Plan. Radian purchases, on each participant (except as described below), a life insurance policy that is owned and paid for by Radian. Radian endorses to the participant an amount of the death benefit, for which the participant is imputed income each year. Radian owns the remainder of the death benefit and all of the cash values in the policy. At the participant's retirement age, the policy's cash value is projected to be sufficient for Radian to pay the promised SERP benefit to the participant. Non-executive officers who were participants in the Secured Benefit Plan prior to the issuance in October 2003 of regulations under the Internal Revenue Code regarding split dollar plans continue under the collateral assignment split dollar policies already in force. Under this arrangement, the participant owns the policy, and assigns a portion of the death benefits and cash values to Radian in amounts sufficient to reimburse Radian for all premium outlays by Radian. The eventual cash values above the aggregate premium amounts are designed, as in the endorsement method, to be sufficient to provide payment for the participant's promised SERP benefit. The participant had imputed income each year for the value of the death benefit provided to him or her, and also for any incidental benefits as provided under applicable tax law. The Company's share of expense for the SERP plan was $1,000 for the year ended December 31, 2003. There was no expense related to this SERP plan for the years ended December 31, 2002 and 2001.

     The Company sponsored a 401(k) retirement savings plan covering substantially all of its employees until 2002. Under this plan, the Company provided a matching contribution of 50% on contributions up to 6% of base salary made to the plan by eligible employees. The Company's cost, net of allocations to affiliates, was $44,000 and $67,000 for the years ended December 31, 2002 and 2001, respectively.

     On December 31, 2002, the Company terminated its prior 401(k) plan and began participating in a 401(k) plan sponsored by Radian. Under the new plan, the Company provides a matching contribution of 25% on contributions up to 6% of base salary made to the plan by eligible employees. In addition, the Company may provide additional matching based on Radian achieving financial goals. The Company's cost was $139,000 for the year ended December 31, 2003.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company participates in Radian's Stock Option Plan for certain key employees of the Company. Under the Stock Option Plan, additional options may be granted for a total of 1,773,061 shares of Radian's common stock. Non qualified stock option prices must be at least 90% of the fair market value while incentive stock option prices may not be less than 100% of the fair market value as of the date of the grants. The stock options were granted during the years 1994 through 2003. As of December 31, 2003, 4,891,014 shares of Radian's common stock were subject to options granted under the Stock Option Plan with option prices ranging from $7.28 to $68.1818. During 2003, 806,443 shares of Radian's common stock were exercised under options subject to the Stock Option Plan with option prices ranging from $4.9690 to $44.8864 and with fair value prices ranging from $30.1501 to $53.1300.

     The Company participates in an Employee Stock Purchase Plan ("ESPP") sponsored by Radian. A total of 200,000 shares of Radian's authorized non-issued common stock have been made available under the ESPP. The ESPP allows eligible employees to purchase shares of Radian's stock at a discount of 15% of the beginning-of-period or end-of-period (each period being the first and second six calendar months) fair market value of the stock, whichever is lower. Eligibility under the ESPP is determined based on standard weekly work hours and tenure with the Company, and eligible employees are limited to a maximum contribution of $400 per payroll period toward the purchase of Radian's stock. Under the ESPP, Radian sold 17,899, 10,101 and 7,528 shares to employees in 2003, 2002 and 2001, respectively.

     The Company has no legal obligation for benefits under the plans sponsored by Radian.

12.  MAJOR CUSTOMERS

     The Company derives the greater portion of its premium writings from a small number of primary insurers. In 2003 four primary insurers accounted for 24%, 18%, 16% and 3% of gross premiums written. In 2002 four primary insurers accounted for 28%, 25%, 12% and 6% of gross premiums written. In 2001, four primary insurers accounted for 37%, 30%, 12% and 4% of gross premiums written. The customer concentration results from the small number of primary insurance companies that are licensed to write financial guaranty insurance.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

13. LOSSES AND LOSS ADJUSTMENT EXPENSES

     Activity in the liability for losses and loss adjustment expenses ("LAE") is summarized as follows:


    IN THOUSANDS                            Years Ended December 31,
                                         -----------------------------

                                            2003       2002      2001
                                         --------    -------   -------

     Balance at January 1,                $40,972    $55,421   $28,054
         Less reinsurance recoverables         --         --        --
                                         --------    -------   -------
     Net balance at January 1,             40,972     55,421    28,054
                                         --------    -------   -------

     Net incurred related to:
         Current year                      37,753     11,341     4,128
         Prior years                       (6,564)         5    24,074
                                         --------    -------   -------
     Net incurred                          31,189     11,346    28,202
                                         --------    -------   -------

     Net paid related to:
         Current year                      19,202     15,384       125
         Prior years                      (17,221)    10,411       710
                                         --------    -------   -------
     Net paid                               1,981     25,795       835
                                         --------    -------   -------

     Net balance at December 31,           70,180     40,972    55,421
         Plus reinsurance recoverables      2,200         --        --
                                         --------    -------   -------

     Balance at December 31,              $72,380    $40,972   $55,421
                                         ========    =======   =======


     During the years ended December 31, 2003, 2002 and 2001, the Company incurred loss and LAE relating to prior years of $(6.6) million, $0.0 million and $24.1 million, respectively. The favorable development in 2003 is primarily attributable to the financial guaranty line of business. The adverse development in 2001 is primarily due to strengthening of loss reserves related to the financial guaranty line of business.

     Included in net paid related to current year and prior years, for the year ended December 31, 2003, is $1.7 million $36.5 million, respectively, of cash receipts related to the assumption reinsurance agreement. Included in net paid related to current year and prior years, for the year ended December 31, 2003, is $17.8 million and $8.9 million, respectively, of cash payments related to the novation agreement.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

14.  COMMITMENTS AND CONTINGENCIES

     At December 31, 2003, the Company has no leases. Under the expense allocation agreement with Enhance Financial, the Company was allocated rent expense of $0.6 million, $0.3 million and $0.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

     REINSURANCE

     The Company cedes a portion of its business to other insurance and reinsurance companies and reduces its estimated liabilities for unpaid losses and loss expenses and deferred premium revenue accordingly. A contingent liability exists relating to such reinsurance in the event that the reinsuring companies become unable to meet their obligations under the terms of the reinsurance agreements.

     The Company is a party to facultative and treaty agreements with the four largest primary financial guaranty insurance companies. The Company's facultative and treaty agreements are generally subject to termination (i) upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal, (ii) at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with the New York Insurance Law and to maintain a specified claims-paying ability or financial strength rating for the particular Insurance Subsidiary or (iii) upon certain changes of control of the Company. Upon termination under the conditions set forth in (ii) and (iii) above, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements. Upon the occurrence of the conditions set forth in (ii) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement.

     The Company has posted letters of credit aggregating $7.2 million pertaining to certain assumed reinsurance contracts.

     OTHER

     In April 2004, the Board of Directors of the Company and Radian Asset approved the merger of the financial guaranty reinsurance business of the Company into Radian Asset (the "Merger"). The Merger was approved by each company's sole shareholder in early May 2004, and the companies are in the process of making the final regulatory filings with the New York Insurance Department. Upon receipt of certain confirmations from third parties, including the relevant rating agencies, the Merger is expected to be consummated. The Company currently anticipates that the Merger could be consummated as early as June 2004. The Company and Radian Asset have received regulatory approval of the Merger from the New York and California Insurance Departments, subject to the satisfaction of certain conditions.

     In November 2001, the Company entered into a 7 year credit agreement (extendible annually for additional one year periods) with New York branches of major European banks, which was amended in October 2002 and January 2004, pursuant to which the Company may borrow up to $95 million in order to satisfy certain claims which become payable by the Company under its municipal reinsurance portfolio in excess of a specified amount. The Company's obligation to repay amounts borrowed thereunder is limited to amounts received or receivable by the Company or the banks from premium payments or recoveries in respect of such reinsurance portfolio.

                             RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     At December 31, 2003, the Company has no leases. Under the expense allocation agreement with Enhance Financial, the Company was allocated rent expense of $0.6 million, $0.3 million and $0.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

15.  SUBSEQUENT EVENTS

     On October 4, 2002, Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. (S&P) announces that it had downgraded the Insurer Financial Strength rating of the Company from "AAA" to "AA." On April 8, 2003, Fitch Rating Service (Fitch) downgraded the Insurer Financial Strength rating of the Company from "AAA" to "AA" and removed it from "negative watch." The Company is involved in numerous reinsurance agreements with primary insurers which grant the primary insurers the right to recapture all of the business ceded to the Company under these agreements if the financial strength rating of the Company is downgraded below the rating levels from specified rating agencies established in the agreements, and, in some cases, to increase the commissions in order to compensate the primary insurers for the decrease in credit the rating agencies give the primary insurers for the reinsurance provided by the Company.

     As a result of the downgrade by S&P, one of the primary insurers exercised their right to recapture the financial guaranty reinsurance assumed by the Company. None of the primary insurers have a similar right with respect to the downgrade by Fitch. The Company has now reached agreement with the remaining primary insurers whereby such primary insurers have agreed not to exercise their rights with respect to the downgrade of the Company by S&P, without additional cost to the Company.

     Effective January 31, 2004, in connection with the recapture, the Company has returned approximately $16.4 billion of par in force and approximately $96.4 million of statutory unearned premium reserves with a GAAP carrying value of approximately $71.5 million. In addition, the Company has been reimbursed for policy acquisition costs of approximately $31.0 million with a GAAP carrying value of $21.3 million. The Company has also reimbursed the primary approximately $7.5 million for case reserves, net of $4.0 million salvage. The impact of the recapture resulted in a reduction of pre-tax income of $15.9 million on a GAAP basis and an increase of $31.0 million on a statutory basis.


                                     ******

                                    EXHIBIT B


               [RADIAN ASSET ASSURANCE INC. FINANCIAL STATEMENTS]

                      [This page intentionally left blank]

    RADIAN ASSET ASSURANCE INC.

    INDEPENDENT AUDITORS' REPORT

    CONSOLIDATED FINANCIAL STATEMENTS
    Years Ended December 31, 2003, 2002 and 2001

                      [This page intentionally left blank]

                       [LETTERHEAD OF DELOITTE & TOUCHE]



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholder of Radian Asset Assurance Inc.

We have audited the accompanying consolidated balance sheets of Radian Asset Assurance Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Radian Asset Assurance Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
May 6, 2004

                           RADIAN ASSET ASSURANCE INC.

                           CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                     December 31,
                                                                               -----------------------
                                                                                   2003        2002
                                                                               -----------   ---------
    ASSETS
       Investments:
         Fixed maturities, available for sale, at fair value (amortized cost
           $769,102 and $577,681)                                              $   796,018   $ 590,764
         Trading securities at fair value (cost $13,781 and $11,536)                14,820      11,128
         Common stock, at fair value (cost $3,524 and $931)                          4,866       1,153
         Short-term investments                                                     48,470      39,476
                                                                               -----------   ---------
          Total investments                                                        864,174     642,521

       Cash and cash equivalents                                                    25,881      10,293
       Premiums receivable                                                          30,750      22,522
       Accrued interest and dividends receivable                                    10,448       6,971
       Deferred policy acquisition costs                                            39,823      31,686
       Prepaid reinsurance premiums                                                 26,018      19,516
       Reinsurance recoverable on unpaid losses                                        118       2,173
       Deferred federal income taxes                                                 8,675          --
      Credit derivatives                                                            15,253      22,613
       Other assets                                                                  3,780       4,981
                                                                               -----------   ---------
             TOTAL ASSETS                                                      $ 1,024,920   $ 763,276
                                                                               ===========   =========

    LIABILITIES AND SHAREHOLDER'S EQUITY

    Liabilities
       Losses and loss adjustment expenses                                     $   187,963   $  81,370
       Reinsurance payable on paid losses and loss adjustment expenses
                                                                                     4,209       5,101
       Deferred premium revenue                                                    308,460     227,453
       Deferred federal income taxes                                                    --      14,203
       Payable to affiliates                                                            --       5,875
       Federal income taxes payable                                                  3,140       4,583
       Accrued expenses and other liabilities                                       17,270      12,017
                                                                               -----------   ---------
           TOTAL LIABILITIES                                                       521,042     350,602
                                                                               -----------   ---------

    Shareholder's Equity
       Common stock - $150 par value,
           Authorized, issued and outstanding -100,000 shares                       15,000      15,000
       Preferred stock - $1,000 par value,
           Authorized - 4,000 shares                                                    --          --
       Additional paid-in capital                                                  333,997     236,360
       Retained earnings                                                           130,301     151,450
       Accumulated other comprehensive income                                       24,580       9,864
                                                                               -----------   ---------
           TOTAL SHAREHOLDER'S EQUITY                                              503,878     412,674
                                                                               -----------   ---------
           TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                          $ 1,024,920   $ 763,276
                                                                               ===========   =========


                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)


                                            Years Ended December 31,
                                       ---------------------------------
                                          2003        2002        2001
                                       ---------    --------    --------

REVENUES
Net premiums written                   $ 178,131    $171,069    $ 72,299
Increase in deferred premium revenue     (74,506)    (73,151)    (19,840)
                                       ---------    --------    --------
Premiums earned                          103,625      97,918      52,459

Net investment income                     29,909      23,708      16,885
Other income                                (420)        712       4,079
                                       ---------    --------    --------
     TOTAL REVENUES                      133,114     122,338      73,423
                                       ---------    --------    --------

 EXPENSES
 Losses and loss adjustment expenses     134,242      34,642      38,493
 Policy acquisition costs                 18,956      18,276      11,085
 Other operating expenses                 22,852      16,135      16,175
                                       ---------    --------    --------
      TOTAL EXPENSES                     176,050      69,053      65,753
                                       ---------    --------    --------

GAINS AND LOSSES
Gain (loss) on sales of investments        3,965         387          (3)
Change in fair value of derivative
  instruments                             (2,990)     19,748       2,458
                                       ---------    --------    --------
    TOTAL GAINS AND LOSSES                   975      20,135       2,455
                                       ---------    --------    --------
(Loss) income before income taxes        (41,961)     73,420      10,125
Income tax (benefit) expense             (20,812)     20,325         923
                                       ---------    --------    --------
     NET (LOSS) INCOME                 $ (21,149)   $ 53,095    $  9,202
                                       =========    ========    ========


                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                       Accumulated
                                           Common Stock     Additional                    Other
                                         ----------------    Paid-in      Retained    Comprehensive
                                         Shares    Amount    Capital      Earnings        Income         Total
                                         ------    ------   ----------    --------    -------------    --------
Balance, December 31, 2000               100,000   $15,000   $   62,277    $ 94,153    $       5,678    $177,108
Comprehensive Income:
   Net income                                 --        --           --       9,202               --          --
  Unrealized foreign currency
      adjustment (net of tax of $36)          --        --           --          --              (79)         --
   Unrealized gains during the
        period (net of tax of $343)           --        --           --          --               --
                                                                                                             472
   Reclassification adjustment for
        losses included in net income
            (net of tax of $1)                --        --           --          --                2          --
                                                                           --------    -------------    --------
Total comprehensive income                    --        --           --                                    9,597
Capital contributions                         --        --       25,000          --               --      25,000
Purchase price adjustments                    --        --         (917)         --           (7,148)     (8,065)
Dividends paid                                --        --           --      (5,000)              --      (5,000)
                                         -------   -------   ----------    --------    -------------    --------
Balance, December 31, 2001               100,000    15,000       86,360      98,355           (1,075)    198,640
Comprehensive Income:
   Net income                                 --        --           --      53,095               --          --
  Unrealized foreign currency
      adjustment (net of tax of $631)         --        --           --          --            1,172          --
   Unrealized gains during the
        period (net of tax of $5,327)         --        --           --          --           10,019          --
   Reclassification adjustment for
        gains included in net income
            (net of tax of $135)              --        --           --          --             (252)         --
                                                                           --------    -------------    --------
Total comprehensive income                    --        --           --                                   64,034
Capital contributions                         --        --      150,000          --               --     150,000
                                         -------   -------   ----------    --------    -------------    --------
Balance, December 31, 2002               100,000    15,000      236,360     151,450            9,864     412,674
Comprehensive Income:
   Net loss                                   --        --           --     (21,149)              --          --
  Unrealized foreign currency
      adjustment (net of tax of $2,754)       --        --           --          --            5,114          --
   Unrealized gains during the
        period (net of tax of $6,547)         --        --           --          --               --      12,042
   Reclassification adjustment for
        gains included in net income
            (net of tax of $1,314)            --        --           --          --           (2,440)         --
                                                                           --------    -------------    --------
Total comprehensive income                    --        --           --                                   (6,644)
Capital contributions                         --        --      100,000          --               --     100,000
Capital issuance costs                        --        --       (2,363)         --               --      (2,363)
                                         -------   -------   ----------    --------    -------------    --------
Balance, December 31, 2003               100,000   $15,000   $  333,997    $130,301    $      24,580    $503,878
                                         =======   =======   ==========    ========    =============    ========


                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                               Years ended December 31,
                                                         -----------------------------------
                                                            2003         2002         2001
                                                         ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                     $ (21,149)   $  53,095    $   9,202
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                       3,120         (395)         744
         Net gains                                            (975)     (20,135)      (2,455)
         Proceeds from credit derivatives, net               2,924           --           --
         Income taxes, net                                 (31,971)       7,893         (752)
         Change in assets and liabilities:
             Premiums receivable                            (8,228)      (7,778)      (6,697)
             Accrued interest and dividends receivable      (3,477)      (2,942)        (235)
             Accrued expenses and other liabilities          8,951        1,235       (2,253)
             Deferred policy acquisition costs              (8,137)      (9,967)      (6,319)
             Deferred premium revenue, net                  74,506       73,151       19,840
             Losses and loss adjustment expenses, net      107,756       12,194       23,009
             Net balances from affiliates                   (5,898)      (2,892)     (14,136)
             Proceeds from sales of trading securities       6,830        3,715           --
             Purchases of trading securities                (8,896)      (8,908)      (7,291)
             (Receivable) payable for securities            (4,064)       6,511           --
             Other, net                                      4,477        2,010         (235)
                                                         ---------    ---------    ---------
   Net cash provided by operating activities               115,769      106,787       12,422
                                                         ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sales and maturities of fixed
         maturity investments                              290,032      299,551      166,338
    Purchases of fixed maturity investments               (476,499)    (545,822)    (182,451)
    Proceeds from sales of common stocks                     2,664
                                                                          2,585        4,782
    Purchases of common stocks                              (4,942)      (4,406)     (18,950)
    Change in short-term investments, net                   (8,994)      (4,882)       4,260
                                                         ---------    ---------    ---------
    Net cash used in investing activities                 (197,818)    (250,777)     (28,139)
                                                         ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution                                    100,000      150,000       25,000
   Capital issuance costs                                   (2,363)          --           --
   Dividends paid                                               --           --       (5,000)
                                                         ---------    ---------    ---------
   Net cash provided by financing activities                97,637      150,000       20,000
                                                         ---------    ---------    ---------

Net change in cash and cash equivalents                     15,588        6,010        4,283
Cash and cash equivalents, beginning of year                10,293        4,283           --
                                                         ---------    ---------    ---------
Cash and cash equivalents, end of year                   $  25,881    $  10,293    $   4,283
                                                         =========    =========    =========

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:

         Cash paid during the year for income taxes      $  11,159    $  12,432    $   1,675
                                                         =========    =========    =========

                See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   ORGANIZATION AND NATURE OF OPERATIONS

     Radian Asset Assurance Inc. ("Radian Asset", and together with its consolidated subsidiaries, the "Company") is a wholly-owned subsidiary of Enhance Financial Services Group Inc. ("Enhance Financial"). Enhance Financial is a wholly-owned subsidiary of its ultimate parent, Radian Group Inc. ("Radian"). Effective January 1, 2002, the name of the Company was changed to Radian Asset Assurance Inc. from Asset Guaranty Insurance Company. Radian Asset principally insures financial guaranties and reinsures on both a treaty and facultative basis, on new and secondary market municipal bonds and structured corporate and real estate backed financing. In addition, Radian Asset services certain specialty market areas not served by the monoline financial guaranty industry, such as trade credit reinsurance, financial responsibility bonds and direct financial guaranty insurance.

     Effective April 30, 2003, Radian Asset entered into an assumption reinsurance agreement, in regard to its trade credit product, with Radian Reinsurance Inc. ("Radian Reinsurance") whereby the Company reversed assumed unearned premiums and loss and loss adjustment reserves. The Company's rights, obligations and responsibilities in respect of the trade credit product were transferred to Radian Reinsurance. This transaction had no impact on premiums earned or losses and loss adjustment expenses incurred.

     Effective December 31, 2003, the Company though one of its subsidiaries, Radian Asset Assurance Limited ("RAAL") entered into a novation agreement in regard to its trade credit product, with an affiliated company, Radian Reinsurance whereby the Company assumed unearned premiums and loss and loss adjustment reserves. The Company assumed all rights, obligations and responsibilities of Radian Reinsurance in respect of the trade credit product. This transaction had no impact on premiums earned or losses and loss adjustment expenses incurred.

     Radian Asset owns 100% of the common stock of RAAL a foreign insurance entity and Asset Recovery Solutions ("ARS") a noninsurance entity. Radian Asset owns substantially all of the outstanding common stock of Van-American Company, Inc. ("Van Am Co."). Van Am Co. and its wholly owned subsidiaries, Van-American Insurance Company ("Van Am Insurance"), Van-American Insurance Agency Inc., Van-American Business Services, Inc., and Vantage Coal Sales Inc. (collectively referred to as "Van Am"), principally insure reclamation and landfill closure bonds and post-closure care and maintenance bonds for the coal and waste disposal industries, respectively, primarily in Kentucky and West Virginia.

     Due to intense pricing competition in Van Am's core business and a poor strategic fit with Radian Asset's other operations, Radian Asset decided during 1998, to exit the financial responsibility bond line of business and sell its interest in Van Am. In December 2000, the Kentucky Department of Insurance approved a run-off plan ("Plan"). The Plan provides for Van Am to cease issuing insurance coverage and to affect a run-off of the insurance business over a projected five-year plan.

     On February 28, 2001, Radian acquired Enhance Financial (the
     "Acquisition"). Shareholders of Enhance Financial received .22 shares of Radian's common stock in return for each share of Enhance Financial common stock. Radian provides private mortgage insurance coverage in the United States on residential mortgage loans.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     The purchase price for the Acquisition was approximately $581.5 million. The Acquisition was accounted for as a purchase, and accordingly, the assets and liabilities of Enhance Financial were recorded by Radian based on their fair values at the date of Acquisition. Purchase price adjustments were recorded by the Company based on the application of the push-down basis of accounting in financial statements of subsidiaries acquired by purchase. In the determination of the fair value of the Company's assets and liabilities, deferred acquisition costs were reduced by $20.8 million to an amount which represents the future value of insurance profits acquired by Radian. As described below, other purchase price adjustments relating to investments and deferred taxes were also recorded by the Company.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), which for the Company differ in certain material respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The significant accounting policies of the Company are as follows:

     CONSOLIDATION

     The accompanying financial statements include the accounts of Radian Asset, Radian Asset Assurance Limited, Van Am and Asset Recovery Solutions. All significant intercompany accounts and transactions, and intercompany profits and losses have been eliminated.

     INVESTMENTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities," management classifies all securities at the time of purchase as "held to maturity", "available for sale" or "trading". However, as a result of the Acquisition, all held to maturity securities were reclassified to available for sale, resulting in a $1.6 million increase in additional paid-in capital in 2001. Additionally in 2001, the cost basis of all available for sale investments were marked to fair value, resulting in a $10.8 million increase in additional paid-in capital and a decrease in accumulated other comprehensive income of $7.1 million, which was net of related deferred income taxes of $3.7 million. Fixed maturity securities held to maturity are those securities for which the Company has the intent and has the ability to hold until maturity and are carried at amortized cost. Fixed maturity securities available for sale and trading securities are carried at fair value. Unrealized gains and losses, net of taxes, on the available for sale portfolio are charged or credited to accumulated other comprehensive income. Changes in the fair value on the trading portfolio are included in earnings.

     Common stocks are carried at fair value. Short-term investments are carried at amortized cost, which approximates fair value. Unrealized gains and losses, net of taxes, on common stocks are charged or credited to accumulated other comprehensive income.

     Investment income is recognized as earned and includes the accretion of bond discount and amortization of bond premium. Realized gains or losses on sales of investments are determined on the basis of specific identification.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company periodically reviews its investment portfolio for declines in fair value below the amortized cost basis that are considered to be other-than-temporary and recognizes any such declines in earnings if the security has not been sold. Potential declines in fair value below the amortized cost basis considered other-than-temporary for individual securities held in the Company's investment portfolio were not material for the periods presented in this report.

     PREMIUM REVENUE RECOGNITION AND PREMIUM RECEIVABLE

     Premiums are earned in proportion to the level amortization of insured principal over the contract period or over the period that the insurance protection is provided. Deferred premium revenue represents that portion of premiums which will be earned over the remainder of the contract period, based upon information reported by primary insurers and management's estimates of amortization of insured principal in those instances where information has not been reported to the Company. When insured issues are refunded or called, the remaining deferred premium revenue is generally earned at that time, since the risk to the Company is eliminated.

     Premiums receivable include amounts payable by broker agents and/or insured parties to the Company in connection with its insurance and agency operations.

     REINSURANCE CEDED

     In the normal course of business, the Company reinsures portions of its direct and assumed exposures with other insurance companies through contracts designed to limit losses from certain risks and to protect capital and surplus.

     The following summarizes the effect of reinsurance on premiums written and earned:

       IN THOUSANDS                              Years Ended December 31,
                            -----------------------------------------------------------------
                                    2003                    2002                  2001
                                    ----                    ----                  ----
                            Written      Earned     Written     Earned     Written    Earned
                            --------    --------    --------    -------    -------    -------
       Direct               $176,262    $ 95,345    $132,483    $63,367    $59,687    $34,442
       Assumed                27,409      25,244      63,217     53,799     32,605     32,000
       Ceded                 (25,540)    (16,964)    (24,631)   (19,248)   (19,993)   (13,983)
                            --------    --------    --------    -------    -------    -------
          Net premiums      $178,131    $103,625    $171,069    $97,918    $72,299    $52,459
                            ========    ========    ========    =======    =======    =======

     The effect of reinsurance on losses and loss adjustment expenses for the years ended December 31, 2003, 2002 and 2001 were a decrease of $0.4 million, $4.2 million and $0.3 million, respectively.

     In the event that any or all of the reinsurers were unable to meet their obligations, the Company would be liable for such defaulted amounts.

     DEFERRED POLICY ACQUISITION COSTS

     Deferred policy acquisition costs comprise those expenses that vary with and are primarily related to the production of insurance premiums, including: commissions paid on reinsurance assumed, salaries and related costs of underwriting and marketing personnel, rating agency fees, premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers. Acquisition costs are deferred and amortized over the period in which the related premiums are earned. Deferred policy

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     acquisition costs are reviewed periodically to determine that they do not exceed or be less than recoverable amounts, after considering investment income.

     As a result of the Acquisition, $20.8 million of deferred policy acquisition costs were written down as an adjustment to additional paid in capital in 2001. This adjustment, net of related deferred income taxes of $7.5 million, resulted in a decrease in additional paid-in capital of $13.3 million. The remaining deferred policy acquisition costs of $16.2 million, at the time of the acquisition, represents the future value of insurance profits which will be amortized over a period that approximates the future life of the insurance book of business. The amortized amounts relating to the remaining pre-acquisition deferred policy acquisition costs for 2003, 2002 and 2001 were $1.4 million, $2.3 million and $1.8 million, respectively.

     LOSSES AND LOSS ADJUSTMENT EXPENSES ("LAE")

     Reserves for losses and LAE in the financial guaranty business are established based on Radian Asset's best estimate of specific and non-specific losses, including expenses associated with settlement of such losses on its insured and reinsured obligations. Radian Asset's estimation of total reserves considers known defaults, and individual loss estimates reported by primary insurers and annual increases in the total net par amount outstanding of Radian Asset's insured obligations ($29.0 billion as of December 31, 2003). Radian Asset records a specific provision for losses and related LAE when reported by primary insurers or when, in Radian Asset's opinion, an insured risk is in default or a default is probable and the amount of the loss is reasonably estimable. In the case of obligations with fixed periodic payments, the provision for losses and LAE represents the present value of Radian Asset's ultimate expected losses. The non-specific reserves represent Radian Asset's best estimate of total reserves, less provisions for specific reserves. Generally, when a case basis reserve is established or adjusted, a corresponding adjustment is made to the non-specific reserve. Radian Asset discounted certain financial guaranty liabilities at an annual rate of 4.05% and 4.10% in 2003 and 2002, respectively. Discounted liabilities at December 31, 2003 and 2002 were $5.0 million and $4.7 million, net of discounts of $0.2 million and $0.5 million, respectively.

     Reserves for losses and LAE for Radian Asset's other lines of business are based on reports and individual loss estimates received from ceding companies. In addition, a liability is included for losses and LAE incurred but not reported.

     Van Am's estimated liability for losses and loss adjustment expenses is determined using both internal information (Van Am's loss reports, individual case information and past loss experience) and industry-wide loss data. Due to the nature of Van Am's business, there are uncertainties in the predictability of claims severity and incidence.

     All loss reserves are established net of anticipated salvage and subrogation. At December 31, 2003 and 2002, anticipated recoveries under salvage and subrogation rights were $12.4 million and $10.3 million, respectively.

     The Company periodically evaluates its estimates for losses and LAE and may adjust such reserves based on the Company's actual loss experience, mix of business and economic conditions. Changes in total estimates for losses and LAE are reflected in current earnings. The Company believes that its total reserves for losses and LAE are adequate to cover the ultimate cost of all claims net of reinsurance recoveries. However, the reserves are based on estimates of losses and LAE, and there can be no assurance that the ultimate liability of the Company will not exceed such estimates.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     FEDERAL INCOME TAXES

     In accordance with SFAS No. 109, "Accounting for Income Taxes," deferred federal income taxes are provided for temporary differences between the tax and financial reporting basis of assets and liabilities that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. In the case of the Company, such temporary differences relate principally to premium revenue recognition and deferred acquisition costs.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory contingency reserve during the year. The deduction taken is allowed only to the extent that non-interest-bearing U.S. Treasury tax and loss bonds are purchased at their par value prior to the original due date of the Company's consolidated federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time the Company may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as prepayments of federal income taxes. All tax and loss bonds were redeemed during 2002. There were no purchases of tax and loss bonds during 2003.

     POST-RETIREMENT AND POST-EMPLOYMENT BENEFITS

     An affiliate of the Company provides various post-retirement and post-employment benefits, including pension, health and life insurance benefits covering substantially all employees who meet certain age and service criteria. The Company accounts for these benefits under the accrual method of accounting. Amounts related to anticipated obligations under the defined benefit pension plan and post-retirement benefits are recorded based on actuarial determinations.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company accounts for derivatives under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted. Transactions that the Company has entered into that are accounted for under SFAS No. 133, as amended, include investments in convertible debt securities and securing credit protection in the form of credit default swaps and certain financial guaranty contracts that are considered credit default swaps. Credit default swaps and certain financial guaranty contracts that are accounted for under SFAS No. 133, are part of the Company's overall business strategy of offering financial guaranty protection to its customers. Currently, none of the Company's derivatives qualify as hedges. Therefore, changes in the fair value of derivative instruments are recorded each period in current earnings. These changes in fair value are included in assets on the consolidated balance sheets. Settlements under derivative financial guaranty contracts are charged against these assets. During 2003, the company received $9.3 million as settlement proceeds on derivative financial guaranty contracts and paid $6.3 million as settlement on derivative financial guaranty contracts. There were no such settlements in 2002 and 2001.

     SFAS No. 133 requires that the Company split its convertible debt securities into the derivative and debt host components. Over the term of the securities, changes in the fair value of the debt instrument are recorded in the Company's consolidated statement of changes in common shareholder's equity, through accumulated other comprehensive income or loss. Concurrently, a deferred tax liability or benefit is recognized as the recorded value of the debt host increases or decreases. A change in the fair value of the derivative is recorded as a gain or loss in the Company's consolidated statements of income.

     Origination costs of these contracts are expensed as incurred.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     A summary of the Company's derivative information as of and for the periods indicated is as follows:

                                                         Year Ended
                                                        December 31
                                                    -------------------
                                                      2003       2002
                                                    --------   --------
                                                       (in millions)
          Balance Sheet
          Trading Securities
          ------------------
              Amortized cost                        $   13.8   $   11.5
              Fair value                                14.8       11.1
          Derivative Financial Guaranty Contracts
          ---------------------------------------
              Notional value                        $6,146.6   $3,972.6
                                                    ========   ========

              Gross gains                           $   53.3   $   49.4
              Gross losses                              38.0       26.8
                                                    --------   --------
              Net gains                             $   15.3   $   22.6
                                                    ========   ========


     The following table presents information related to net gains on derivative financial guaranty contracts (included in assets on the Consolidated Balance Sheets).

                                                       December 31
                                                   ------------------

                                                     2003       2002
                                                   -------    -------
                                                      (in millions)

          Balance at January 1                     $  22.6    $   2.1
          Net (losses) gains recorded                 (4.4)      20.5
          Settlements of derivatives contracts:
              Receipts                             $  (9.2)   $    --
              Payments                                 6.3         --
                                                   -------    -------
          Balance at December 31                   $  15.3    $  22.6
                                                   =======    =======


     The components of the change in fair value of derivative instruments are as follows:

                                                         Year Ended
                                                         December 31
                                               -----------------------------
                                                 2003       2002       2001
                                               -------    -------    -------
     (in millions)
     Income Statement
     Trading Securities                           $1.4      $(0.8)      $0.4
     Derivative Financial Guaranty Contracts      (4.4)      20.5        2.1
                                               -------    -------    -------
         Net (losses) gains                      $(3.0)     $19.7       $2.5
                                               =======    =======    =======


     The application of SFAS No. 133, as amended, could result in volatility from period to period in gains and losses as reported on the Company's Consolidated Statements of Income. These gains and losses result primarily from changes in corporate credit spreads, changes in the creditworthiness of underlying corporate entities and the equity performance of the entities underlying the Company's convertible securities. The

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     Company is unable to predict the effect this volatility may have on its financial position or results of operations.

     In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to a derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This Statement is effective for contracts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003. All provisions have applied prospectively except for the provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. The implementation of this Statement did not have a material impact on the Company's financial statements.

     NEW ACCOUNTING PRONOUNCEMENTS

     In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." The Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties FIN 46. In December 2003, FIN 46 was revised in FIN 46R. FIN 46R scopes out many but not all businesses, as business is defined in FIN 46. The FASB partially delayed FIN46's implementation until no later than the end of the first reporting period after March 15, 2004. Currently, the Company is not the primary beneficiary of a variable interest entity. In management's opinion, this Interpretation will not have a material effect on the Company's financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement amends certain paragraphs of FASB Statements No. 128 and No. 133 and is effective for financial instruments entered into or modified after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires an issuer to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement has not had a material impact on the Company's financial statements. The FASB is addressing certain implementation issues associated with the application of SFAS No. 150. In October 2003, the FASB decided to defer certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments representing non-controlling interests in subsidiaries included in consolidated financial statements. The Company will monitor the actions of the FASB and assess the impact, if any, that these actions may have on the Company's financial statements.

     In November 2003, the Emerging Issues Task Force ("EITF") reached a consensus on certain disclosures required for securities accounted for under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." EITF issue 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" requires additional disclosure of quantitative and qualitative information for investments with unrealized losses at the balance sheet date that have not been recognized as other-than-temporary impairments. The Company has included the required disclosures in the Notes to Financial Statements.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     In December 2003, the FASB revised SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This revision is intended to improve financial statement disclosures for defined benefit plans. The standard requires that companies give more details about their plan assets, benefits obligations, cash flows, benefit costs, and other relevant information. This standard is effective for fiscal years ending on or after December 15, 2003. The Company does not maintain such plans which would require disclosure.

     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents.

     RECLASSIFICATIONS

     Certain of the prior years' amounts have been reclassified to conform to the current year's presentation.

3.   INSURANCE REGULATORY MATTERS

     The consolidated financial statements are prepared on the basis of GAAP, which, for the Company, differ, in certain material respects from accounting practices prescribed or permitted by insurance regulatory authorities. The significant differences result from statutory accounting practices, which treat premiums earned, policy acquisition costs, deferred income taxes, investments in fixed maturities, loss reserves and derivatives differently.

     At December 31, 2003 and 2002, the statutory basis policyholders' surplus of Radian Asset, as reported to insurance regulatory authorities, was $453.0 million and $309.5 million, respectively. Statutory net income for Radian Asset was $60.4 million, $32.2 million and $11.7 million, for the years ended December 31, 2003, 2002 and 2001, respectively.

     RAAL's statutory loss was $7.0 million for the year ended December 31, 2003. At December 31, 2003, the statutory surplus was $67.1 million.

     Van Am Insurance's statutory net income was $0.5 million and $6.2 thousand for the years ended December 31, 2003 and 2002 respectively. Van Am Insurance's statutory net loss was $0.4 million, for the year ended December 31, 2001. At December 31, 2003 and 2002, the statutory surplus was $2.8 million and $2.9 million, respectively.

     The New York Insurance Law establishes single-risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.   RESTRICTED CASH AND INVESTMENTS

     Under agreements with its cedants and in accordance with statutory requirements, the Company maintains funds (bonds and short-term investments) in trust accounts for the benefit of reinsured companies and for the protection of policyholders in states in which the Company is not licensed. The carrying amount of such restricted balances amounted to approximately $20.8 million and $17.3 million at December 31, 2003 and 2002, respectively.

5.   INVESTMENTS

     The following is a summary of the Company's investments at December 31, 2003 and 2002 (in thousands):

                                                    Gross        Gross
                                     Amortized    Unrealized   Unrealized      Fair       Carrying
     2003                               Cost        Gains        Losses       Value        Value
     ----                            ----------   ----------   ----------   ----------   ----------
     FIXED MATURITIES AVAILABLE
     FOR SALE

       U.S. Government and
          government agencies and
          authorities                $   23,569   $      389   $      120   $   23,838   $   23,838

       States, municipalities and
          political subdivisions        476,428       19,621          780      495,269      495,269

       All other corporate fixed
          maturities                     25,421        1,044          110       26,355       26,355

       Mortgage and other asset-
          backed securities              50,440          541           90       50,891       50,891

       Private placements                13,474           --           --       13,474       13,474

       Foreign government                79,684          213          307       79,590       79,590

       Redeemable preferred stock        30,792        3,795          331       34,256       34,256

       Convertible bonds                 69,294        3,051           --       72,345       72,345
                                     ----------   ----------   ----------   ----------   ----------
            Total fixed maturities
                available for sale      769,102       28,654        1,738      796,018      796,018

     TRADING SECURITIES                  13,781        3,333        2,294       14,820       14,820

     COMMON STOCK                         3,524        1,342           --        4,866        4,866

     SHORT-TERM INVESTMENTS              48,470           --           --       48,470       48,470
                                     ----------   ----------   ----------   ----------   ----------

            Total investments        $  834,877   $   33,329   $    4,032   $  864,174   $  864,174
                                     ==========   ==========   ==========   ==========   ==========

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                                       Gross        Gross
                                        Amortized    Unrealized   Unrealized      Fair       Carrying
       2002                                Cost        Gains        Losses       Value        Value
       ----                             ----------   ----------   ----------   ----------   ----------
       FIXED MATURITIES AVAILABLE
       FOR SALE

         U.S. Government and
            government agencies and
            authorities                 $   38,292   $    1,140   $      358   $   39,074   $   39,074

         States, municipalities and
            political subdivisions         336,058       13,578          130      349,506      349,506

        All other corporate fixed
            maturities                      11,914          627           11       12,530       12,530

        Mortgage and other asset-
            backed securities               58,175        1,105            2       59,278       59,278

       Private placements                    8,593           --           --        8,593        8,593

       Foreign government                    6,628          244            4        6,868        6,868

       Redeemable preferred stock           25,999          608        2,558       24,049       24,049

       Covertible bonds                     92,022          735        1,891       90,866       90,866
                                        ----------   ----------   ----------   ----------   ----------

               Total fixed maturities
                  available for sale       577,681       18,037        4,954      590,764      590,764

       TRADING SECURITIES                   11,536        3,888        4,296       11,128       11,128

       COMMON STOCKS                           931          222           --        1,153        1,153

       SHORT-TERM INVESTMENTS               39,476           --           --       39,476       39,476
                                        ----------   ----------   ----------   ----------   ----------

              Total investments         $  629,624   $   22,147   $    9,250   $  642,521   $  642,521
                                        ==========   ==========   ==========   ==========   ==========

     The amortized cost and estimated fair value of fixed maturities at December 31, 2003 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


             IN THOUSANDS
                                                         Amortized        Fair
                                                            Cost          Value
                                                            ----          -----

             FIXED MATURITIES, AVAILABLE FOR SALE
             Due in one year or less                      $58,780        $60,056
             Due after one year through five years        148,835        155,061
             Due after five years through ten years        72,199         74,344
             Due after ten years                          489,288        506,557
                                                         --------       --------
                                                         $769,102       $796,018
                                                         ========       ========

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


     Proceeds from sales and maturities of investments in fixed maturities during 2003, 2002 and 2001 were approximately $290.0 million, $299.6 million and $166.3 million, respectively. Gross gains of $4.7 million, $5.8 million and $1.4 million, were realized on those sales in 2003, 2002 and 2001, respectively. Gross losses of $1.2 million, $5.7 million and $1.1 million were realized on those sales in 2003, 2002 and 2001, respectively.

     Sources of the Company's consolidated net investment income are as follows (in thousands):

                                                    -------------------------------------
                                                           Years Ended December 31,
                                                      2003           2002           2001
                                                    -------        -------        -------
     Fixed maturities and trading securities        $30,395        $23,001        $16,946
     Common stock                                        11             16             21
     Short-term investments                             430          1,112            291
     Other                                                2             --             --
                                                    -------        -------        -------
         Total investment income                     30,838         24,129         17,258
      Investment expenses                               929            421            373
                                                    -------        -------        -------
        Net investment income                       $29,909        $23,708        $16,885
                                                    =======        =======        =======

     At December 31, 2003, fixed-maturity investments available for sale had gross unrealized losses of $1.7 million. For these securities in an unrealized loss position at December 31, 2003, the length of time such securities have been in an unrealized loss position, as measured by their month-end fair values is as follows:

                                               Number of
                                               Securities   Fair Value   Amortized Cost   Unrealized Loss
                                               ----------   ----------   --------------   ---------------
                                                          (dollar amounts in thousands)
         Less than 6 months                         63       $158,726        $160,221        $1,495
         6 to 9 months                               3          9,857           9,872            15
         More than 12 months                         2          2,179           2,287           108
                                                   ---       --------       ---------       -------
               Subtotal                             68        170,762         172,380         1,618
         U.S. Treasury and Agency securities         4          6,278           6,398           120
                                                   ---       --------        --------       -------
               Total                                72       $177,040        $178,778        $1,738
                                                   ===       ========        ========       =======

     Of the 2 securities that have been in an unrealized loss position for more than 12 months, none have an unrealized loss of more than 20% of that security's amortized cost.

     The contractual maturity of securities in an unrealized loss position at December 31, 2003 was as follows:

                                                          Fair Value    Amortized Cost   Unrealized Loss
                                                         ------------   --------------   ---------------
                                                                  (dollar amounts in thousands)
     2004                                                    $ 39,003       $ 39,038           $   35
     2005 - 2008                                               35,185         35,466              281
     2009 - 2013                                                3,925          3,984               59
     2014 and later                                            79,748         80,690              942
     Mortgage-backed and other asset-backed securities         11,910         12,000               90
     Redeemable preferred stock                                 7,269          7,600              331
                                                             --------       --------           ------
           Total                                             $177,040       $178,778           $1,738
                                                             ========       ========           ======

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


6.  INCOME TAXES

     The Company was included in the consolidated federal income tax return of Enhance Financial through February 28, 2001. As of March 1, 2001, the Company is part of the consolidated federal income tax return of Radian. Subject to the provisions of an inter-company tax sharing agreement, income tax allocations are based upon separate return calculations on a "pro-forma" basis.

     The components of the Company's consolidated income tax (benefits) expense are as follows (in thousands):

                                                         Years Ended December 31,
                                                 ---------------------------------------
                                                   2003            2002            2001
                                                 --------         -------         ------
     Current income tax expense                    $9,938         $16,374         $1,202
     Deferred income tax (benefit) expense        (30,750)          3,951           (279)
                                                 --------         -------         ------
         Tax (benefit) expense                   $(20,812)        $20,325         $  923
                                                 ========         =======         ======

     A reconciliation from the tax provision calculated at the federal statutory rate of 35% to the actual tax (benefit) expense is as follows (in thousands):

                                                         Years Ended December 31,
                                                -----------------------------------------
                                                   2003            2002             2001
                                                ---------        --------         -------
     Tax provision at statutory rate             $(14,686)        $25,697          $3,544
     State, local and foreign taxes                   241             164             152
     Tax exempt interest and dividends             (6,370)         (4,306)         (2,918)
     Change in valuation allowance                   (875)           (964)             33
     Other                                            878            (266)            112
                                                 --------         -------          ------
         Tax provision                           $(20,812)        $20,325          $  923
                                                 ========         =======          ======

     The components of the deferred income tax assets and liabilities as of December 31, 2003 and 2002 are as follows:

     IN THOUSANDS                              December 31, 2003            December 31, 2002
                                            -----------------------      ------------------------
                                             Assets     Liabilities        Assets     Liabilities
                                            ---------   -----------      ----------   -----------
     Contingency reserves                     $    --       $9,800          $    --      $    --
     Deferred policy acquisition costs             --       11,341               --       11,090
     Deferred premium revenue                      --        1,234               --           18
     Unrealized capital gains/losses               --        9,951               --        4,569
     Credit derivatives reserve                    --        5,338               --        7,915
     Foreign currency exchange gains/losses        --        2,491               --           --
     AMT credit carryforward                       --           --              516           --
     Capital loss carryforward                  1,998           --            2,171           --
     Losses and LAE reserves                   49,357           --            8,396           --
     Other                                         --        2,525               --        1,694
                                              -------      -------          -------      -------
      Total                                   $51,355      $42,680          $11,083      $25,286
                                              =======      =======          =======      =======

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


7.   SHAREHOLDER'S EQUITY AND DIVIDENDS

     The New York Insurance Law requires financial guaranty insurers to maintain a minimum shareholder's surplus of $65.0 million. When added to the minimum shareholder's surplus of $3.4 million separately required for the other lines of insurance, which Radian Asset is licensed to write, Radian Asset is required to have an aggregate minimum shareholder's surplus of $68.4 million. United Kingdom regulations require RAAL to maintain a minimum shareholder's surplus of $0.5 million.

     During 2003, 2002 and 2001, Enhance Financial contributed capital of $100.0 million, $150.0 million and $25.0 million to Radian Asset, respectively. These capital contributions have been presented in these consolidated financial statements as increases in additional paid-in capital.

     In August 2003, the Company restated its Charter to increase its authorized capital from $15.0 million to $19.0 million, an increase of $4.0 million, by authorizing 4,000.08 shares of perpetual preferred stock ("PPS") having a par value of $1,000 per whole share. Shares of PPS may not be issued without the approval of the Superintendent of Insurance of the State of New York. None of the PPS was issued or outstanding. Dividend payments on PPS will be cumulative only if the Company pays dividends on its common stock.

     The PPS was authorized in conjunction with the placement of a $150.0 million "soft capital facility." In accordance with this transaction, the Company entered into three perpetual put options of its PPS with Radian Asset Securities Inc. ("RASI"), a newly formed affiliate, wholly owned by Radian. RASI, in turn, entered into three perpetual put options of its preferred stock with trusts, established during the transaction. In order to ensure that the trusts would meet their obligations under the put options, their assets are restricted to the ownership of high quality short-term commercial paper. If all the Company's put options were exercised, the Company would receive upon the issuance of its PPS, proceeds of up to $150.0 million, which may be used for any purpose.

     As a result of the PPS transaction, the Company incurred capital issuance costs of $2.4 million.

     As a result of the acquisition, additional paid-in capital decreased $0.9 million related to the investment mark to market adjustment and the deferred acquisition cost adjustment in 2001.

     Under the New York Insurance Law, Radian Asset may declare or distribute dividends only out of earned surplus. The maximum amount of dividends, which may be paid by Radian Asset to Enhance Financial without prior approval of the Superintendent of Insurance, is subject to restrictions relating to statutory surplus and net investment income as adjusted as defined by statute. Radian Asset paid no dividends to Enhance Financial in 2003 and 2002. Radian Asset paid dividends to Enhance Financial of $5.0 million in the year 2001. At December 31, 2003, Radian Asset had $45.3 million available for dividend distribution.

     Dividends paid to Van Am Co. by Van Am Insurance are restricted by regulatory requirements of the Kentucky Commissioner of Insurance (the "Commissioner"). Generally, the maximum dividend that may be paid without prior approval of the Commissioner is limited to the lesser of the prior year's statutory net income or 10% of statutory surplus at the beginning of the year and can only be paid out of accumulated realized profits. At December 31, 2003, Van Am Insurance could pay no dividends without regulatory approval.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

8.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     FIXED MATURITY SECURITIES - The fair values of fixed maturity securities are based on quoted market prices or dealer quotes.

     COMMON STOCKS - The fair values of equity securities, are based on quoted market prices or dealer quotes. For investments that are not publicly traded, management has made estimates of fair value that consider investees' financial results, conditions and prospects, and the values of comparable public companies.

     TRADING SECURITIES - The fair values of trading securities are based on quoted market prices, dealer quotes or estimates using quoted market prices for similar securities.

     SHORT-TERM INVESTMENTS - Fair values of short-term investments are assumed to equal cost.

     CREDIT DERIVATIVES - The fair values of derivative financial guaranty contracts are derived from internally generated models. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required to interpret market data to develop the estimates of fair value.

     The carrying amounts and estimated fair values of these financial instruments are as follows:

     IN THOUSANDS                               December 31, 2003               December 31, 2002
                                                -----------------               -----------------

     `                                     Carrying       Estimated Fair   Carrying       Estimated Fair
     `                                      Amount            Value         Amount            Value
                                            ------            -----         ------            -----
     ASSETS:
     Fixed maturity securities             $796,018           $796,018     $590,764           $590,764
     Trading securities                      14,820             14,820       11,128             11,128
     Common stock                             4,866              4,866        1,153              1,153
     Short-term investments                  48,470             48,470       39,476             39,476
     Credit derivatives                      15,253             15,253       22,613             22,613

9.   INSURANCE IN FORCE

     The Company, through Radian Asset, principally insures and reinsures financial guaranties issued to support public and private borrowing arrangements, including commercial paper, bond financings, and similar transactions. Financial guaranties are conditional commitments, which guaranty the performance of a customer to a third party.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company's potential liability in the event of nonperformance by the issuer of the insured obligation is represented by its proportionate share of the aggregate outstanding principal and interest payable ("insurance in force") on such insured obligation. At December 31, 2003 and 2002 the Company's aggregate insurance in force was $29.0 billion and $22.1 billion, respectively. The Company's insured portfolio as of December 31, 2003 and 2002 was broadly diversified by geographic and bond market sector with no single credit representing more than 0.10% and 0.14%, respectively, of the Company's net insurance in force.

     The composition of the Company's financial guaranty insurance in force by type of issue and by state of issue was as follows:

                  TYPE OF ISSUE
                    IN BILLIONS                           December 31,
                                                      -------------------

          PUBLIC FINANCE                              2003           2002
          --------------                              ----           ----
          Healthcare                                  $4.6           $3.5
          General Obligations                          4.0            3.4
          Education                                    3.5            2.8
          Long Term Care                               1.8            1.4
          Utilities                                    1.6            1.5
          Tax Backed                                   1.3            0.8
          Transportation                               0.7            0.7
          Housing                                      0.3            0.4
          Investor Owned Utilities                     0.1            0.1
          Other Municipal                              1.6            1.5
                                                      ----           ----
              Total Public Finance                    19.5           16.1
                                                      ----           ----

          STRUCTURED FINANCE
          ------------------
          Collateralized Bond Obligations              6.8            4.3
          Asset Backed - Consumer                      1.0            0.6
          Asset Backed - Mortgage                      1.0            0.2
          Asset Backed - Commercial                    0.5            0.5
          Other Structured Finance                     0.2            0.4
                                                      ----           ----
                   Total Structured Finance            9.5            6.0
                                                      ----           ----
                   Total                             $29.0          $22.1
                                                      ====           ====

          STATE OF ISSUE
          IN BILLIONS                                     December 31,
                                                      -------------------
                                                      2003           2002
                                                      ----           ----

          New York                                    $7.9           $4.6
          Pennsylvania                                 2.1            1.7
          Texas                                        1.8            2.0
          Florida                                      1.3            1.2
          California                                   1.3            0.8
          Connecticut                                  0.9            0.8
          Other (each less than 3.5%)                 13.7           11.0
                                                      ----           ----
                   Total                             $29.0          $22.1
                                                      ====           ====

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company manages its exposure to credit risk through a structured underwriting process which includes detailed credit analysis, review of primaries' underwriting guidelines, surveillance policies and procedures, and the use of reinsurance.

10.  BONDS ISSUED AND COLLATERAL

     The Company, through Van Am Insurance, issues and assumes reclamation and landfill closure bonds and post-closure care and maintenance bonds in the normal course of business. As of December 31, 2003 and 2002, the Company had retained bonds and assumed risk related to bonds with a face amount of approximately $17.3 million and $23.7 million, respectively. The Company does not have any closure, post-closure or maintenance landfill bonds remaining.

     The Company, through Van Am Insurance, requires the insured to deposit, in an escrow account, collateral primarily up to 30% of the face amount of their respective bonds. Such collateral may be used by the Company to satisfy claims or bond default. At December 31, 2003 and 2002, such collateral held in escrow (related to the Company retained business and not recognized in the Company's financial statements) totaled approximately $1.2 million and $1.3 million, respectively.

11.  RELATED PARTY TRANSACTIONS

     The Company has reinsurance agreements with various affiliates. Reinsurance assumed and ceded with affiliates under these agreements for the three years ended at December 31, 2003 are as follows:

  IN MILLIONS                    2003                        2002                        2001
                       ---------------------------------------------------------------------------------
                       Reinsurance   Reinsurance   Reinsurance   Reinsurance   Reinsurance   Reinsurance
                         Assumed        Ceded        Assumed        Ceded        Assumed        Ceded
                       ---------------------------------------------------------------------------------
  Premiums written        $21.6         $22.5         $18.5         $16.4          $7.7         $13.1
  Commissions               6.5           5.3           2.7           4.7           1.5           3.7
  Incurred losses
    and loss expenses       1.9            --           6.4           0.8           8.9           0.5


     As part of the assumption reinsurance agreement, the Company reversed assumed unearned premiums of $21.5 million and loss and loss adjustment reserves of $38.2 million, and decreased commission expense by $8.0 million. This transaction had no impact on premiums earned, losses and loss adjustment expenses incurred or net income.

     As part of the novation agreement, the Company assumed unearned premiums of $20.0 million and loss and loss adjustment reserves of $26.7 million, and increased commission expense by $7.4 million. This transaction had no impact on premiums earned, losses and loss adjustment expenses incurred or net income.

     The Company, Enhance Financial and its other wholly-owned subsidiaries share common operating expenses in accordance with an expense sharing agreement which has been approved by the Insurance Department of the State of New York. The Company's expense under this agreement, for the years ended December 31, 2003, 2002 and 2001 was $29.5 million, $21.3 million and $20.0 million, respectively.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     The Company, Enhance Financial and certain of its other wholly-owned subsidiaries are part of a services agreement with its ultimate parent, Radian, which has been approved by the Insurance Department of the State of New York. The services agreement was effective on April 1, 2003. The Company was charged $8.5 million for services provided under this agreement for the year ended December 31, 2003.

     Enhance Financial has been funding Van Am in order for Van Am to meet its obligations and capital requirements. Intercompany loan balances at December 31, 2003 and 2002 were $2.4 million and $3.1 million, respectively. During 2003, Van Am paid off $0.4 million of intercompany loans and intercompany loans of $0.2 million were forgiven by Enhance Financial and reflected in other income on Van Am. There were no payments or intercompany loans forgiven in 2002.

12.  EMPLOYEE BENEFITS

     Radian Asset has no employees. The Company was allocated expenses related to the various benefit plans maintained by its affiliates, Radian Reinsurance and Radian.

     The following table sets forth the amounts allocated to the Company in regards to the benefit plans for the years ended December 31, 2003 and 2002.


          IN THOUSANDS                              2003       2002       2001
                                                   -------   --------    ------
          Pension plan                             $   851   $ (3,676)   $1,681
          Postretirement plan                           69       (331)     196
          Nonqualified executive retirement plan         6         --       --
          401(k) plan                                  499         98      167


     The amounts recognized during 2002 reflect the termination and curtailment of the Radian Reinsurance pension and postretirement plan.

     The Company has no legal obligation for benefits under the plans sponsored by Radian Reinsurance or Radian.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

13.  LOSSES AND LOSS ADJUSTMENT EXPENSES

     Activity in the liability for losses and loss adjustment expenses ("LAE") is summarized as follows:


     IN THOUSANDS                               Years Ended December 31,
                                             -----------------------------

                                               2003        2002      2001
                                             --------    -------   -------

     Balance at January 1,                    $81,370    $66,200   $41,749
         Less reinsurance recoverables          2,173        213       182
                                             --------    -------   -------
     Net balance at January 1,                 79,197     65,987    41,567
                                             --------    -------   -------

     Net incurred related to:
         Current year                         132,370     31,097    14,953
         Prior years                            1,872      3,545    23,540
                                             --------    -------   -------
     Net incurred                             134,242     34,642    38,493
                                             --------    -------   -------

     Net paid related to:
         Current year                         (10,854)     6,452     3,684
         Prior years                           36,448     14,980    10,389
                                             --------    -------   -------
     Net paid                                  25,594     21,432    14,073
                                             --------    -------   -------

     Net balance at December 31,              187,845     79,197    65,987
         Plus reinsurance recoverables            118      2,173       213
                                             --------    -------   -------
     Balance at December 31,                 $187,963    $81,370   $66,200
                                             ========    =======   =======

     During the years ended December 31, 2003, 2002 and 2001, the Company incurred loss and LAE relating to prior years of $1.9 million, $3.5 million and $23.5 million, respectively. The 2001 adverse development is primarily due to strengthening of loss reserves related to the financial guaranty and credit lines of business.

     Included in net paid related to current year and prior years, for the year ended December 31, 2003, is $1.7 million and $36.5 million, respectively, of cash payments related to the assumption reinsurance agreement. Included in net paid related to current year and prior years, for the year ended December 31, 2003, is $17.8 million and $8.9 million, respectively, of cash receipts related to the novation agreement.

14.  COMMITMENTS AND CONTINGENCIES

     At December 31, 2003, Radian Asset had no leases. Under the expense allocation agreement with Enhance Financial, Radian Asset was allocated rent expense of $3.2 million, $2.3 million and $2.6 million for the years ended December 31, 2003, 2002 and 2001, respectively.

     REINSURANCE

     The Company cedes a portion of its business to other insurance and reinsurance companies and reduces its estimated liabilities for unpaid losses and loss expenses and deferred premium revenue accordingly. A contingent liability exists relating to such reinsurance in the event that the reinsuring companies become unable to meet their obligations under the terms of the reinsurance agreements.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     Radian Asset is a party to facultative and treaty agreements with two of the largest primary financial guaranty insurance companies. Radian Asset's facultative and treaty agreements are generally subject to termination (i) upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal, (ii) at the option of the primary insurer if Radian Asset fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those Radian Asset is otherwise required to maintain for its own compliance with the New York Insurance Law and to maintain a specified claims-paying ability or financial strength rating for the particular Insurance Subsidiary or (iii) upon certain changes of control of Radian Asset. Upon termination under the conditions set forth in (ii) and (iii) above, Radian Asset may be required (under some of its reinsurance agreements) to return to the primary insurer all unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements. Upon the occurrence of the conditions set forth in (ii) above, whether or not an agreement is terminated, Radian Asset may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement.

     The Company has posted letters of credit aggregating $1.5 million pertaining to certain assumed reinsurance contracts.

     OTHER

     In April 2004, the Board of Directors of Radian Asset and Radian Reinsurance approved the merger of the financial guaranty reinsurance business of Radian Reinsurance into Radian Asset (the "Merger"). The Merger was approved by each company's sole shareholder in early May 2004, and the companies are in the process of making the final regulatory filings with the New York Insurance Department. Upon receipt of certain confirmations from third parties, including the relevant rating agencies, the Merger is expected to be consummated. Radian Asset currently anticipates that the Merger could be consummated as early as June 2004. Radian Asset and Radian Reinsurance have received regulatory approval of the Merger from the New York and California Insurance Departments, subject to the satisfaction of certain conditions.

15.  SUBSEQUENT EVENTS

     The Company received a $65.0 million capital contribution from its parent during January 2004.


                                     ******

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

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  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
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THE OFFERED SECURITIES
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:
         o mortgage loans secured by first and junior liens on the related mortgage property;
         o        home equity revolving lines of credit;
         o mortgage loans where the borrower has little or no equity in the related mortgaged property;
         o mortgage loans secured by one-to-four-family residential properties;
         o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;
         o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
         o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 14, 2004.

                                TABLE OF CONTENTS

CAPTION                                                                    PAGE

INTRODUCTION..................................................................4
 General......................................................................4
THE MORTGAGE POOLS............................................................5
 General......................................................................5
 The Mortgage Loans...........................................................8
 Underwriting Standards......................................................13
 Qualifications of Originators and Sellers...................................16
 Representations by Sellers..................................................16
 Optional Purchase of Defaulted Mortgage Loans...............................20
SERVICING OF MORTGAGE LOANS..................................................20
 General.....................................................................20
 The Master Servicer.........................................................21
 The Servicers...............................................................22
 Collection and Other Servicing Procedures;
 Mortgage Loan Modifications.................................................22
 Special Servicers...........................................................25
 Realization Upon or Sale of Defaulted Mortgage
 Loans.......................................................................25
 Servicing and Other Compensation and Payment of
 Expenses; Retained Interest.................................................28
 Evidence as to Compliance...................................................30
DESCRIPTION OF THE SECURITIES................................................31
 General.....................................................................31
 Form of Securities..........................................................33
 Global Securities...........................................................34
 Exchangeable Securities.....................................................38
 Assignment of Trust Fund Assets.............................................44
 Distribution Account........................................................47
 Distributions...............................................................52
 Distributions of Interest and Principal on the
 Securities..................................................................53
 Pre-Funding Account.........................................................54
 Distributions on the Securities in Respect of
 Prepayment Premiums.........................................................55
 Allocation of Losses and Shortfalls.........................................55
 Advances....................................................................55
 Reports to Securityholders..................................................56
DESCRIPTION OF CREDIT ENHANCEMENT............................................57
 General ....................................................................57
 Subordinate Securities......................................................58
 Cross-Collateralization.....................................................58
 Overcollateralization.......................................................59
 Financial Guaranty Insurance Policy ........................................59
 Mortgage Pool Insurance Policies............................................59
 Letter of Credit............................................................60
 Special Hazard Insurance Policies ..........................................60
 Reserve Funds...............................................................61
 Cash Flow Agreements........................................................62
 Maintenance of Credit Enhancement ..........................................62
 Reduction or Substitution of Credit Enhancement ............................64
OTHER FINANCIAL OBLIGATIONS RELATED
TO THE SECURITIES............................................................65
 Swaps and Yield Supplement Agreements.......................................65
 Purchase Obligations .......................................................65
DESCRIPTION OF PRIMARY MORTGAGE
INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER............................................................66
 General.....................................................................66
 Primary Mortgage Insurance Policies ........................................66
 Hazard Insurance Policies...................................................68
 FHA Mortgage Insurance......................................................69
 VA Mortgage Guaranty........................................................70
THE DEPOSITOR................................................................71
THE AGREEMENTS...............................................................71
 General.....................................................................71
 Certain Matters Regarding the Master Servicer and
 the Depositor...............................................................72
 Events of Default and Rights Upon Event of
 Default.....................................................................73
 Amendment...................................................................77
 Termination; Retirement of Securities.......................................79
 The Securities Administrator................................................80
 Duties of Securities Administrator..........................................81
 Some Matters Regarding the Securities
 Administrator...............................................................81
 Resignation and Removal of the Securities
 Administrator...............................................................81
 The Trustee.................................................................82
 Duties of the Trustee.......................................................82
 Some Matters Regarding the Trustee..........................................82
 Resignation and Removal of the Trustee......................................83
YIELD CONSIDERATIONS.........................................................83
MATURITY AND PREPAYMENT
CONSIDERATIONS...............................................................86
LEGAL ASPECTS OF MORTGAGE LOANS..............................................88
 Mortgages...................................................................88
 Cooperative Mortgage Loans..................................................89
 Tax Aspects of Cooperative Ownership........................................90
 Leases and Rents ...........................................................91
 Contracts...................................................................91
 Foreclosure on Mortgages and Some Contracts.................................93
 Foreclosure on Shares of Cooperatives.......................................95
 Repossession with respect to Contracts......................................96
 Rights of Redemption........................................................98
 Anti-Deficiency Legislation and Other Limitations
 on Lenders..................................................................99
 Environmental Legislation..................................................101
 Consumer Protection Laws...................................................102
 Homeownership Act and Similar State Laws...................................102
 Additional Consumer Protections Laws with Respect
 to Contracts...............................................................103
 Enforceability of Certain Provisions.......................................104
 Subordinate Financing......................................................105
 Installment Contracts......................................................105

 Applicability of Usury Laws................................................106
 Alternative Mortgage Instruments...........................................107
 Formaldehyde Litigation with Respect to
 Contracts..................................................................107
 The Servicemembers Civil Relief Act........................................108
 Forfeitures in Drug and RICO Proceedings...................................109
 Junior Mortgages...........................................................109
 Negative Amortization Loans................................................110
FEDERAL INCOME TAX CONSEQUENCES.............................................110
 General....................................................................110
 REMICS.....................................................................111
 Notes......................................................................131
 Grantor Trust Funds........................................................132
 Taxation of Classes of Exchangeable Securities.............................142
 Callable Classes...........................................................145
 Proposed Regulations on Tax Opinions.......................................145
STATE AND OTHER TAX CONSEQUENCES ...........................................146
ERISA CONSIDERATIONS........................................................146
 Underwriter Exemption......................................................148
 Other Exemptions...........................................................152
 ERISA Considerations Relating to Notes.....................................153
 Exchangeable Securities and Callable Securities............................155
 Tax Exempt Investors.......................................................155
 Consultation with Counsel..................................................156
LEGAL INVESTMENT MATTERS....................................................156
USE OF PROCEEDS.............................................................158
METHODS OF DISTRIBUTION.....................................................158
LEGAL MATTERS...............................................................159
FINANCIAL INFORMATION.......................................................159
RATING......................................................................160
AVAILABLE INFORMATION.......................................................160
REPORTS TO SECURITYHOLDERS..................................................160
INCORPORATION OF INFORMATION BY
REFERENCE...................................................................161
GLOSSARY....................................................................162

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass- through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.


                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner- occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high- rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub- prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis;

                  provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o        the aggregate principal balance of the mortgage loans,

         o        the type of property securing the mortgage loans,

         o the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o        the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o        the geographical distribution of the mortgage loans,

         o        the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed- use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to- time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on- encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o        U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre- funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre- funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o        a single class of securities;

         o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

         o two or more classes of securities, one or more classes of which will be Strip Securities;

         o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

         o a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same- day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non- U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI

(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment Matters" apply to exchangeable securities as well as securities.

         EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                                                         MAXIMUM
                    ORIGINAL                                             ORIGINAL
                    PRINCIPAL                                            PRINCIPAL
CLASS               AMOUNT            INTEREST RATES      CLASS          AMOUNT                  INTEREST RATE
-----               ------            --------------      -----          ------                  -------------
ES-1                $20,000,000       10%                 ES-2           $40,000,000             5%
ES-P*               $20,000,000       0%

--------------
*        Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:


                                                                         MAXIMUM
                    ORIGINAL                                             ORIGINAL
                    PRINCIPAL                                            PRINCIPAL
CLASS               AMOUNT            INTEREST RATES      CLASS          AMOUNT                  INTEREST RATE
-----               ------            --------------      -----          ------                  -------------
                                      LIBOR+
ES-3                $9,333,330        0.75%               ES-5           $11,333,330             7%
                                      36.16666 -
                                      (LIBOR x
ES-4                $2,000,000        4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                       MAXIMUM
                    ORIGINAL                                           ORIGINAL
                    PRINCIPAL                                          PRINCIPAL
CLASS               AMOUNT            INTEREST RATES      CLASS        AMOUNT                    INTEREST RATE
-----               ------            --------------      -----        ------                    -------------
ES-5                $20,000,000       10%                 ES-P*        $20,000,000
                                                          ES-X**       20,000,000 (notional)***  10%


--------------
*        Class ES-P is a principal only class and will receive no interest.
**       Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


                                                                       MAXIMUM
                    ORIGINAL                                           ORIGINAL
                    PRINCIPAL                                          PRINCIPAL
CLASS               AMOUNT            INTEREST RATES      CLASS        AMOUNT                      INTEREST RATE
-----               ------            --------------      -----        ------                      -------------
ES-6                $20,000,000       7.00%               ES-X*        $20,000,000 (notional)      7.00%
                                                          ES-7         20,000,000                  6.00
                                                          ES-8         20,000,000                  6.25
                                                          ES-9         20,000,000                  6.50
                                                          ES-10        20,000,000                  6.75
                                                          ES-11        19,310,344                  7.25
                                                          ES-12        18,666,666                  7.50
                                                          ES-13        18,064,516                  7.75
                                                          ES-14        17,500,000                  8.00
                                                          ES-P**       20,000,000                  0.00

--------------
*        Class ES-X is an interest only class and will receive no principal.
**       Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES- 12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES- 14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         GENERAL. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         DEPOSITS. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o        all payments on the mortgage securities;

         o        all payments on the U.S. Government Securities (if any);

         o        all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o        any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         WITHDRAWALS. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses
                  (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o the amount, if any, of the distribution allocable to principal;

         o        the amount, if any, of the distribution allocable to interest;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         o the balance of the reserve fund, if any, at the close of business on the distribution date;

         o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.


          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary

Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o        the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non- renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all- inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co- insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.


                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.


                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         SERVICING AGREEMENT

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         INDENTURE

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o        to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o        to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.


TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment

Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre- funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."


                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a

UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.

Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily- prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant- stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant- stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL PROPERTIES. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL LOANS. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in- lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in- lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF MORTGAGED PROPERTIES. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due- on-sale clause in respect of a Manufactured Home.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state- chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title
VIII. Title VIII provides that, notwithstanding any state law to the contrary,
(1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state- chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Stroock & Stroock & Lavan LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, either Thacher Proffitt & Wood LLP, Stroock & Stroock & Lavan LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of

REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC

Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non- interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such

REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass- through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual

Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-

8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, either Thacher Proffitt & Wood LLP, Stroock & Stroock & Lavan LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, either Thacher Proffitt & Wood LLP, Stroock & Stroock & Lavan LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass- through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of

Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of
(1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.

However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         GENERAL

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         TAX STATUS

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

         TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         EXCHANGES OF EXCHANGEABLE SECURITIES

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         BACKUP WITHHOLDING

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above [below] but which complies with the requirements of the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or Certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this opinion and related services by the Issuer of the Notes or Certificates.

         There can be no assurance that the market value of the Notes or Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered

"parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the

Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the amendment will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre- Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                           (1) the characteristics of the additional mortgage
                    loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                    depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                           (1) be direct obligations of, or obligations fully
                    guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                    in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre- Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single- family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.


                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Stroock & Stroock & Lavan LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.


                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.


                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.


                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION-- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT-- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT-- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL-- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION-- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

         EXEMPTION RATING AGENCY-- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT-- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT-- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets"above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT-- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS-- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER-- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT-- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO-- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four- family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA-- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co- insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                           $293,464,000 (APPROXIMATE)


                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR


                              PRIME MORTGAGE TRUST,
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                  SERIES 2004-1


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                              PROSPECTUS SUPPLEMENT

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BEAR, STEARNS & CO. INC.                             EDWARD D. JONES & CO., L.P.
                                  UNDERWRITERS




YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.